    As filed with the Securities and Exchange Commission on June 11, 1997
                                                   Registration No. 333-71418

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM SB-2/A
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         (PRE-EFFECTIVE AMENDMENT #1)


                                   PHC, INC.
                (Name of small business issuer in its charter)


      Massachusetts                    8069                   04-2601571
(State or jurisdiction of  (Primary Standard Industrial      (IRS Employer
     incorporation or       Classification Code Number)   Identification No.)
      organization)

                                  200 Lake Street
                                     Suite 102
                                 Peabody, MA 01960
                                  (508) 536-2777
           (Address and telephone number of principal executive offices)

                                  200 Lake Street
                                    Suite 102
                                 Peabody, MA 01960
                                  (508) 536-2777
(Address of principal place of business or intended principal place of business)


                                  BRUCE A. SHEAR
                       President and Chief Executive Officer
                                     PHC, Inc.
                                  200 Lake Street
                                     Suite 102
                                 Peabody, MA 01960
                                  (508) 536-2777
             (Name, address and telephone number of agent for service)


                                    Copies to:

                             ROSLYN G. DAUM, ESQ.
                            Choate, Hall & Stewart
                                Exchange Place
                               53 State Street
                         Boston, Massachusetts 02109
                                (617) 248-5000



Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

  Title of Each Class of     Amount   Proposed    Proposed      Amount of
Securities to be Registeredto be       Maximum    Maximum    Registration Fee
                           Registered Offering   Aggregate         (3)
                              (1)     Price Per   Offering
                                      Share (2)  Price (2)


Class A Common Stock       2,740,000 $3.75/2.66  $9,610,100    $2,420/$492


     (1) Pursuant to Rule 416, there are also being registered such additional shares of Class A Common Stock as may become issuable upon the conversion of the Debentures, the Infinity/Seacrest Warrants, the Alpine Warrant, the Barrow Street Warrant, the ProFutures Warrant and the Series A Convertible Preferred Stock.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a). An additional 610,000 shares are being included in this amendment to this registration statement at a price per share of $2.66 calculated in accordance with Rule 457(a).

     (3) $2,420 was paid in connection with the original filing of this registration statement and $492 is being paid in connection with the filing of this amendment to this registration statement because of an additional 610,000 shares being included with this amendment. ______________________

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 EXPLANATORY NOTE

   This Registration Statement covers the registration of up to 2,740,000 shares of Class A Common Stock of PHC, Inc., a Massachusetts corporation (the "Company"), for sale by the holders thereof (the "Selling Security Holders"). 1,562,500 of the shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon the conversion of the Company's 7% Convertible Debentures due December 31, 1998 in aggregate principal amount of $3,125,000 (the "Debentures") assuming a conversion price of $2.00 per share. 150,000 shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of two warrants, one for 90,000 shares and the other for 60,000 shares, issued by the Company to Infinity Investors Ltd. and Seacrest Capital Limited, respectively (the "Infinity/Seacrest Warrants"). 25,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to Alpine Capital Partners (the "Alpine Warrant"). 3,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to Barrow Street Research, Inc. (the "Barrow Street Warrant"). 160,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to C.C.R.I. Corporation (the "CCRI Warrant"). 229,500 shares of the Class A Common
Stock offered pursuant to this Prospectus were issued by the Company in connection with certain business acquisitions (the "Acquisition Shares"). 50,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to
ProFutures Special Equities Fund, L.P. (the "ProFutures Warrant"). 560,000 shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon conversion of 1,000 shares of the Company's Series A Convertible Preferred Stock (the "Convertible Shares") assuming a conversion price of $2.00 per share and no payments of cumulative dividends in respect of the Series A Convertible Preferred Stock before June 4, 1999. The Debentures, the Infinity/Seacrest Warrants, the Alpine Warrant, the Barrow
Street Warrant, the CCRI Warrant, the Acquisition Shares, the ProFutures Warrant and the Convertible Shares were issued by the Company in transactions exempt from registration under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws.

===============================================================================
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
0==============================================================================
                    Subject to Completion, dated June 11, 1997
===============================================================================
PROSPECTUS
                   2,740,000 Shares of Class A Common Stock of
                                     PHC, INC.

                                PIONEER HEALTHCARE (Registewred Trademark)

   This Prospectus relates to the public offering that may be made from time to time of up to 2,740,000 shares of the Class A Common Stock, par value $.01 per share (the "Class A Common Stock") of PHC, Inc., a Massachusetts corporation (the "Company"), by, or for the accounts of, the holders thereof (the "Selling Security Holders"). See "Selling Security Holders."

   1,562,500 of the shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon the conversion of the Company's 7% Convertible Debentures due December 31, 1998 in the aggregate principal amount of
$3,125,000 (the "Debentures") assuming a conversion price of $2.00 per share. 150,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of two warrants one for 90,000 shares and the other for 60,000 shares, issued by the Company to Infinity Investors Ltd. and Seacrest Capital Limited, respectively (the "Infinity/Seacrest Warrants"). 25,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to Alpine Capital Partners (the "Alpine Warrant"). 3,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to Barrow Street Research, Inc. (the "Barrow Street Warrant"). 160,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to C.C.R.I. Corporation (the "CCRI Warrant"). 229,500 shares of the Class A Common Stock offered pursuant to this Prospectus were issued by the Company in connection with certain business acquisitions (the "Acquisition Shares"). 50,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to ProFutures Special Equities Fund, L.P. (the "ProFutures Warrant"). 560,000 shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon conversion of 1,000 shares of the Company's Series A Convertible Preferred Stock (the "Convertible Shares") assuming a conversion price of $2.00 per share and no payments of cumulative dividends in respect of the Series A Convertible Preferred Stock before June 4, 1999. The Debentures, the Alpine Warrant, the Barrow Street Warrant, the CCRI Warrant, the Acquisition Shares, the ProFutures Warrant and the Convertible Shares were issued by the Company in transactions exempt from registration under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws.

   The shares offered pursuant to this Prospectus may be sold from time to time by the Selling Security Holders or their transferees. No underwriting arrangements have been entered into by the Selling Security Holders as of the date hereof. The distribution of the shares offered pursuant to this Prospectus by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to such prevailing market prices, or negotiated prices. Underwriting discounts and usual and customary or specifically negotiated brokerage fees or commissions will be paid by the Selling Security Holders in connection with sales of such shares. See "Plan of Distribution."

   The Company will not receive any proceeds from the sale of the shares offered pursuant to this Prospectus. By agreement with the Selling Security Holders, the Company will pay all of the expenses incident to the
registration   of  such  shares   under  the  Act  (other   than   agent's  or
underwriter's  commissions  and  discounts),  estimated  to  be  approximately
$71,000.

   The Selling Security Holders, and any broker-dealers, agents, or underwriters through whom the shares offered pursuant to this Prospectus are sold, may be deemed "underwriters" within the meaning of the Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation.

   The Class A Common Stock and the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), are similar in all respects except that holders of Class B Common Stock have five votes per share and holders of Class A Common Stock have one vote per share on all matters on which stockholders may vote and that holders of the Class A Common Stock are entitled to elect two members of the Company's Board of Directors and holders of the Class B Common Stock are entitled to elect all of the remaining members of the Board of Directors. Subject to certain limitations, each share of the Class B Common Stock is convertible into one share of Class A Common Stock automatically upon any sale or transfer thereof or at any time at the option of the holder. See "Description of Securities." The Company also has outstanding a class of nonvoting Class C Common Stock, par value $.01 per share (the "Class C Common Stock;" the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are sometimes collectively referred to herein as the "Common Stock.") Except as otherwise required by law, the Class C Common Stock has no voting rights. The Class C Common Stock will automatically convert into shares of Class B Common Stock if certain earnings targets are achieved by the Company. If such earnings targets are not achieved, the Class C Common Stock will automatically be canceled and retired. The Company does not expect the earning targets to be achieved. See "Description of Securities." The Series A Convertible Preferred Stock, $.01 par value, is nonvoting and is convertible into Class A Common Stock at a formula based on 50% of the fair market value of the Class A Common Stock on the date of conversion. See "Description of Securities". As of the date of this Prospectus, and without giving effect to the exercise of any options or warrants or the conversion of the Series A Convertible Preferred Stock, the holders of Class A Common Stock own approximately 73.97% of the outstanding common stock and hold approximately 41.98% of the total voting power, and the holders of Class B Common Stock and Class C Common Stock together own approximately 26.02% of the outstanding Common Stock and hold approximately 58.01% of the total voting power. Bruce A. Shear, the President and Chief Executive Officer and a Director of the Company owns approximately 18.90% of the outstanding Common Stock and holds approximately 53.32% of the total voting power. If the Class C Common Stock is converted into Class B Common Stock the total voting power of the holders of the Class A Common Stock will decrease to 36.24%, and the total voting power of the holders of the Class B Common Stock will increase to approximately 63.75% and the total voting power of Bruce A. Shear will increase to approximately 56.74%.

   The Class A Common Stock is traded on the Nasdaq SmallCap Market under the symbol PIHC. On June 4, 1997, the closing bid price of the Class A Common Stock was $2.66.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                                     Price to Public (1)    Proceeds to
                                                              Selling
                                                            Stockholders
                                                                (1)
      Per Share..................          $2.66              $2.66
      Total...................          $7,288,400          $7,288,400

  (1) Estimated on the basis of the average of the bid and asked prices of the Class A Common Stock on June 4, 1997, as reported on the Nasdaq SmallCap Market.

                  The date of this Prospectus is June 11, 1997

  The Company intends to furnish its stockholders and holders of rights exercisable for publicly traded securities of the Company with annual reports containing audited financial statements and such other periodic reports as the Company may from time to time deem appropriate or as may be required by law.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement, and the exhibits and schedules thereto which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reference is made to the copies of any contracts or other documents filed as exhibits to the Registration Statement.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Commission at such address. Such reports, proxy statements and other information can also be inspected at the Commission's regional offices at 7 World Trade Center, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

  A copy of the Company's Annual report on Form 10-KSB, as filed with the Commission, is available upon request, without charge, by writing to PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention:
Bruce A. Shear.

                              PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the more detailed information and the Consolidated Financial Statements (including the Notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of (i) shares issuable upon conversion of the Debentures, (ii) shares issuable upon exercise of the Infinity/Seacrest Warrants; (iii) shares issuable upon exercise of the Alpine Warrant, (iv) shares issuable upon exercise of the Barrow Street Warrant, (v) shares issuable upon exercise of the warrants issued in connection with the Company's February 1996 private placement, (vi) the warrants issued to certain persons in lieu of fees for investor relation services, (vii) the Company's redeemable Class A Warrants (the "IPO Warrants") issued in connection with the Company's initial public offering ("IPO") in March 1994, (viii) the unit purchase option ("Unit Purchase Option") granted to the underwriter and its designees in connection with the IPO, (ix) those warrants issued in connection with a bridge financing by the Company, completed in October 1993 ("Bridge Warrants") that remain unexercised, (x) warrants issued to former holders of Bridge Warrants,
(xi) options granted or reserved for issuance under the Company's 1993 Stock Purchase and Option Plan (the "Stock Plan"), (xii) options granted or reserved for issuance under the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), (xiii) options granted or reserved for issuance under the Company's 1995 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), (xiv) shares issuable to the former owners of Behavioral Stress Centers, Inc. and Pioneer Counseling of Virginia, Inc. in the event that certain earning targets are achieved, (xv) shares issuable upon the exercise of the CCRI warrant, (xvi) shares issuable upon the exercise of the ProFutures Warrant and (xvii) shares issuable upon conversion of the Company's Series A Convertible Preferred Stock.

                                  The Company

  PHC, Inc. (the "Company") is a national health care company specializing in the treatment of substance abuse, which includes alcohol and drug dependency and related disorders, and in the provision of psychiatric services and long-term care. The Company currently operates three substance abuse treatment facilities: Highland Ridge Hospital, located in Salt Lake City, Utah, ("Highland Ridge"); Mount Regis Center, located in Salem, Virginia, near Roanoke ("Mount Regis"); and Good Hope Center, located in West Greenwich, Rhode Island ("Good Hope"). Until August 16, 1994, the Company operated Marin Grove, a substance abuse treatment facility in California ("Marin Grove"). The Company operates six psychiatric facilities: Harbor Oaks Hospital ("Harbor Oaks"), a 64-bed psychiatric hospital located in New Baltimore, Michigan; Harmony Healthcare ("Harmony Healthcare"), a provider of outpatient behavioral health services in Las Vegas, Nevada; Total Concept EAP ("Total Concept"), a provider of outpatient behavioral health services in Shawnee Mission, Kansas; BSC-NY, Inc. ("BSC") which provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area; North Point-Pioneer, Inc. ("NPP") which operates five outpatient behavioral health centers under the name Pioneer Counseling Center in the greater Detroit metropolitan area, and
Pioneer Counseling of Virginia, Inc. ("PCV"), an 80% owned subsidiary providing outpatient services through a physicians' practice in Roanoke, Virginia. The Company also operates a subacute long-term care facility, Franvale Nursing and Rehabilitation Center ("Franvale"), in Braintree, Massachusetts.

  The Company's substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognoses and who are prone to relapse. These services are offered in small specialty care and subacute facilities (i.e., facilities designed to provide care to individuals who no longer require hospital care but who require some medical care), which permits the Company to provide its clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. The Company tailors these programs and services to "safety-sensitive" industries and concentrates its marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming, and health services industries.

  Harbor Oaks provides psychiatric care to children, adolescents and adults. The Company draws patients from the local population and uses the facility as a mental health resource to complement its substance abuse facilities. Harmony Healthcare and Total Concept provide psychiatric treatment for adults, adolescents and children with a concentration in the gaming industry. BSC is a manager of psychological service providers with contracts at over 35 long-term care facilities. Additionally, BSC is affiliated with a number of outpatient providers and has a contract to provide employee assistance services to the employees of Suffolk County, New York. NPP provides outpatient psychiatric treatment for adults, adolescents and children in the Metropolitan Detroit area. PCV is a physicians' practice specializing in the treatment of addictive behavior in adults, adolescents and children in the Roanoke Valley, Virginia area.

  Franvale provides traditional geriatric care services as well as specialized subacute services. The facility provides care to the high acuity segment (patients requiring a significant amount of medical care) of the geriatric population and to younger patients who require skilled nursing care for longer terms than typically associated with a general acute care hospital. The Company's long-term care services are offered in a larger, more traditional setting than the Company's substance abuse facilities, enabling the Company to take advantage of economies of scale to provide cost-effective treatment alternatives. The Company markets its long-term care to hospitals, insurers and managed care providers, in addition to marketing directly to prospective residents and their families.

  The Company's strategy of providing services to particular markets has resulted in customized, outcome-oriented programs, which the Company believes produce overall cost savings to the patient or client organization. The substance abuse facilities provide treatment services designed to prevent relapse. Such services, while potentially more costly on a per patient stay basis, often result in long-term health care cost savings to insurers, patients and patients' families. The goal of the Company's psychiatric treatment programs is to provide care at the lowest level of intensity appropriate for the patient in an integrated delivery system that includes inpatient and outpatient treatment opportunities. The integrated nature of the Company's psychiatric programs, which generally involves the same caregivers supervising different treatment modalities, provides for efficient care delivery and the avoidance of repeat procedures and diagnostic and therapeutic errors. The Company's long-term care facility achieves its cost containment objective by providing care to high acuity patients in a setting that produces positive outcomes through the use of tailored services. The specific skilled services that are provided are similar to those offered in acute care hospitals without the added overhead cost.

  The Company was organized as a Delaware corporation in 1976 under the name American International Health Services, Inc. In 1980, the Company merged into an inactive publicly held Massachusetts corporation and was the surviving corporation in the merger. The Company changed its name to "PHC, Inc." as of November 24, 1992. The Company is based in Massachusetts and is unaffiliated with an inactive Minnesota corporation of the same name. The
Company does business under the trade name "Pioneer Healthcare." With the exception of the services provided directly by the Company under the name Pioneer Development Support Services, the Company operates as a holding company, providing administrative, legal and programmatic support to its subsidiaries. The Company plans to expand its operations through the acquisition or establishment of additional substance abuse and psychiatric treatment facilities.

  Unless the context otherwise requires, references in this Prospectus to "Pioneer" and the "Company" mean PHC, Inc. and its subsidiaries. The Company's executive offices are located at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960 and its telephone number is (508) 536-2777.

                                 The Offering


Securities Offered:...  2,740,000   shares  of  Class  A  Common  Stock.   See
"Description of Securities."

Securities Outstanding:

Class A Common Stock          2,646,884
Class B Common Stock            731,348
Class C Common Stock            199,816
Convertible Preferred Stock       1,000


NASDAQ Symbol           Common Stock:           PIHC


Use of Proceeds   The Company will not receive any  proceeds  from the sale of securities in this offering.

Risk Factors      An investment in these securities  involves a high degree of risk. Prospective purchasers should carefully review the factors set forth under "Risk Factors."

                      Summary Consolidated Financial Data



                              Nine Months Ended      Year Ended June
                                   March 31,               30,
                                1997        1996      1996     1995
Statements of Operations    $            $          $        $
Data:
Revenue..................    $20,278,568 $16,100,814 $21,802,758 $16,536,618
Operating expenses.......     19,203,771  15,576,391  21,845,592  15,621,449
Income (loss) from             1,074,797     524,423     (42,834)    915,169
operations...............
Other expense............        962,016     586,951     754,072     405,390

Net income (loss)........
                                  82,781     (62,528)   (585,315)    268,671
Net income (loss) per share        $0.03      $(0.02)      $(.22)      $0.11



                                     As of March 31, 1997

Balance Sheet Data:
Total assets......................        $28,056,913
Working capital...................         $7,912,739
Long-term obligations.............        $13,238,985
Stockholders' equity..............         $7,652,717

                                 RISK FACTORS

   An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating whether to invest in the securities offered hereby.


      Negative Cash Flow; Need for Additional Financing; Significant and Increasing Amounts of Accounts Receivable. The Company generated a loss of $585,315 during fiscal year 1996 and income before extraordinary item of
$268,671   during  fiscal  year  1995.   The  Company   generated   income  of
$82,781 during the nine months ended March 31, 1997 and a loss of $62,528 during the nine months ended March 31, 1996. There can be no assurance that the Company will not incur additional losses in the future. As a result of significant losses in prior years, as of March 31, 1997 the Company had an accumulated  deficit of  $1,547,541.  The Company  experienced  a  significant
increase  in accounts  receivable  from  $9,090,625   as  of March 31, 1996 to
$12,352,515 as of March 31, 1997. Primarily as a result of the increase in accounts receivable, the Company has had negative cash flow from operations in recent periods. Although the Company has entered into accounts receivable
funding   facilities  with  LINC  Finance   Corporation  VIII  and  Healthcare
Financial Partners (HCFP) (see the Consolidated Financial Statements and notes related thereto included herein or incorporated herein by reference), there can be no assurance that the Company will be able to obtain any additional required financing on terms acceptable to the Company. The
Company   intends  to  expand  its  operations   through  the  acquisition  or
establishment of additional facilities, and may seek to obtain additional financing from various sources including banks. The inability to obtain needed financing could have a material adverse effect on the Company's financial condition, operations and business prospects and there can be no assurance that the Company will be able to attain or maintain profitability in the future. See Consolidated Financial Statements and notes related thereto included herein or incorporated herein by reference.

   Lack of Access to Capital to Achieve Acquisition Strategy. The Company's plan to acquire additional facilities in the future is highly dependent upon its access to capital, of which there can be no assurance. See "Negative Cash Flow; Need for Additional Financing; Significant and Increasing Amounts of Accounts Receivable." If the Company is unable to secure the necessary access to capital it will be unable to acquire additional facilities which, in turn, will limit the Company's growth.

   Reimbursement by Third-Party Payors; Significant and Increasing Accounts Receivable; Concentration of a Receivable; Change in Service Mix. Payment for substance abuse treatment is provided by private insurance carriers and managed care organizations; payment for long-term and subacute care is provided by private insurance carriers, managed care organizations and the Medicare and the Medicaid programs; payment for psychiatric services is provided by private insurance carriers, managed care organizations and the Medicare and the Medicaid programs. Changes in the sources of the Company's revenues could significantly alter the profitability of the Company's operations. In general, revenues derived from the Medicare and Medicaid programs in connection with the long-term and subacute care services provided by the Company have been less profitable to the Company than revenues derived from private insurers and managed care organizations. In addition, the Company experiences greater delays in the collection of amounts reimbursable by the Medicare and the Medicaid programs than in the collection of amounts reimbursable by private insurers and managed care organizations. Accordingly, a change in the Company's service mix from substance abuse and psychiatric to long-term care could have a material adverse effect on the Company as would an increase in the percentage of the Company's patients who are insured by Medicare or Medicaid. In addition, cost containment pressures from private insurers and the Medicare and the Medicaid programs have begun to restrict the amount that the Company can charge for its services. If a substantial number of private insurers and managed care organizations were to adopt more restrictive reimbursement schedules and if such schedules did not permit the Company to profitably provide substance abuse treatment and long-term and subacute health care, the Company's business would be materially adversely affected. In addition, there can be no assurance that the Company's existing facilities will continue to meet, or that proposed facilities will meet, the requirements for reimbursement by third-party or governmental payors.

     The Company had substantial receivables from Medicaid and Medicare of approximately $3,070,000 at March 31, 1997, which would constitute a concentration of credit risk should these agencies defer or be unable to make reimbursement payments as due.

   A number of substance abuse facilities in the New England area have closed in recent years, purportedly in part because certain managed care organizations are no longer willing to pay for inpatient treatment beyond five or ten days, making it difficult for such facilities to remain in operation. The Company has marketed, and intends to continue marketing, its services to managed care organizations and insurance companies that are willing to reimburse the Company for longer lengths of stay, particularly with respect to those patients with severe substance abuse addictions. However, if a growing number of managed care organizations and insurance companies adopt policies which limit the length of stay for substance abuse treatment, the Company's business would be materially adversely affected.

   Reimbursement for substance abuse and psychiatric treatment from private insurers is largely dependent on the Company's ability to substantiate the medical necessity of treatment in accordance with varying requirements of different insurance companies. The process of substantiating a claim often takes up to four months and, as a result, the Company experiences significant delays in the collection of amounts reimbursable by third-party payors which adversely affects the Company's working capital condition. The Company's accounts receivable (net of allowance for bad debts) were $12,352,515 at March 31, 1997, compared with $8,866,065 at June 30, 1996. Those changes are due primarily to an increase in patient census in connection with acquisitions and an increase in the number of beds available at Franvale due to completion of construction. If the Company's expansion plans are successful, the Company will be required to seek payment from a larger number of payors and the amount of the Company's accounts receivable will likely increase. Although the Company believes it maintains an adequate allowance for doubtful accounts, if the amount of receivables which eventually become uncollectible exceeds such allowance, the Company could be materially adversely affected. In addition, any decrease in the Company's ability to collect its accounts receivable or any further delay in the collection of accounts receivable would have a material adverse effect on the Company. See the Consolidated Financial Statements and notes related thereto included herein.

   As a general rule, the Company attempts not to accept patients who do not have either insurance coverage or adequate financial resources to pay for treatment. Each of the Company's substance abuse facilities does, however, provide treatment free of charge to a small number of patients each year who are unable to pay for treatment but who meet certain clinical criteria and who are believed by the Company to have the requisite degree of motivation for treatment to be successful. In addition, the Company provides follow-up treatment free of charge to relapse patients who satisfy certain criteria. Most of the Company's psychiatric patients are either covered by insurance or pay at least a portion of treatment costs. The number of patient days attributable to all patients who receive treatment free of charge in any given fiscal year is in the Company's discretion and has been less than 5%.

   Private insurers, managed care organizations and, to a lesser extent, Medicaid and Medicare, are beginning to carve-out specific services, including mental health and substance abuse services, and establish small, specialized networks of providers for such services. Continued growth in the use of carve-out systems could materially adversely affect the Company to the extent the Company is not selected to participate in such smaller specialized networks.

   Risks of Governmental Action Relating to Deficiencies. On February 19, 1997, the Company's Franvale Nursing and Rehabilitation Center ("Franvale") was cited for serious patient care and safety deficiencies by the Massachusetts Department of Public Health as the result of a routine survey. A civil penalty of $3,050 per day was imposed which was reduced to $2,250 per day on March 12, 1997. If the Company does not appeal the imposition of the fines and the deficiency notice, the penalties could be reduced by 35%. At the time of the original citation, the Company was notified by the Department of Public Health and by the federal agency, HCFA, that Franvale would be terminated from the Medicare and Medicaid programs unless Franvale was in substantial compliance with regulatory requirements by March 14, 1997.
Franvale submitted a plan of correction to the Department of Public Health and on March 12, 1997, as the result of a resurvey by the Department of Public Health, a new statement of deficiencies was issued, which contained a significant number of violations but recharacterized the level of seriousness of the deficiencies to a lower degree of violation and which extended the threatened date of termination to April 30, 1997.

   As a result of the new statement of deficiencies, the Department of Public Health had precluded the Company from admitting new patients to its Franvale facility until at least April 30, 1997. However, on April 11, 1997, the
Company received authority to admit new patients on a case by case basis, previous patients were readmitted to the Franvale facility from a hospital only after a case by case review by the Department of Public Health. The Company was obligated to notify the attending physician of each resident of Franvale who was found to have received substandard care of the deficiency notice and was obligated also to notify the Massachusetts board which licenses the administrator of Franvale. HCFA had informed the Company that it would publish a notice of impending termination in the Boston Globe unless Franvale had been found to be in substantial compliance by that date.

   The Company replaced the management team at Franvale and expended significant sums for staffing and programmatic improvements in an attempt to bring the facility into substantial compliance at the earliest possible date. If the Franvale facility was not in substantial compliance before April 30, 1997, the facility would have been unable to admit new patients, would have continued to be subject to a case by case review of readmissions, would have continued to incur significant civil penalties, and would have lost its certification under the Medicare and Medicaid programs, which would materially affect the number of residents at the facility and would call into question its ability to operate, and could have resulted in the loss of its licensure altogether.

   On April 29, 1997 the Department of Public Health, Division of Health Care Quality completed a follow-up survey of the Franvale Nursing Home. As a result of this survey it was determined that all deficiencies cited from the April 17, 1997 visit had been corrected.

   As a result of the decrease in census resulting from the inability of Franvale to admit new patients and the limitations on its ability to re-admit patients, the monetary penalties, and the expenses that have been incurred by the Company in an attempt to cure the cited deficiencies, the Company experienced a material adverse effect on its financial results for the quarter ended March 31, 1997 and anticipates the possibility of continued adverse financial impacts in future quarters.

   Acquisition Strategies and Expansion Risks. The Company's strategy is to acquire businesses that will contribute to overall profitability within a short period of time after the acquisition. The Company may also make acquisitions in areas that will further support the integrated delivery system in markets that the Company currently services. There can be no assurance that the Company will be successful in identifying appropriate acquisition opportunities or, if it does, that the Company will be successful in acquiring such facilities or that the acquired facilities will be profitable. The ability of the Company to acquire and develop additional facilities will depend on a number of factors beyond the control of the Company, including the availability of financing, the ability of the Company to obtain necessary permits, licenses and approvals as well as the employment of appropriate personnel to manage and staff the acquired facilities. The failure of the Company to implement its acquisition strategy could have a material adverse effect on the Company's financial performance. Moreover, the attendant risks of expansion could also have a material adverse effect on the Company's business. Start-up facilities could operate at a loss for a substantial period of time following acquisition. The operating losses and negative cash flow associated with start-up acquisitions could have a material adverse effect on the profitability of the Company unless and until such facilities are fully integrated with the Company's other operations and become profitable.

   Variable Patient Census. The Company's patient census with respect to its substance abuse facilities decreased from 66% to 63% occupancy from fiscal year 1995 to fiscal year 1996 based on available beds. The patient census at the Company's long-term care facility declined from 92.7% to 87.1% from fiscal year 1995 to fiscal year 1996. The patient census at the Company's psychiatric facilities increased from 52.2 % to 64.4 % from fiscal year 1995 to fiscal year 1996. There can be no assurance that occupancy rates will continue at those levels. Similarly, there can be no assurance that the Company will be able to fill the beds which have been added at its long-term care facility or that the patient census, which had declined during construction, will reach maximum capacity now that construction has been completed. Furthermore, there can be no assurance that the Company will be able to maintain sufficient capacity utilization or pricing in the future to ensure profitability.

   Dilutive Impact of Series A Convertible Preferred Stock. The Company's Series A Convertible Preferred Stock is convertible into Class A Common Stock at 80% of the fair market value of the Class A Common Stock on the date of conversion. The issuance of the Series A Convertible Preferred Stock may trigger dilution adjustments to certain existing securities of the Company, including the IPO Warrants, the Unit Purchase Options, the Bridge Warrants and the Debentures which may result in the issuance of additional Class A Common Stock to the holders of such securities at the time of their conversion or exercise. Other securities, including the Class A Common Stock do not have the benefit of dilution protection. The extent of any such dilution adjustments will fluctuate on a continuing basis as the market price of the Company's Class A Common Stock changes.

   Blind Pool/Acquisition Program. The Company's acquisition program is directed by Bruce A. Shear, a Director and the President and Chief Executive Officer of the Company, in conjunction with other members of the Company's Board of Directors. As consideration for any acquisition, in addition to the payment of cash (if any), the Company may issue notes, common stock, Convertible Preferred Stock or other securities. Key employees of acquired companies may become employees of the Company and may hold management positions in the Company. The Company does not intend to seek stockholder approval for any such acquisitions unless required by applicable law or regulations. Accordingly, investors will be substantially dependent upon the business judgment of management in making such acquisitions. The Company intends to engage in a program to seek acquisitions in business areas related or complementary to the present business of the Company and currently plans to acquire one or more substance abuse facilities, psychiatric facilities and/or long-term care facilities. There can be no assurance that the Company will be able to attract management to operate any additional facilities or, if the Company cannot attract such management, that the Company's current management will be able to devote a sufficient amount of time to managing any additional facilities.

   Seasonality and Fluctuation in Quarterly Results. The Company experiences and expects to continue to experience a decline in revenue in its fiscal quarters ending December 31 primarily due to a seasonality decline in revenue from the Company's substance abuse facilities during this period.

   Regulation. The Company and the health care industry are subject to extensive federal, state and local regulation with respect to licensure and conduct of operations at existing facilities, construction of new facilities, acquisition of existing facilities, the addition of new services, compliance with physical plant safety and land use requirements, implementation of certain capital expenditures and reimbursement for services rendered. Health care facilities, including those operated by the Company, are subject to periodic inspections by governmental authorities to ensure compliance with licensure standards and to permit continued participation in third-party payor reimbursement programs, including the Medicare and the Medicaid programs, where applicable. Although, to the best of the Company's knowledge, all of the Company's existing facilities are currently in compliance with all material governmental requirements, there can be no assurance that the Company will be able to obtain new licenses to effect its acquisition strategy or maintain its existing licenses and reimbursement program participation approvals. It is not possible to accurately predict the content or impact of future legislation and regulations affecting the health care industry. The Company's ability to develop or acquire new facilities is dependent upon its ability to secure requisite certificates or determinations of need, licenses, permits and reimbursement program participation approvals. If the Company is unable to obtain required licenses and approvals for new projects, or if its existing licenses or approvals are restricted, rescinded or revoked, its growth would be limited and its business would be materially adversely affected.

   In addition, both the Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determinations and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to health care facilities. Since 1983, Congress has consistently attempted to limit the growth of federal spending under the Medicare and Medicaid programs. Currently, Congress and the President contemplate plans to reduce Medicare spending-growth cuts within the next ten years. Preliminary indications suggest that, in addition to increased costs to beneficiaries, the plan would attempt to impose a disproportionate share of the burdens of reform upon health care providers. Additionally, proposed congressional spending reductions for the Medicaid program, possibly involving the issuance of block grants to states, is likely to hasten the reliance upon managed care as a potential savings mechanism of the Medicaid program. The Commonwealth of Massachusetts has already implemented a mental health/substance abuse managed care program for its Medicaid population, which, in general, has increased administrative oversight and reduced revenues for mental health/substance abuse providers. As a result of this reform activity the Company can give no assurance that payments under such programs will in the future remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the Commonwealth of Massachusetts and the State of Michigan, are considering reductions in state Medicaid budgets.

   Unpredictability of BSC Financial Statements. BSC maintained its financial records on a cash basis. There are no audited financial statements with respect to BSC for any historical period. The Company's ability to predict the future financial performance of BSC is diminished because of the lack of audited financial information.

   Non-compliance with Reporting Obligations. The Company was unable to provide audited financial statements in connection with its acquisition of BSC as required by Item 7 of Form 8-K and, accordingly, is currently not in compliance with its reporting obligations under the Exchange Act. As a result of its failure to file audited financial statements of BSC as required, the Company will be unable to file any registration statements under the Securities Act of 1933 with respect to the offer or sale of securities by the Company for its own account until it has filed financial statements which include the operations of BSC covering a period of at least two years. In addition, until at least February 1, 1998, the Company is precluded from filing any registration statement covering the offer and sale (or resale) of shares of the Company for its own account or for others using Form SB-3, which is a short form, less costly registration statement than Form SB-1 or SB-2. As a result, the Company's ability to raise funds for its operations or for acquisitions in the public capital markets has been impaired, which could have a material adverse effect on its operations and acquisition program.

   Prior Securities Act Violations. On November 9, 1984, the Company entered a plea of guilty with the United States District Court for the District of Massachusetts to a one count Information (the "Information") charging the
Company with filing a false or misleading registration statement in connection with a proposed public offering of stock in the Company in 1981. In its Information, the United States Attorney charged that the Company falsely omitted to disclose in the registration statement that Maurice Shear, Bruce A. Shear's father, was a controlling person of the Company, and that Maurice Shear had prior criminal convictions not involving the Company. The Information also charged the Company with falsely stating and omitting to state other material facts, including that Maurice Shear, Steven Shear (Bruce
A. Shear's brother) and Bruce A. Shear had provided $50,000 to the proposed underwriter of the Company's public offering, F.L. Putnam, so that Putnam would undertake the offering of securities. Bruce A. Shear was a director and the President of the Company at the time the registration statement was filed. The Company was sentenced with a fine of $10,000 and was placed on probation for a period of three years. As a condition to probation, the Company agreed, for a minimum of three years, to nominate to its Board of Directors a majority of persons independent of the Company and of the Shear family, to cause the Board of Directors to meet no less than six times a year, and to compensate reasonably the independent directors. The Company withdrew the registration statement and the proposed public offering was not consummated. The Company has continued to maintain a Board of Directors comprised of a majority of independent directors. Maurice Shear does not currently own any outstanding shares of the Common Stock of the Company, however, his wife, Gertrude Shear, owns 14,460 shares of the Company's Class A Common Stock, 298 shares of the Company's Class B Common Stock and 9,946 shares of the Company's Class C Common Stock. In addition, Mrs. Shear is the beneficiary of the Shear Trusts which, pursuant to the terms of a settlement agreement entered into by the Shear Trusts in partial settlement of certain litigation brought by Bruce A. Shear's mother against a former trustee of the Shear Trusts, own an aggregate of 72,453 shares of the Company's Class A and Class C Common Stock or 2.8% of the Company's outstanding Common Stock.

   Maurice Shear previously had pleaded guilty to an indictment charging him with securities fraud and mail fraud in connection with the registration statement referred to above and a fraudulent scheme to control trading in the Company's Common Stock between 1979 and 1981.

   Control of the Company by Bruce A. Shear. The holders of the Company's Class B Common Stock are entitled to five votes per share on any matter requiring stockholder action, and the holders of the Class A Common Stock are entitled to one vote per share, except with respect to the election of directors. The holders of the Class A Common Stock are entitled to elect two members to the Company's five-member Board of Directors and the holders of the Class B Common Stock are entitled to elect the remaining directors.
Assuming no exercise of any options or warrants and no conversion of any debentures, the holders of the Class B Common Stock and Class C Common Stock beneficially own 26% of the Company's Common Stock, but have 58% of the total voting power. Bruce A. Shear and his affiliates own and control 18.9% of the Common Stock, but hold 53.3% of the total voting power. If the Company's Class C Common Stock is converted into Class B Common Stock, the total voting power held by the holders of the Class B Common Stock will increase to 63.8%. As a result of this ownership, Bruce A. Shear and his affiliates will be able to control all matters requiring approval of the stockholders, including the election of a majority of the directors.

   Dependence Upon Attraction and Retention of Key Personnel; Potential Staffing Shortages. The Company is highly dependent on the principal members of its management and professional staff, particularly Bruce A. Shear, the Company's President and Chief Executive Officer, Robert H. Boswell, the
Company's Executive Vice President and the other members of the Company's management. Although the Company has obtained key man insurance in the amount of $1,000,000 on the life of Mr. Shear, the loss of any key person would have a material adverse effect on the Company's business. In addition, the Company's success will depend, in large part, on its ability to attract and retain highly qualified personnel, particularly skilled health care personnel. The Company faces competition for such personnel from governmental agencies, health care providers and other companies. The
Company has not to date experienced substantial difficulty in hiring appropriate personnel to staff its facilities. However, if there were a shortage of trained health care personnel in the geographic markets in which the Company conducts or proposes to conduct its business, such shortages could increase the Company's operating costs and limit its expansion opportunities. There can be no assurance that the Company will be successful in hiring or retaining the personnel it requires for continued growth. Similarly, if the Company acquires additional facilities, there can be no assurance that it will be able to attract management to operate such facilities or, if it cannot attract such management, that the Company's current management will be able to devote a sufficient amount of time to managing such additional facilities.

   Competition. The health care business is highly competitive and subject to excess capacity. The Company's competitors include both not-for-profit and for-profit hospitals, health care companies specializing in substance abuse, psychiatric services and subacute services and nursing home chains, many of which have substantially greater resources than the Company.

   Reliance on Key Clients. The Company has entered into relationships with large employers, health care institutions and labor unions to provide treatment for psychiatric disorders, chemical dependency and substance abuse in conjunction with employer-sponsored employee assistance programs. The employees of such institutions may be referred to the Company for treatment, the cost of which is reimbursed on a per diem or per capita basis. Although none of these large employers, health care institutions or labor unions accounts for 10% or more of the Company's consolidated revenues, the loss of any of these key clients would require the Company to expend considerable effort to replace patient referrals and would result in revenue losses to the Company and attendant loss in income.

   Environmental Matters. As a result of an environmental site assessment conducted by the Company in connection with its acquisition of the assets of Franvale, the Company learned that the presence of fuel oil and certain other contaminants had been detected on the site in Braintree, Massachusetts upon which Franvale is located. On July 23, 1993, the Company received a letter from the Massachusetts Department of Environmental Protection ("DEP") advising that the Franvale site would be included in the August 1993 Transition List of Confirmed Disposal Sites as a "Location to be Investigated." The Company has submitted evidence of the site clean-up to a Licensed Site Professional ("LSP"), an independent expert licensed by the DEP to coordinate site assessment and clean-up activities. The LSP has investigated conditions at the site and rendered an opinion to the Company that the site clean-up has brought the site into compliance with the Massachusetts Contingency Plan ("MCP"), and that the site presents no significant risk to health, safety, public welfare or the environment. Notwithstanding the foregoing, under the MCP, the DEP retains the right to audit the clean-up activities at the site and the work and conclusions of the LSP, without cause, for a period of five years, and with cause, for an indefinite period.

   There are three underground storage tanks on the property on which Good Hope is located. Although this property is leased, the Company assumed responsibility for compliance with registration requirements and applicable state and local laws as of July 31, 1994. The Company has indemnified the landlord for liabilities relating to the tanks resulting from acts or omissions by the Company. The tanks are registered with the Rhode Island Department of Environmental Management.

   Litigation. On or about December 31, 1993, the Company received a notice from Pioneer Health Care, Inc., a Massachusetts non-profit corporation, claiming that the Company's use of its PIONEER HEALTHCARE trademark infringes certain rights of Pioneer Health Care, Inc., under applicable law, and demanding that the Company cease and desist from any further use of the PIONEER HEALTHCARE mark and cancel its federal registration of the mark with the United States Patent and Trademark Office ("PTO"). By letter dated March 17, 1994, the Company declined to accede to these demands. On May 25, 1994, Pioneer Health Care, Inc., filed a petition with the PTO seeking to cancel the Company's registration of the PIONEER HEALTHCARE mark. On December 9, 1994, the Company filed a civil action in federal court seeking a declaratory adjudication of its rights to continue to use, and maintain the federal registration of, the PIONEER HEALTHCARE mark. On or about February 10, 1995, the PTO suspended the cancellation proceeding initiated by Pioneer Health Care, Inc. pending the adjudication of the Company's civil action. That civil action remains pending before the federal court. It is possible that an adverse decision will result in money damages which could have a material adverse effect on the Company. If the Company were required to discontinue using the PIONEER HEALTHCARE mark, the costs involved could have an adverse effect on the Company's financial performance.

   Potential Dilution Resulting from the Conversion of the Debentures Issued to Selling Security Holders. The number of shares of Class A Common Stock into which the Debentures are convertible depends upon the price of Class A Common Stock on the date of conversion. The conversion price is equal to 96% of the average closing bid price of the Class A Common Stock as reported by NASDAQ for the 5 trading days immediately preceding the date of conversion. This percentage drops 2% per month on the first day of each 30 day period following May 15, 1997 during which the Company does not have a Registration Statement declared effective by the Securities and Exchange Commission covering such shares. For the purposes of this Prospectus, the number of shares of Class A Common Stock into which the debenture is convertible has been determined by assuming a conversion price of $2.00. However, if the price of the Class A Stock declines, the Company will be obligated to issue significantly more shares which could result in significant dilution to the Company's current stockholders.

   Possible Nasdaq Delisting. The Company has been informally advised by the staff of Nasdaq that an issuance of stock by the Company at a significant discount to market would likely result in a review by Nasdaq of the Company's continued listing. From time to time the company does issue stock at a discount to market. Although the Company believes that the pricing of the securities issued by the Company at a discount to market from time to time is not significant enough to result in a Nasdaq review of the Company's listing, there can be no assurance that Nasdaq will not conduct such a review, or otherwise take action to delist the Class A Common Stock. The Company would oppose such action through all reasonable administrative and judicial means.

   Although the Company's Class A Common Stock is listed on Nasdaq, there can be no assurance that the Company will meet the criteria for continued listing of securities on Nasdaq. These continued listing criteria include that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Class A Common Stock be $1.00 per share or the market value of the freely tradable Class A Common Stock ("public float") be at least $1,000,000 and the value of its capital and surplus be at least $2,000,000, (iii) there be at least 100,000 shares in the Company's public float with a market value of at least $200,000, (iv) there be at least two active market makers in the Class A Common Stock and
(v) the Company's Stock be held by at least 300 holders.

   Furthermore, Nasdaq's Board of Directors has recently voted to revise the listing standards for the SmallCap Market. Such proposed changes would require that (i) for two of the last three years, the Company must maintain at least $2,000,000 in net tangible assets, or at least $35,000,000 in market capitalization, or at least 500,000 shares in the Company's public float with a market value of at least $1,000,000. The criteria relating to bid price, market makers and shareholders would not be changed by this proposal. Currently, the Company meets these new criteria, but there can be no assurances that it will continue to meet such criteria.

   If the Company becomes unable to meet such criteria and is delisted from Nasdaq, trading, if any, in the Class A Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, on the National Association of Securities Dealers Inc.'s "Electronic Bulletin Board." As a result, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities.

   Risk of  Low-Priced  Stocks;  Possible  Effect  of "Penny  Stock"  Rules on
Liquidity for the Company's Securities. If the Company's securities were delisted from Nasdaq, they may become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such Rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell any of the securities acquired hereby in the secondary market.

   The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. As of April 10, 1997 the closing price of the Company's stock as reported on Nasdaq was $3.75. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

   The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on the Nasdaq National Market System, are otherwise listed on Nasdaq and have certain price and volume information provided on a current and continuing basis, or if the Company meets certain minimum net tangible assets or average revenue criteria. While the Company currently meets these criteria, there can be no assurance that the Company's securities will continue to qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, the Company would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

   If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities would be materially adversely affected.

   Dividends. The Company has not paid any cash dividends since its inception and, while there are currently no restrictions on the Company's ability to pay dividends, the Company does not anticipate paying cash dividends in the foreseeable future.

     Possible Adverse Effects of Authorization of Preferred Stock. The Company's Restated Articles of Organization authorize the issuance of 1,000,000 shares of Preferred Stock on terms which may be fixed by the Company's Board of Directors without further stockholder action of which 1,000 shares of Series A Convertible Preferred Stock have been authorized and issued. The terms of any series of Preferred Stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common Stock. The issuance of the Preferred Stock, while providing desirable flexibility in connection with possible acquisitions, financing transactions and other corporate transactions, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, capital stock of the Company. The Company has no present plans to issue additional shares of Preferred Stock.

   Thin Float. The average weekly trading volume of the Company's Class A Common Stock for the period from January 1, 1997 to May 31, 1997 was 166,776 shares. There can be no assurance that the weekly trading volume will not remain at the same level or decline. As a result of the thin float in the Company's stock, a small number of transactions can result in significant swings in the market price of the Company's stock, and it may be difficult for stockholders to dispose of the Company's stock in a timely way at a desirable market price.

   Significant Future Charges to Net Income. The Company's Class C Common Stock will automatically be converted into Class B Common Stock if the Company achieves certain earnings targets. If such conversion occurs, the Company will concurrently record a charge to its earnings equal to the product obtained by multiplying the number of shares converted by the then fair market value of the converted shares. The conversion will not affect the total shareholder's equity of the Company, but may have a subsequent adverse effect on the market price for the Company's securities. The Company does not expect the earnings targets to be achieved.

                                DIVIDEND POLICY

   The Company has never paid any cash dividends on its Common Stock. While there are currently no restrictions on the Company's ability to pay dividends the Company anticipates that future earnings, if any, will be retained for use in the business or for other corporate purposes, and it is not anticipated that cash dividends in respect of Common Stock will be paid in the foreseeable future. Any decision as to the future payment of dividends will depend on the results of operations and financial position of the Company and such other factors as the Company's Board of Directors, in its discretion, deems relevant.

                            MARKET FOR COMMON STOCK

   The following table sets forth, for the periods indicated, the high and low sale prices of the Company's Class A Common Stock, as reported on the Nasdaq SmallCap Market.

1995                                       High              Low
    First Quarter.......................   $ 6 3/4           $ 6
    Second Quarter......................   $ 6 1/2           $ 6
    Third Quarter.......................   $ 6 1/4           $ 5 1/8
    Fourth Quarter......................   $ 7 3/8           $ 5 1/8

1996
    First Quarter.......................   $ 7 3/4           $ 6 1/2
    Second Quarter......................   $ 7 3/8           $ 5 1/2
    Third Quarter.......................   $ 9 5/8           $ 5 1/4
    Fourth Quarter......................   $ 9 3/4           $ 7

1997
    First Quarter.......................   $ 9 5/8           $ 6 1/2
    Second Quarter......................   $ 7 1/8           $ 4 5/8
    Third Quarter.......................   $ 5 5/8           $ 1 3/4
    Fourth Quarter (through May 31, 1997)  $ 4 3/8           $ 2 1/8

   On May 30, 1997, the last reported sale price of the Class A Common Stock on the Nasdaq SmallCap Market was $2.81. As of March 31, 1997, there were 73 holders of record of the Company's Class A Common Stock, 325 holders of record of the Company's Class B Common Stock and 342 holders of record of the Company's Class C Common Stock.

                                USE OF PROCEEDS

   The Company will not receive any proceeds from the sale of the securities offered hereby.

                                CAPITALIZATION


   The following table sets forth the capitalization of the Company as of March 31, 1997. This table should be read in conjunction with the Consolidated Financial Statements and related notes appearing elsewhere in this Prospectus.

                                                              As of
                                                          March 31, 1997
                                                              Actual

Short-term debt.........................................    $2,062,411
Long-term debt..........................................    13,238,985
Stockholders' equity:
   Convertible Preferred Stock, $.01 par value;
1,000,000 shares authorized;                                    ---
      no shares issued..................................
   Class A Common Stock; $.01 par value; 20,000,000
shares authorized;
      2,646,884 shares issued(1), 2,638,228 Outstanding         26,468
(8,656 Treasury shares)..........
   Class B Common Stock, $.01 par value; 2,000,000
shares authorized; 731,348                                       7,314
      shares issued.....................................
   Class C Common Stock, $.01 par value; 200,000 shares
authorized;                                                      1,998
      199,816 shares issued.............................
       Additional paid-in capital.......................     9,202,296
       Less 8,656 Class A Common Treasury Shares, at           (37,818)
cost...............................................
       Accumulated deficit..............................    (1,547,541)
    Total stockholders' equity..........................     7,652,717

Total capitalization....................................   $22,954,113




(1) Does not include: (i) 1,657,821 shares reserved for issuance upon exercise of the IPO Warrants; (ii) 146,078 shares included in the Units which may be sold pursuant to the Unit Purchase Option and 146,078 shares reserved for issuance upon the exercise of the Warrants included in the Unit Purchase Option; (iii) 162,375 shares which may be issued upon the exercise of outstanding stock options; (iv) 167,625 shares which may be issued upon the exercise of options available for grant under the Company's Stock Plans; or (v) up to 4,814 shares included in the Bridge Units which may be sold pursuant to the Bridge Warrants; (vi) up to 38,510 shares reserved for issuance upon the exercise of the Warrants included in the Bridge Units; and (vii) up to 703,125 shares reserved for issuance upon the exercise of the Private Placement Warrants; (viii) 1,562,500 shares which may be issued upon the conversion of the Company's 7% Convertible Debentures due December 31, 1998 in the aggregate principal amount of $3,125,000 assuming a conversion price of $2.00 per share; (ix) 150,000 shares which may be issued upon the exercise of two warrants, one for 90,000 shares and one for 60,000 shares, issued to Infinity Investors, Ltd. and Seacrest Capital Limited, respectively; (x) 25,000 shares issuable upon the exercise of a warrant issued to Alpine Capital Partners;
   (xi) 3,000 shares issuable upon the exercise of a warrant issued to Barrow Street Research, Inc., (xii) up to 160,000 shares issuable upon the exercise of a warrant issued to CCRI, Corporation, (xiii) up to 560,000 shares issuable upon conversion of 1,000 shares of the Company's Series A Convertible Preferred Stock; or (xiv) 50,000 shares issuable upon the exercise of a warrant issued to ProFutures Special Equity Fund, L.P. See "Management -- Stock Plan," "Certain Transactions," "Description of Securities" and "Underwriting."

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The selected consolidated financial data presented below for each of the two years ended June 30, 1996 and 1995 have been derived from the Company's consolidated financial statements, which have been audited by Richard A. Eisner & Company, LLP, independent auditors. The financial data as of March 31, 1997 and for the nine months ended March 31, 1997 and 1996 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentation of the information presented. Results of operations for the nine months ended March 31, 1997 may not be indicative of results of operations for the full fiscal year. The selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements and the notes thereto and other financial information appearing elsewhere in this Prospectus.

                            Nine Months Ended       Year Ended June 30,
                                March 31,
                            1997         1996         1996        1995
Statements of
Operations Data:
Revenue................  $20,278,568  $16,100,814  $21,802,758  $16,536,618
Operating expenses.....   19,203,771   15,576,931   21,845,592   15,621,449
Income (loss) from         1,074,797      524,423      (42,834)     915,169
operations.............
Other expense..........      962,016      586,951      754,072      405,390
Net income (loss)......
                              82,781      (62,528)    (585,315)     268,671
Net income (loss) per
share.............              $.03        $(.02)       $(.22)        $.11



                                     As of March 31, 1997

Balance Sheet Data:
Total assets......................     $28,056,913
Working capital...................     $ 7,912,739
Long-term obligations.............     $13,238,985
Stockholders' equity..............     $ 7,652,717

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


   The following is a discussion of the financial condition and results of operations of the Company for the nine months ended March 31, 1997 and 1996 and for the two years ended June 30, 1996. It should be read in conjunction with the Consolidated Financial Statements of the Company and related Notes appearing elsewhere in this Prospectus.

Overview

   The Company presently provides health care services through several substance abuse treatment centers, a psychiatric hospital, several outpatient psychiatric centers and a long-term care facility (collectively called "treatment facilities"). The profitability of the Company is largely dependent on the level of patient occupancy at these treatment facilities. The Company's administrative expenses do not vary greatly as a percentage of total revenue but the percentage tends to decrease slightly as revenue increases because of the fixed components of these expenses.

   The healthcare industry is subject to extensive federal, state and local regulation governing, among other things, licensure and certification, conduct of operations, audit and retroactive adjustment of prior government billings and reimbursement In addition, there are ongoing debates and initiatives regarding the restructuring of the health care system in its entirety. While it is anticipated that a number of the proposed regulatory changes may have a positive impact on the Company's business, there can be no assurance that other changes may not adversely affect the Company.

Results of Operations

Nine Months ended March 31, 1996 Compared to Nine  Months ended March 31, 1997

   Net patient care revenue increased 25.9% to $20,278,568 for the nine months ended March 31, 1997 from $16,100,814 for the nine months ended March 31, 1996. This increase in revenue is due primarily to the acquisition of Pioneer Counseling Centers in September 1996, the inclusion of nine full months of operations of Harmony Healthcare and an increased census at the long-term care facility as a result of an increase in available beds.

   Net patient care revenue for the psychiatric and substance abuse facilities increased to $14,978,849 for the nine months ended March 31, 1997 from $13,114,763 for the same period in 1996. This increase in revenue is due primarily to the newly acquired psychiatric treatment facilities in Nevada, Kansas and Michigan. This does not include the management fees of $314,597 payable to BSC from the management services agreement with a physicians practice. Net patient care revenue for the long-term care facility increased to $4,493,597 for the nine months ended March 31, 1997 from $4,109,438 for the same period in 1996 due to an increase in net revenue per patient day and the number of available and occupied beds.

Year ended June 30, 1995 Compared to Year ended June 30, 1996

   The Company experienced a loss for fiscal year ended June 30, 1996 primarily as a result of the increased expenses related to the Franvale expansion. Census levels at Franvale did not increase as soon as anticipated to cover the fixed costs involved in the expanded facility. Marketing efforts have begun to produce expected patient census and mix.

   Also contributing to the loss in fiscal 1996 was a decline in referrals from the Department of Child, Youth and Family Services (DCYF) to Good Hope Center pursuant to a contract funded by the State of Rhode Island. This created a sharp decline in adolescent census. The Company is currently reviewing its operations at Good Hope and in connection with such review has closed two outpatient centers, eliminated several positions, combined certain programs and added new management. The new management team is focusing on reducing expenses and increasing revenue. In addition, Good Hope has established new contracts which the Company believes will increase both its adolescent and adult censuses.

   Net operating revenue from all facilities increased 32% to $21,802,758 for the year ended June 30, 1996 from $16,536,618 for the year ended June 30, 1995. Net patient care revenue for the psychiatric hospital, Harbor Oaks Hospital, was $6,218,410 for the fiscal year ended June 30, 1996 compared to $3,204,857 for June 30, 1995. Net patient care revenue at the Company's substance abuse treatment centers increased 24.9% to $9,155,595 from $8,932,864 over the same period in the prior year. Net patient revenue at the Company's long-term care facility increased to $5,043,922 for fiscal 1996 from $4,180,471 in fiscal 1995 which is attributable to the increase in census resulting from the addition of 37 available beds.

   Total patient care expenses for all facilities increased 29.8% to $12,004,383 for the year ended June 30, 1996 from $9,248,317 for the year ended June 30, 1995. Patient care expenses for the psychiatric hospital, Harbor Oaks, were $3,098,664 for the fiscal year ended June 30, 1996 compared to $1,941,528 for fiscal year ended June 30, 1995. Patient care expenses at the Company's substance abuse treatment centers decreased to $4,350,423 from $4,453,212 for the same period in the prior year (approximately 2.3%). Patient care expenses at the Company's long-term care facility increased to $4,029,572 for fiscal 1996 from $2,884,425 in fiscal 1995 (approximately 39.7%). The percentage increase in patient care expenses at the long-term care facility is due to a number of factors, including, but not limited to: increased census and acuity of patient mix, fixed cost increases, interest, and salaries related to the addition of the new beds. The census increase related to the new beds took longer than anticipated creating a loss for the fiscal year ended June, 1996. Census is now at the expected level and rate increases have been implemented effective September 1, 1996 to offset the higher costs.

Liquidity and Capital Resources

   During the third fiscal quarter of 1996, the Company completed a private placement of 493,700 shares of Class A Common Stock with Warrants to purchase additional shares of Class A Common Stock at $4.00 a share. This resulted in net proceeds to the Company of approximately $1,524,800.

   During the second fiscal quarter of 1997, the Company issued Convertible Debentures due December 31, 1998 in the aggregate face amount of $3,125,000 to Infinity Investors Ltd. and Seacrest Capital Limited resulting in $2,500,000 of proceeds to the Company. In connection with the issuance of the Convertible Debentures, the Company issued warrants for 150,000 shares to Infinity Investors Ltd. and Seacrest Capital Limited at an exercise price of $2.00 per share.

   During the fourth fiscal quarter of 1997, the Company completed a private placement of 1,000 shares of its Series A Convertible Preferred Stock together with a warrant entitling the purchaser to purchase 50,000 shares of the Company's Class A Common Stock at $2.75 per share resulting in net proceeds to the Company of approximately $900,000. The Warrant expires in three years.

   Prior to 1992, the Company's primary lender was a bank which failed in May 1992 and was taken over by the FDIC. During fiscal 1994 the Company negotiated the repayment of this debt resulting in a reduction in the amount due of approximately $400,000. Of the total negotiated amount to be paid, $1,100,000 was paid in fiscal 1994 and $497,500 was paid in fiscal 1996 out of the proceeds received from HUD financing relating to construction at the Company's long-term care facility.

     A significant factor in the liquidity and cash flow of the Company is the timely collection of its accounts receivable. Accounts receivable from patient care net of allowance for bad debts increased 36% to approximately $13,093,000 at March 31, 1997 from approximately $9,606,000 at June 30, 1996. The increase in accounts receivable is net of the sale of certain receivables to LINC Finance Corporation VIII (LINC). Without this sale, the March 31, 1997 and June 30, 1996 ending accounts receivable balance would have been approximately $412,598 and
$796,000 higher respectively and would have reflected an increase of approximately 30%. This significant increase in receivables is primarily due to an increase in revenues from new acquisitions and increased beds at Franvale. The Company continues to closely monitor its accounts receivable balances and implement procedures to manage this receivables growth and keep it consistent with growth in revenues.

   During the fiscal year ended 1995, PHC of Rhode Island, Inc. and LINC entered into Sale and Purchase Agreements, pursuant to which LINC will provide funding of up to $950,000 to this subsidiary. Also, during the fiscal year ended 1995, PHC of Virginia, Inc. entered into an agreement with LINC on the same terms. There can be no assurance that the other subsidiaries will enter into similar agreements or satisfy the conditions necessary to receive funding if pursued.

   In December of 1996, PHC of Utah, Inc. and Healthcare Financial Partners-Funding II, L.P. ("HCFP") entered into a revolving credit agreement, pursuant to which HCFP will provide funding of up to $1,000,000 to PHC of Utah, Inc. In February of 1997, PHC of Michigan, Inc. and HCFP entered into a revolving credit agreement, pursuant to which HCFP will provide funding up to $1,500,000 to PHC of Michigan, Inc. Both of these revolving credit agreements are secured by the assets of the subsidiary.

   The Company currently has a mortgage of $1,100,000 secured by the Harbor Oaks facility.

   At March 31, 1997 the Company had approximately $60,000 in cash and cash equivalents, working capital of approximately $7,910,000 and a working capital ratio of approximately 2.1 to 1. As a result of the fourth quarter 1997 private placement, management believes that the Company has adequate cash resources to fund operations for the foreseeable future, however, the Company has experienced negative cash flow in recent periods. The Company is currently seeking bank lending relationships to insure that the Company will have the necessary capital to fund expansion of its existing businesses in the future and to pursue acquisition opportunities as they arise, but there can be no assurance that the Company will be successful in procuring such funds.


                                   BUSINESS
Introduction

   PHC, Inc. (the "Company") is a national health care company specializing in behavioral healthcare which consists of treating substance abuse, including alcohol and drug dependency and related disorders, and providing psychiatric sub-acute and long-term care. The Company currently operates three substance abuse treatment facilities: Highland Ridge Hospital, located in Salt Lake City, Utah, ("Highland Ridge"); Mount Regis Center, located in Salem, Virginia, near Roanoke ("Mount Regis"); and Good Hope Center, located in West Greenwich, Rhode Island ("Good Hope"). Until August 16, 1994, the Company operated Marin Grove, a substance abuse treatment facility in California ("Marin Grove"). The Company operates six psychiatric facilities: Harbor Oaks Hospital ("Harbor Oaks"), a 64-bed psychiatric hospital located in New Baltimore, Michigan; Harmony Healthcare ("Harmony Healthcare"), a provider of outpatient behavioral health services in Las Vegas, Nevada; Total Concept EAP ("Total Concept"), a provider of outpatient behavioral health services in Shawnee Mission, Kansas; BSC-NY, Inc. ("BSC") which provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area; North Point-Pioneer, Inc. ("NPP") which operates five outpatient behavioral health centers under the name Pioneer Counseling Center in the greater Detroit metropolitan area, and Pioneer Counseling of Virginia, Inc. ("PCV"), an 80% owned subsidiary providing outpatient services through a physicians' practice in Roanoke, Virginia. The Company also operates a subacute long-term care facility, Franvale Nursing and Rehabilitation Center ("Franvale"), in Braintree, Massachusetts.

   The Company's substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognoses and who are prone to relapse. These services are offered in small specialty care and subacute facilities (i.e., facilities designed to provide care to individuals who no longer require hospital care but who require some medical care), which permits the Company to provide its clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. The Company tailors these programs and services to "safety-sensitive" industries and concentrates its marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming and health services industries.

   Harbor Oaks provides psychiatric care to children, adolescents and adults. The Company draws patients from the local population and uses the facility as a mental health resource to complement its substance abuse
facilities.   Harmony   Healthcare  and  Total  Concept  provide   psychiatric
treatment for adults, adolescents and children with a concentration in the gaming and railroad industries. BSC is a manager of psychological service providers with contracts at over 35 long-term care facilities. Additionally, BSC is affiliated with a number of outpatient providers and has a contract to provide employee assistance services to the employees of Suffolk County, New York. NPP provides outpatient psychiatric treatment for adults, adolescents and children in the Metropolitan Detroit area. PCV is a physician' practice specializing in the treatment of addictive behavior in adults, adolescents and children in the Roanoke Valley, Virginia area.

   Franvale, the Company's long-term care facility, provides traditional geriatric care services as well as specialized subacute services. The facility provides care to the high acuity segment (patients requiring a significant amount of medical care) of the geriatric population and to younger patients who require skilled nursing care for longer terms than typically associated with a general acute care hospital. The Company's long-term care services are offered in a larger, more traditional setting than the Company's substance abuse facilities, enabling the Company to take advantage of economies of scale to provide cost-effective treatment alternatives. The Company markets its long-term care to hospitals, insurers and managed care providers, in addition to marketing directly to prospective residents and their families.

   The Company's strategy of providing services to particular markets has resulted in customized, outcome-oriented programs, which the Company believes produce overall cost savings to the patient or client organization. The substance abuse facilities provide treatment services designed to prevent relapse. Such services, while potentially more costly on a per patient stay basis, often result in long-term health care cost savings to insurers, patients and patients' families. The goal of the Company's psychiatric treatment programs is to provide care at the lowest level of intensity appropriate for the patient in an integrated delivery system that includes inpatient and outpatient treatment. The integrated nature of the Company's psychiatric program, which generally involves the same caregivers supervising different treatment modalities, provides for efficient care delivery and the avoidance of repeat procedures and diagnostic and therapeutic errors. The Company's long-term care facility achieves its cost containment objective by providing care to high acuity patients in a setting that produces positive outcomes through the use of tailored services. The specific skilled services that are provided are similar to those offered in acute care hospitals without the added overhead cost.

   The Company was organized as a Delaware corporation in 1976 under the name American International Health Services, Inc. In 1980, the Company merged into an inactive publicly held Massachusetts corporation and was the surviving corporation in the merger. The Company changed its name to "PHC, Inc." as of November 24, 1992. The Company is based in Massachusetts and is unaffiliated with an inactive Minnesota corporation of the same name. The
Company does business under the trade name "Pioneer Healthcare." With the exception of the services provided directly by the Company under the name Pioneer Development Support Services, the Company operates as a holding company, providing administrative, legal and programmatic support to its subsidiaries.

   The  Company  plans to expand its  operations  through the  acquisition  or
establishment  of  additional   inpatient  and  outpatient   substance  abuse,
long-term care and psychiatric treatment facilities.

Facilities, Programs and Properties

   Executive Offices

   The Company's executive offices are located in Peabody, Massachusetts. The Company's lease in Peabody covers approximately 3,600 square feet for a 60-month term effective September 10, 1994 at an annual base rent of $28,800 in the first year, $32,400 in the second year, $34,020 in the third year, $35,721 in the fourth year and $37,507 in the fifth year. The Company also leases a small amount of nearby space in the same building, part of which is subleased. The Company believes that this facility will be adequate to satisfy its needs for the foreseeable future.

Substance Abuse Facilities

   Industry Background

   The demand for substance abuse treatment services increased rapidly in the last decade. The Company believes that the increased demand is related to clinical advances in the treatment of substance abuse, greater societal willingness to acknowledge the underlying problems as treatable illnesses, improved health insurance coverage for addictive disorders and substance abuse and governmental regulation which requires certain employers to provide information to employees about, among other things, available drug counseling and employee assistance programs.

   To contain costs associated with behavioral health issues, in the 1980's many private payors instituted managed care programs for reimbursement, which include pre-admission certification, case management or utilization review and limits on financial coverage or length of stay. These cost containment measures have encouraged outpatient care for behavioral problems, resulting in a shortening of the length of stay and revenue per day in inpatient substance abuse facilities. The Company believes that it has addressed these cost containment measures by specializing in treating relapse-prone patients with poor prognoses who have failed in other treatment settings. These patients require longer lengths of stay and come from a wide geographic area. The Company continues to develop alternatives to inpatient care including partial day and evening programs in addition to onsite and offsite outpatient programs.

   The Company believes that because of the apparent unmet need for certain intense clinical and medical services, its strategy has been successful despite national trends towards outpatient treatment, shorter inpatient stays and rigorous scrutiny by managed care organizations.

   The Company has been able to secure insurance reimbursement for longer-term inpatient treatment as a result of its success with poor prognosis patients. The Company's three substance abuse facilities work together to refer patients to the center that best meets the patient's clinical and medical needs. Each facility caters to a slightly different patient population. Highland Ridge in Utah specializes in providing services to high-risk, relapse-prone chronic alcoholics and drug addicts. Mount Regis in Virginia specializes in the treatment of minority groups and dual diagnosis patients (those suffering from both substance abuse and psychiatric disorders). Good Hope Center concentrates on providing services to insurers, managed care networks and health maintenance organizations for both adults and adolescents. The Company's clinicians often work directly with managers of employee assistance programs to select the best treatment facility possible for their clients.

   Each of the Company's facilities operates a case management program for each patient. This includes a clinical and financial evaluation of a patient's circumstances to determine the most cost-effective modality of care from among outpatient treatment, detoxification, inpatient, day care, specialized relapse treatment and others. In addition to any care provided at one of the Company's facilities, the case management program for each patient includes aftercare. Aftercare may be provided through the outpatient services provided by a facility. Alternatively, the Company may arrange for outpatient aftercare, as well as family and mental health services, through its numerous affiliations with clinicians located across the country once the patient is discharged.

   As a general rule, the Company attempts not to accept patients who do not have either insurance coverage or adequate financial resources to pay for treatment. Each of the Company's substance abuse facilities does, however, provide treatment free of charge to a small number of patients each year who are unable to pay for treatment but who meet certain clinical criteria and who are believed by the Company to have the requisite degree of motivation for treatment to be successful. In addition, the Company provides follow-up treatment free of charge to relapse patients who satisfy certain criteria. The number of patient days attributable to all patients who receive treatment free of charge in any given fiscal year is less than 5%.

   The Company believes that it has benefited from an increased awareness of the need to make substance abuse treatment services accessible to the nation's workforce. For example, subchapter D of the Anti-Drug Abuse Act of 1988 (commonly known as The Drug Free Workplace Act) (the "Drug Free Workplace Act"), requires employers who are Federal contractors or Federal grant recipients to establish drug free awareness programs to inform employees about available drug counseling, rehabilitation and employee assistance programs and the consequences of drug abuse violations. In response to the Drug Free Workplace Act, many companies, including many major national corporations and transportation companies, have adopted policies that provide for treatment options prior to termination of employment.

   Although the Company does not provide federally approved mandated drug testing, the Company treats employees who have been referred to the Company as a result of compliance with the Drug Free Workplace Act, particularly from companies that are part of the gaming industry as well as safety sensitive industries such as railroads, airlines, trucking firms, oil and gas exploration companies, heavy equipment companies, manufacturing companies and health services.

   Highland Ridge

   Highland Ridge is a 34-bed alcohol and drug treatment hospital which the Company has been operating since 1984. It is the oldest free-standing substance abuse hospital in Utah. Highland Ridge is accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and is licensed by the Utah Department of Health. Highland Ridge is recognized nationally for its excellence in treating substance abuse disorders.

   The patient population of Highland Ridge typically is between the ages of 18 and 70. Approximately 21% of the clients are female and 11% are minority group members. Approximately 60% of Highland Ridge's patients reside in Utah and surrounding western states. Individuals typically access Highland Ridge's services through professional referrals, family members, employers, employee assistance programs or contracts between the Company and health maintenance organizations and other corporations.

   A pre-admission evaluation, which involves an evaluation of psychological, cognitive and situational factors is completed for each prospective patient. In addition, each prospective patient is given a physical examination upon admission. Diagnostic tools, including those developed by the American Psychological Association, the American Society of Addiction Medicine and the Substance Abuse Subtle Screening Inventory are used to develop an individualized treatment plan for each client. The treatment regimen involves an interdisciplinary team which integrates the twelve-step principles of self-help organizations, individual and group counseling, family therapy, psychological assessment, psychiatric support, stress management, dietary planning, vocational counseling and pastoral support. Highland Ridge also offers extensive aftercare assistance at programs strategically located in areas of client concentration throughout the United States. Highland Ridge maintains a comprehensive array of professional affiliations to meet the needs of discharged patients and other individuals not admitted to the hospital for treatment.

   Highland Ridge was the first private for-profit hospital in the State of Utah to address specifically the special needs of chemically dependent women. Approximately 80 women have been treated at no charge since the program's inception in 1988. In addition, Highland Ridge has contracted with Salt Lake County to provide medical detoxification services for women. The hospital also operates a specialized continuing care support group to address the unique needs of women and minorities with an emphasis on the needs of Native Americans.

   Highland Ridge periodically conducts or participates in research projects. Highland Ridge was the site of a recent research project conducted by the University of Utah Medical School. The research explored the relationship between individual motivation and treatment outcomes. The research was regulated and reviewed by the Human Subjects Review Board of the University of Utah and was subject to federal standards that delineated the nature and scope of research involving human subjects. Highland Ridge benefited from this research by expanding its professional relationships within the medical school community and by applying the findings of the research to improve the quality of services the Company delivers.

   The Highland Ridge premises consists of approximately 16,072 square feet of space occupying two full stories of a three-story building. The Company is in its fourteenth year of a fifteen-year lease, which provides for monthly rental payments of approximately $21,000 for the remainder of the lease term. The lease expires on September 30, 1998, and contains an option to renew. During the term of the lease or any extension thereof, the Company has a right of first refusal on any offer to purchase the leased premises. The Company believes that these premises are adequate for its current and anticipated needs.

   Mount Regis Center

   Mount Regis is a 25-bed, free-standing alcohol and drug treatment center located in Salem, Virginia, near Roanoke. The business, which was acquired in 1987, is the oldest program of its kind in the Roanoke Valley. Mount Regis is accredited by the JCAHO, and licensed by the Department of Mental Health, Mental Retardation and Substance Abuse Services of the Commonwealth of Virginia.

   Mount Regis' patient population typically ranges in age from 18 to 70. In the June 30, 1996 fiscal year, approximately 36% of Mount Regis' clients were minority group members and 19% were females. Approximately 101 women have been treated in an inpatient setting at no charge since the program's inception. The programs at Mount Regis are designed to be sensitive to the needs of women and minorities. The majority of Mount Regis clients are from Virginia and surrounding states. In addition, because of its relatively close proximity and accessibility to New York, Mount Regis has been able to attract an increasing number of referrals from New York-based labor unions.

   Mount Regis has established programs which allow the Company to better treat dual diagnosis patients (those suffering from both substance abuse and psychiatric disorders), cocaine addiction and relapse-prone patients. The multi-disciplinary case management, aftercare and family programs are designed to prevent relapse.

   Mount Regis also operates a free-standing outpatient clinic in Salem called Changes ("Changes"). The Changes clinic provides structured intensive outpatient treatment for patients who have been discharged from Mount Regis and for patients who do not need the formal structure of a residential treatment program. The program is licensed by the Commonwealth of Virginia and approved for reimbursement by major insurance carriers.

     The Company owns the Mount Regis facility which consists of a three-story wooden building located on an approximately two-acre site in a residential neighborhood. The building consists of over 14,000 square feet and is subject to a mortgage in the approximate amount of $500,000. Changes is currently located in the PCV facility. The Company believes that these premises are adequate for its current and anticipated needs.

   Good Hope Center

   On March 16, 1994, the Company completed the purchase of the operating assets of Good Hope, a 49-bed substance abuse treatment facility located in West Greenwich, Rhode Island, together with related outpatient programs. In addition to the West Greenwich facility, Good Hope has a satellite location in North Smithfield, Rhode Island. The West Greenwich facility is located on an approximately 70-acre site three hours from New York City and one hour from Boston. Good Hope has both adult and adolescent programs which are located in separate buildings. Outpatient and day treatment programs are also located at this site. The satellite site operates both outpatient and day treatment substance abuse programs.

   Good Hope concentrates on providing services to insurers, managed care networks and health maintenance organizations (HMO's). Good Hope provides the same quality of individualized treatment provided by the Company's other facilities by working closely with the managed care staff. The Company recognizes that not all clients are in need of, nor are appropriate recipients of, acute care alcohol and drug treatment services. Good Hope also utilizes its outpatient programs to provide a continuum of care to local patients. The day treatment license permits treatment of substance abuse, which encompasses primary diagnoses of both alcohol abuse and drug abuse.

   Good Hope's substance abuse treatment program for adolescents has filled a need of the Company's other facilities for a reliable referral for adolescents. Most of the patients treated at Good Hope are from the New England area and approximately 30% are minorities.

   Good Hope continues to operate at a loss because of a decline in length of stay and lower reimbursements from third party payors. However, the Company's management team is focused on reducing expenses, increasing revenue and enhancing programming and has recently established new contracts which should stabilize the patient census.

   The Company leases the West Greenwich property. The lease runs for twenty years and is currently in its fourth year. The rent is $13,000 through June, 1997 at which time the landlord has agreed to renegotiate the terms. The Company has an irrevocable option to purchase the property for $1,150,000 on March 1, 1998 or $1,100,000 on March 1, 1999 or any subsequent March 1 through the end of the lease. The West Greenwich facility consists of three buildings, containing a total of approximately 25,000 square feet, located on an approximately 70-acre parcel of land.

   The Company has leased the North Smithfield satellite location for a three year term ending October 31, 1998 and pays $1,700 per month. The North Smithfield location consists of approximately 2,180 square feet. The Company believes that these premises are adequate for its current and anticipated needs.

Operating Statistics

   The  following   table   reflects   selected   financial  and   statistical
information for the operating companies offering substance abuse treatment:

                                          Nine Months
                                             ended       Year Ended June 30,
                                           March 31,
                                             1997         1996        1995

Net patient service revenues..........    $6,098,119   $10,307,262  $8,894,976
PDS2 Revenues(1)......................    $  441,525   $   233,164  $  128,157
Net revenues per patient day(2).......    $      414   $       380  $      397

Average occupancy rate(3).............            59%          63%         66%

Total number of licensed beds at end of
period................................           108           108         108

______________

(1) PDS2 is Pioneer Development and Support Services located in the Company's Highland Ridge facility in Salt Lake City, Utah. It provides clinical support, referrals, management and professional services for a number of the Company's national contracts.

(2) Net revenues per patient day is net patient service revenues divided by total patient days.

(3) Average occupancy rates were obtained by dividing the total number of patient days in each period by the number of beds available in such period. The total beds available include only 47 days for Marin Grove in 1995 due to its closing. In calculating average occupancy rates, the total number of patient days includes patient days attributed to scholarship patients as well as patient days attributed to relapse patients for whom treatment is provided by the Company without charge. In each of the fiscal years ended June 30, 1995 and 1996 and the nine months ended March 31, 1997, these patient days accounted for less than 5% of the total number of patient days for the same period.

Psychiatric Facilities

   Introduction

   The Company believes that its proven ability to provide high quality, cost-effective care in the treatment of substance abuse will enable it to grow in the related behavioral health field of psychiatric treatment. The Company's main advantage is its ability to provide an integrated delivery system of inpatient and outpatient care. As a result of integration, the Company is better able to manage and track patients.

   The Company's inpatient psychiatry services are offered at Harbor Oaks. The Company currently operates five outpatient psychiatric facilities.

   The Company's philosophy at these facilities is to provide the most appropriate and efficacious care with the least restrictive modality of care. Case management is handled by an attending physician and a case manager with continuing oversight of the patient as the patient receives care in different locations or programs. The integrated delivery system allows for better patient tracking and follow-up, and fewer repeat procedures and therapeutic or diagnostic errors. Each new patient receives a thorough diagnostic write-up and a full history is taken. In addition, new patients also receive a full physical examination after which an individualized treatment program is designed which may include inpatient and/or outpatient treatment at one or more of the company's facilities.

   Patients are referred from managed health care organizations, state agencies, individual physicians and by patients themselves. The patient population at these facilities ranges from children as young as 5 years of age to senior citizens. The psychiatric facilities treat a larger percentage of female patients than the substance abuse facilities and do not accept any patients who require physical or chemical restraints or pose a risk of violence or harm to other patients.

   Harbor Oaks

   Harbor Oaks Hospital is a 64 bed psychiatric hospital located in New Baltimore, Michigan, approximately 20 miles northeast of Detroit, which was acquired by the Company in September, 1994. Harbor Oaks Hospital is licensed by the Michigan Department of Commerce and is accredited by JCAHO. Harbor Oaks provides inpatient psychiatric care, partial hospitalization and outpatient treatment to children, adolescents and adults. Harbor Oaks Hospital has serviced clients from Macomb, Oakland and St. Clair Counties and has now expanded its coverage area to include Wayne, Sanilac and Livingston Counties.

   Harbor Oaks Hospital works in conjunction with New Life Treatment Centers, Inc. ("New Life") to offer counseling programs with a traditional Christian philosophy on an inpatient and partial hospitalization basis. This program has attracted patients from across the state and throughout the midwest and northeast United States. The contract with New Life has a term of two years commencing on July 25, 1995. Harbor Oaks pays New Life a monthly fee equal to 50% of net receipts from the program, not including receipts from Medicare, Medicaid, CHAMPUS and other federally funded programs. Under this contract, Harbor Oaks must pay New Life a minimum of $52,500 per month. In addition, Harbor Oaks must pay New Life a fixed fee of $7,500 per month for each patient whose treatment is covered by a federally funded program.

   The Company utilizes the Harbor Oaks facility as a mental health resource to complement its nationally focused substance abuse treatment programs.

   Harbor Oaks Hospital has a specialty program that treats substance abuse patients who have a coexisting psychiatric disorder. This program provides an integrated holistic approach to the treatment of individuals who have both substance abuse and psychiatric problems. The program is offered to both adults and adolescents.

   On February 10, 1997, Harbor Oaks Hospital opened an 8-bed adjudicated residential unit serving adolescents with a substance abuse problem and a co-existing mental disorder who have been adjudicated to have committed criminal acts and who have been referred or required to undergo psychiatric treatment by a court or family service agency. The patients in the program range from 13 to 18 years of age. The program provides patients with educational and recreational activities and adult life functioning skills as well as treatment. Typically, a patient is admitted to the unit for 30 days to six months, with a case review at six months to determine if additional treatment is required.

   Harmony Healthcare

   Harmony Healthcare, located in Las Vegas, Nevada, provides outpatient psychiatric care to children, adolescents and adults in the local area. Harmony also operates employee assistance programs for railroads, health care companies and several large casino companies including Boyd Gaming Corporation, the MGM Grand, the Mirage and Treasure Island resorts with a rapid response program to provide immediate assistance 24 hours a day.

   Total Concept EAP

   Total Concept, an outpatient clinic located in Shawnee Mission, Kansas, provides psychiatric and substance abuse treatment to children, adolescents and adults and manages employee assistance programs for local businesses, gaming, railroads and managed health care companies.

   North Point-Pioneer, Inc.

   NPP consists of five psychiatric clinics in Michigan. The clinics provide outpatient psychiatric and substance abuse treatment to children, adolescents and adults operating under the name Pioneer Counseling Center. The five clinics are located in close proximity to the Harbor Oaks facility which provides more efficient integration of inpatient and outpatient services, a larger coverage area and the ability to share personnel which results in cost savings.

   Pioneer Counseling of Virginia, Inc.

   PCV provides outpatient psychiatric services to adults, adolescents and children through a physicians' practice in Roanoke, Virginia. PCV is 80% owned by the Company. The medical directors, who are employees of the Company, own the remaining 20%.

   BSC-NY, Inc.

   BSC provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area. BSC is affiliated with several hundred outpatient providers and, in addition, has contracts to provide employee assistance services to the employees of Suffolk County, New York and to employees of certain other companies.

   Psychiatric Facilities

   The  Company  owns  or  leases   premises  for  each  of  its   psychiatric
facilities. The Company believes that all of these premises are adequate for its current and anticipated needs.

   The Company owns the building in which Harbor Oaks operates, which is a single story brick and wood frame structure comprising approximately 32,000 square feet situated on an approximately three acre site. The Company has a $1,100,000 mortgage on this property.

   PCV purchased a 7,500 square foot building in Salem, Virginia. The building is subject to a mortgage in the amount of $540,000.

   Harmony, Total Concept, NPP and BSC each lease their premises. The Company believes that each of these premises is leased at fair market value and could be replaced without significant time or expense if necessary.

   Operating Statistics

   The  following   table   reflects   selected   financial  and   statistical
information for Harbor Oaks and all outpatient facilities.

                              Nine Months
                                  Ended          Year Ended June 30,
                                March 31,
                                  1997           1996          1995
         Inpatient
Net patient service revenues $    4,942,249  $   5,296,874 $   2,755,642
Net revenues per patient     $          621  $         548 $         533
day(1)
Average occupancy rate(2)               56 %         64.4%         52.2%
Total number of licensed                  64            64            64
beds at end of period
Source of Revenues:
   Private(3)                          77.7%         75.5%         63.6%
   Government(4)                       22.3%         24.5%         36.4%
  Partial Hospitalization
Net patient service revenues $      504,700  $     921,537 $     449,215
Net revenues per patient     $          287  $         261 $         176
day(1)
         Outpatient
Net Revenues:
   Individual                $    2,596,869  $     648,302
   Contract                  $      703,502  $     503,365
Sources of revenues:
   Private                               99%           89%
   Government                             1%           11%


(1) Net revenues per patient day equals net patient service revenues divided by total patient days.
(2) Average occupancy rates were obtained by dividing the number of patient days in each period by the number of beds available in such period. Additional beds were placed in service during February 1997.
(3) Private pay percentage is the percentage of total patient days derived from all payors other than Medicare and Medicaid.
(4) Government pay percentage is the percentage of total patient days derived from the Medicare and Medicaid programs. Government total for 1996 reflects increase in higher acuity Medicare patients and Medicaid patients.

Long-Term Care Facility

   Industry Background

   The fastest growing market in the health care industry is the segment which provides services for people 65 years of age and older. Demographers predict that this segment of the population will increase dramatically in the next 20 years. The Company believes that there is a current shortage of long-term care facilities which provide subacute and skilled nursing care and that such shortage will be exacerbated by this population trend.

   Franvale

   The Company owns and operates a 128-bed, multi-level, long-term care facility in Braintree, Massachusetts. For the fiscal year ended June 30, 1996, Franvale operated at 87.1% of capacity.

   In September, 1994, the Company received approval from the Commonwealth of Massachusetts for a 25-bed addition to the Franvale facility. Under a one-time regulatory exemption, the Company added an additional 12 beds to Franvale, for a total of 37 new beds, and renovated the existing facility during the 1995 and 1996 fiscal years. To finance this addition and renovation, the Company applied for and received Section 232 Mortgage Financing in an amount of $6,822,700 from HUD. Approximately $2.9 million of that amount was used for the new construction and renovation, which began September 13, 1994, and approximately $2,327,230 was used to repay all indebtedness, plus accrued interest, relating to Franvale, including $497,500 of indebtedness owing to the FDIC. The construction was completed in September 1995. The Company began operation of the new addition on September 29, 1995. The final amount of the mortgage was $6,822,700 as determined by the HUD process of cost certification on July 9, 1996. The monthly debt service is approximately $54,000.

   The refinancing described in the preceding paragraph was accomplished through guarantees provided by the U.S. Department of Housing and Urban Development under Section 232 of The National Housing Act. A non-recourse loan in the amount of $6,822,700 was provided by Charles River Mortgage Company of Boston, Massachusetts in return for a promissory note and mortgage of the Company in the same amount. This amount was adjusted after HUD's final cost certification process completed in July, 1996. The annual interest is 9.25% and the note is payable over a forty-year period commencing January 1, 1996. Pre-payment is allowed with penalty from October 1, 2000 through October 1, 2005, with no penalty after October 1, 2005. All pre-existing debt relating to Franvale was paid by the Company out of the proceeds of the refinancing; $497,500 was paid to the Federal Deposit Insurance Company, $1,823,839 was paid to CMS Capital Ventures, Inc. and $5,888 was paid to Trans National Leasing.

   Currently, the majority of the services provided by the Company at its Franvale facility are skilled nursing services. The short-term rehabilitation and subacute services provided include several forms of intravenous therapy, total parenteral (intravenous) nutrition and pain management. Other subacute services offered include hospice care, wound management and tracheotomy care. The skilled therapeutic services offered by the Company include occupational, physical and speech therapy, respiratory modalities and continence retraining programs. Franvale was the first long-term care facility in Massachusetts to hold DPH certification in all of the modalities of parenteral (intravenous) infusion therapy, and is a leader among long-term care facilities in responding to the needs of the managed care market and for providing transfusion services in a setting that combines the prerequisite skill and cost effectiveness. With completion of the addition and renovation project, the Company is expanding the subacute services it offers to include expanded respiratory therapy services (i.e., mechanically assisted ventilation), peritoneal and neurobehavioral therapeutic services.

   The Company owns the two story building in which Franvale is located which consists of approximately 44,000 square feet. The Company believes that these premises are adequate for its current and anticipated needs.

   On February 19, 1997,  the Company's  Franvale  Nursing and  Rehabilitation
Center ("Franvale") was cited for serious patient care and safety deficiencies by the Massachusetts Department of Public Health as the result of a routine survey. A civil penalty of $3,050 per day was imposed which was reduced to $2,250 per day on March 12, 1997. If the Company does not appeal the imposition of the fines and the deficiency notice, the penalties could be reduced by 35%. At the time of the original citation, the Company was notified by the Department of Public Health and by the federal agency, HCFA, that Franvale would be terminated from the Medicare and Medicaid programs unless Franvale was in substantial compliance with regulatory requirements by March 14, 1997. Franvale submitted a plan of correction to the Department of Public Health and on March 12, 1997, as the result of a resurvey by the Department of Public Health, a new statement of deficiencies was issued, which contained a significant number of violations but recharacterized the level of seriousness of the deficiencies to a lower degree of violation and which extended the threatened date of termination to April 30, 1997.

   As a result of the new statement of deficiencies, the Department of Public Health had precluded the Company from admitting new patients to its Franvale facility until at least April 30, 1997. However, on April 11, 1997, the
Company received authority to admit new patients on a case by case basis. Previous patients were readmitted to the Franvale facility from a hospital only after a case by case review by the Department of Public Health. The Company was obligated to notify the attending physician of each resident of Franvale who was found to have received substandard care of the deficiency notice and was obligated also to notify the Massachusetts board which licenses the administrator of Franvale.

   The Company replaced the management team at Franvale and expended significant sums for staffing and programmatic improvements in order to bring the facility into substantial compliance at the earliest possible date. The Company engaged Oasis Management Company ("Oasis") on November 1, 1996 to provide management services to Franvale and is negotiating a permanent contract with Oasis which has not yet been finalized. The Company currently pays Oasis $6,250 per month for its services. The Company conducted an intensive staff review which resulted in a total reorganization. The present staff was provided with in-service training. The Company is continuing an extensive program of review to ensure that Franvale remains in compliance. If the Franvale facility was not in substantial compliance before April 30, 1997, the facility would have been unable to admit new patients, would have continued to be subject to a case by case review of readmissions, would have continued to incur significant civil penalties, could have lost its certification under the Medicare and Medicaid programs, which would have materially affected the number of residents at the facility and would have called into question its ability to operate, and could have resulted in the loss of its licensure altogether.

   On April 19, 1997 the Department of Public Health, Division of Health Care Quality completed a follow-up survey of the Franvale Nursing Home. As a Result of this survey it was determined that all deficiencies cited from the April 17, 1997 visit had been corrected and the restrictions on Franvale's ability to admit patients were lifted.

   As a result of the decrease in census resulting from the inability of Franvale to admit new patients and the limitations on its ability to re-admit patients, the monetary penalties which accrued, and the expenses that were incurred by the Company in an attempt to cure the cited deficiencies, the Company experienced a material adverse effect on its financial results for the quarter ended March 31, 1997 and anticipates the possibility of continued adverse financial impacts in future quarters.

Operating Statistics

   The  following   table   reflects   selected   financial  and   statistical
information for Franvale:

                                      Nine Months        Year ended June 30,
                                         ended
                                       March 31,
                                          1997         1996           1995

       Net patient service revenues    $4,493,597   $5,043,922  $4,180,471
       Net revenues per patient        $      142   $      137  $      135
       day(1)......................
       Average occupancy rate(2)
                                          89.7%         87.1%          92.7%
       Total number of licensed
       beds at end of period.......          128           128          91
       Source of revenues:
            Private(3).............        29%            8%             8%

            Government(4)..........       71%           92%            92%

____________

(1) Net revenues per patient day equals net patient service revenues divided by total patient days.
(2) Average occupancy rates were obtained by dividing the number of patient days in each period by the number of beds available in such period.
(3) Private pay percentage is the percentage of total patient days derived from all payors other than Medicare and Medicaid.
(4) Government pay percentage is the percentage of total patient days derived from the Medicare and Medicaid programs.

Marketing

   Each  of  the  Company's   substance  abuse  facilities  conducts  its  own
marketing efforts. Mount Regis has two individuals on staff who are responsible for the marketing of that facility's services. Highland Ridge has three individuals on staff, and Good Hope has two individuals on staff who are dedicated to marketing the services of those facilities. Each of the Company's psychiatric facilities conducts its own marketing efforts both locally and nationally. Harbor Oaks has three individuals on staff and
Harmony Healthcare has two individuals on staff who are dedicated to marketing the services of those facilities. Total Concept, BSC and PCV each have an individual on staff whose duties include clinical, administrative and marketing responsibilities. NPP's marketing efforts are run by the Harbor Oaks staff. Franvale, the Company's long-term care facility, also conducts its own local and national/regional marketing and has one individual on staff dedicated to marketing. The Company's national marketing efforts are coordinated by its National Marketing Director who reports to the Company's Executive Vice President.

   The Company has been successful in securing a number of national accounts with a variety of corporations including: Boyd Gaming, Canadian Rail, Conrail, CSX, Hard Rock, the IUE, MCC, MGM, The Mirage, Station Casinos, Union Pacific Railroad, Union Pacific Railroad Hospital Association, VBH, and others.

   The Company markets its substance abuse, inpatient psychiatric and outpatient mental health services both locally and nationally. With respect to substance abuse and psychiatric care, the Company intends to continue its marketing strategy focusing on referral resources in safety sensitive industries, such as transportation, oil and gas exploration, heavy machinery and equipment, manufacturing and health services. The Company has also seen significant growth in the gaming industry both in Nevada and nationally.

    In addition to providing excellent services and treatment outcomes, the Company will continue to negotiate pricing policies to attract patients for long-term intensive treatment which meet length of stay and clinical requirements established by insurers, managed health care organizations and the Company's internal professional standards. The Company, with the support of its owned integrated outpatient systems and management services, plans to pursue more at-risk contracts and outpatient, managed health care fee-for-service contracts.

   The Company's inpatient services are complimented by an integrated system of comprehensive outpatient mental health clinics and physician practices owned or managed by the Company. These clinics and medical practices are strategically located in Nevada, Virginia, Kansas City, Michigan, Utah and New York. They make it possible for the Company to offer wholly integrated, comprehensive, mental health services for corporations and managed care organizations on an at-risk or exclusive fee-for-service basis. Additionally, the Company operates Pioneer Development and Support Services
(PDS2) located in the Highland Ridge facility in Salt Lake City, Utah. PDS2 provides clinical support, referrals, management and professional services for a number of the Company's national contracts. It gives the Company the capacity to provide a complete range of fully integrated mental health services.

   The Company's marketing efforts for long-term care facilities will continue to emphasize the specialized, transitional, sub-acute services provided by Franvale. The Franvale facility provides care to patients who no longer require higher, more costly, acute care provided in intensive care settings at hospitals, but still require nursing intervention and use of a signifkcant amount of auxiliary medical services including intravenous rehabilitation, respiratory and integral therapies. The Company believes that acute care hospitals seek to transfer certain patients who have entered recuperative periods, but who are not yet well enough to be cared for at home, to facilities which offer the type of intensive care available at Franvale. The Company believes that such patients represent a large market, but one which currently is underserved. The Company hopes to continue its relationship with existing acute care hospitals for transitional patients and to develop other networks with health care providers to increase its census, particularly of higher paying private pay and long-term care insured patients.

Growth Strategy

   The Company plans to acquire businesses that will contribute to overall profitability within a short period of time after the acquisition. The Company may also make acquisitions in areas that will further support the integrated delivery system in markets that it currently services.

   The Company has established certain criteria to be applied in pursuing growth opportunities. Ideally, substance abuse and psychiatric acquisition targets would be easily accessible to transportation, would be relatively small and located in areas perceived by the Company to be generally underserved by the services the Company would provide.

   Long-term care facilities generally serve patients within a limited geographical area. The Company's initial acquisition focus in the long-term care market will be in New England. The company anticipates that in evaluating acquisition candidates in the long-term care market, it will concentrate on facilities that are configured to provide the specialized, subacute services which are provided at Franvale.

Competition

   The Company's substance abuse programs compete nationally with other health care providers, including general and chronic care hospitals, both non-profit and for-profit, other substance abuse facilities and short-term detoxification centers. Some competitors have substantially greater financial resources than the Company. The Company believes, however, that it can compete successfully with such institutions because of its success in treating poor-prognosis patients. The Company will compete through its focus on such patients, its willingness to negotiate appropriate rates and its capacity to build and service corporate relationships.

   The Company's psychiatric facilities and programs compete primarily within the respective geographic area serviced by them. The Company competes with private doctors, hospital-based clinics, hospital-based outpatient services and other comparable facilities. The main reasons that the Company competes well are its integrated delivery and dual diagnosis programming. Integrated delivery provides for more efficient follow-up procedures and reductions in length of stay. Dual diagnosis programming provides a niche service for clients with a primary mental health and a secondary substance abuse diagnosis. The dual diagnosis service was developed in response to demand from insurers, employees and treatment facilities.

   With respect to long-term care, the Company's competitors include hospitals, long-term care facilities and hospices which provide both custodial and subacute care. The Company competes in the long-term market within a 25-mile radius from its Franvale facility. The success of a long-term care facility depends on various factors, including the quality of its amenities and facility, the professionalism of its staff and its location. The Company believes that it can compete successfully in the long-term care market, notwithstanding the fact that its competitors are numerous and in many cases have greater financial resources than the Company, by continuing to provide intensive, cost-effective and innovative treatment and by acquiring new facilities or upgrading its existing facilities, as it has done through the construction and renovation project at Franvale, so that the physical plant appeals to private paying patients.

Revenue Sources and Contracts

   The Company has entered into relationships with numerous employers, labor unions and third-party payors to provide services to their employees and members for the treatment of substance abuse and psychiatric disorders. In addition, the Company admits patients who seek treatment directly without the intervention of third parties and whose insurance does not cover these conditions in circumstances where the patient either has adequate financial resources to pay for treatment directly or is eligible to receive free care at one of the Company's facilities. Most of the Company's psychiatric patients either have insurance or pay at least a portion of treatment costs. Free treatment provided each year amounts to less than 5% of the Company's total patient days.

   Each contract is negotiated separately, taking into account the insurance coverage provided to employees and members, and, depending on such coverage, may provide for differing amounts of compensation to the Company for different subsets of employees and members. The charges may be capitated, or fixed with a maximum charge per patient day, and, in the case of larger clients, frequently result in a negotiated discount from the Company's published charges. The Company believes that such discounts are appropriate as they are effective in producing a larger volume of patient admissions. When non-contract patients are treated by the Company, they are billed on the basis of the Company's standard per diem rates and for any additional ancillary services provided to them by the Company.

Quality Assurance and Utilization Review

   The Company has established  comprehensive  quality  assurance  programs at all of its facilities. These programs are designed to ensure that each facility maintains standards that meet or exceed requirements imposed upon the Company with the objective of providing high-quality specialized treatment services to its patients. To this end, the Company's inpatient facilities are accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and the Company's outpatient facilities comply with the standards of National Commission Quality Assurance ("NCQA")
although the facilities are not NCQA certified. The Company's professional staff, including physicians, social workers, psychologists, nurses, dietitians, therapists and counselors, must meet the minimal requirements of licensure related to their specific discipline, in addition to each facility's own internal quality assurance criteria. The Company participates in the federally mandated National Practitioners Data Bank which monitors professional accreditation nationally.

   In response to the increasing reliance of insurers and managed care organizations upon utilization review methodologies, the Company has adopted a comprehensive documentation policy to satisfy relevant reimbursement criteria. Additionally, the Company has developed an internal case management system which provides assurance that services rendered to individual patients are medically appropriate and reimbursable.

Government Regulation

   The Company's business and the development and operation of the Company's facilities are subject to extensive federal, state and local government regulation. In recent years, an increasing number of legislative proposals have been introduced at both the national and state levels that would effect major reforms of the health care system if adopted. Among the proposals under consideration are reforms to increase the availability of group health insurance, to increase reliance upon managed care, to bolster competition and to require that all businesses offer health insurance coverage to their employees. The Company cannot predict whether any such legislative proposals will be adopted and, if adopted, what effect, if any, such proposals would have on the Company's business.

   In addition, both the Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determinations and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to health care facilities. Since 1983, Congress has consistently attempted to limit the growth of federal spending under the Medicare and Medicaid programs and will likely continue to do so. Additionally, congressional spending reductions for the Medicaid program involving the issuance of block grants to states is likely to hasten the reliance upon managed care as a potential savings mechanism of the Medicaid program. As a result of this reform activity the Company can give no assurance that payments under such programs will in the future remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the Commonwealth of Massachusetts and the State of Michigan, are considering reductions in state Medicaid budgets.

   Health Planning Requirements

   Some of the states in which the Company operates, and many of the states where the Company may consider expansion opportunities, have health planning statutes which require that prior to the addition or construction of new beds, the addition of new services, the acquisition of certain medical equipment or certain capital expenditures in excess of defined levels, a state health planning agency must determine that a need exists for such new or additional beds, new services, equipment or capital expenditures. These state determination of need or certificate of need ("DoN") programs are designed to enable states to participate in certain federal and state health related programs and to avoid duplication of health services. DoN's typically are issued for a specified maximum expenditure, must be implemented within a specified time frame and often include elaborate compliance procedures for amendment or modification, if needed. Several states, including the Commonwealth of Massachusetts, have instituted moratoria on some types of DoN's or otherwise stated an intent not to grant approvals for certain health services. Such moratoria may adversely affect the Company's ability to expand in such states, but may also provide a barrier to entry to potential competitors.

   Licensure and Certification

   All of the Company's facilities must be licensed by state regulatory authorities. The Company's Franvale and Harbor Oaks facilities are certified for participation as providers in the Medicare and Medicaid programs.

   The Company's initial and continued licensure of its facilities, and certification to participate in the Medicare and Medicaid programs, depends upon many factors, including accommodations, equipment, services, patient care, safety, personnel, physical environment, the existence of adequate policies, procedures and controls and the regulatory process regarding the facility's initial licensure. Federal, state and local agencies survey facilities on a regular basis to determine whether such facilities are in compliance with governmental operating and health standards and conditions for participating in government programs. Such surveys include review of patient utilization and inspection of standards of patient care. The Company will attempt to ensure that its facilities are operated in compliance with all such standards and conditions. To the extent these standards are not met, however, the license of a facility could be restricted, suspended or revoked, or a facility could be decertified from the Medicare or Medicaid programs.

   Medicare Reimbursement

   Currently, the Company's substance abuse facilities do not receive reimbursement under the Medicare program for services rendered. The Franvale and Harbor Oaks facilities do, however, rely upon such reimbursement as presumably will other long-term care and psychiatric facilities which may be acquired or established by the Company. The Medicare program reimburses long-term care facilities for routine operating costs, capital costs and ancillary costs. Routine operating costs are subject to a routine cost limitation set for each location. Such routine cost limitations are not applicable for the first three years of the facility's operations. Owing to its high acuity patient population, Franvale has received an exception to this routine cost limit for calendar years 1993, 1994, 1995 and 1996. Capital costs include interest expenses, property taxes, lease payments and depreciation expense. Interest and depreciation are calculated based upon the original owner's historical cost (plus the cost of subsequent capital improvements) when changes in ownership have occurred or occur after July
1984. Ancillary costs are reimbursed at actual cost to Medicare beneficiaries based on prescribed cost allocation principles.

   On December 13, 1989, the Catastrophic Care Act of 1988 (the "Catastrophic Care Act") was repealed. Prior to the effective date of the Catastrophic Care Act, federal law provided, as a precondition to Medicare coverage of skilled nursing facility services, that the Medicare beneficiary must have been an inpatient in an acute care hospital for at least three days preceding admission to the nursing facility, with such admission occurring within thirty days after discharge from the acute care hospital. Because the
Catastrophic Care Act has been repealed, that precondition to Medicare coverage of skilled nursing facility services has been reinstated. However, the Catastrophic Care Act's expanded definition of skilled care, which increased beneficiaries' access to skilled nursing services, has been retained.

   The Medicare program generally reimburses psychiatric facilities pursuant to its prospective payment system ("PPS"), in which each facility receives an interim payment of its allowable costs during the year which is later adjusted to reflect actual allowable direct and indirect costs of services based upon the submission of a cost report at the end of each year. However, current Medicare payment policies allow certain psychiatric service providers an exemption from PPS. In order for a facility to be eligible for exemption from PPS, the facility must comply with numerous organizational and operational requirements. PPS-exempt providers are cost reimbursed, receiving the lower of reasonable costs or reasonable charges. The Medicare program fiscal intermediary pays a per diem rate based upon prior year costs, which may be retroactively adjusted upon the submission of annual cost reports.

   The Harbor Oaks facility is currently PPS-exempt. The amount of its cost-based reimbursement may be limited by the Tax Equity and Fiscal
Responsibility Act of 1982 ("TEFRA") and regulations promulgated thereunder. Generally, TEFRA limits the amount of reimbursement a facility may receive to a target amount per discharge, adjusted annually for inflation. This target amount is based upon a facility's reasonable Medicare operating cost divided by Medicare discharges, plus a per diem allowance for capital costs, during its base year of operations. It is not possible to predict the ability of Harbor Oaks to remain PPS-exempt or to anticipate the impact of TEFRA upon the reimbursement received by Harbor Oaks in future periods.

   In order to receive Medicare reimbursement, each participating facility must meet the applicable conditions of participation set forth by the federal government relating to the type of facility, its equipment, its personnel and its standards of medical care, as well as compliance with all state and local laws and regulations. In addition, Medicare regulations generally require that entry into such facilities be through physician referral. The Company must offer services to Medicare recipients on a non-discriminatory basis and may not preferentially accept private pay or commercially insured patients.

   Medicaid Reimbursement

   Currently, the Company's substance abuse facilities do not receive reimbursement under any state Medicaid program. The Franvale and Harbor Oaks facilities do, however, rely upon Medicaid reimbursement, as presumably will other long-term care facilities which may be acquired or established by the Company. A portion of Medicaid costs are paid by states under the Medicaid program and the federal matching payments are not made unless the state's portion is made. Accordingly, the timely receipt of Medicaid payments by a facility may be affected by the financial condition of the relevant state.

   Harbor Oaks, the Company's psychiatric facility, is a participant in the Medicaid program administered by the State of Michigan. The great majority of patients reimbursed under this program are adolescents. Harbor Oaks receives reimbursement from the State of Michigan Medicaid program on a per diem basis, inclusive of ancillary costs. The rate is determined by the state and is adjusted annually based on cost reports filed by the Company.

   The Franvale facility participates in the Medicaid program administered by the Commonwealth of Massachusetts. For 1996 and 1995, Massachusetts Medicaid continued to reimburse skilled nursing facilities on an acuity based prospective system. The 1996 and 1995 rates are based on costs reported and acuity data for 1993 and are adjusted by inflation factors. Under the rate formula established for 1997, Massachusetts nursing facilities received an average increase in their Medicaid rates of approximately 2.4%.

   Actual reimbursement of long-term care costs under the Massachusetts Medicaid program is based in part upon the acuity levels of individual patients. Any changes by the Commonwealth to the methods used to determine patient acuity will therefore affect Medicaid reimbursement to providers of long-term care. At this time the Company cannot predict the impact of future year rate changes on its operations.

   Payment to Medicaid providers in Massachusetts may be delayed or reduced due to budgetary constraints or limited availability of revenues due to general economic conditions affecting the Commonwealth. Such delays and reductions have occurred in the past and no assurance can be given that future reductions will not be made in the scope of covered services or the rate of increase in reimbursement rates, or that future reimbursement will be adequate to cover the provider's cost of providing service. The effect of such limitations or reductions will be to require management to carefully manage costs so that they will come within available reimbursement revenues, if possible.

   Fraud and Abuse Laws

   Various federal and state laws regulate the business relationships and payment arrangements between providers and suppliers of health care services, including employment or service contracts, and investment relationships. These laws include the fraud and abuse provisions of the Medicare and Medicaid statutes as well as similar state statutes (collectively, the "Fraud and Abuse Laws"), which prohibit the payment, receipt, solicitation or offering of any direct or indirect remuneration intended to induce the referral of patients, the ordering, arranging, or providing of covered services, items or equipment. Violations of these provisions may result in civil and criminal penalties and/or exclusion from participation in the Medicare, Medicaid and other government-sponsored programs. The federal government has issued regulations which set forth certain "safe harbors," representing business relationships and payment arrangements that can safely be undertaken without violation of the federal Fraud and Abuse Laws. Failure to fall within a safe harbor does not constitute a per se violation of the federal fraud and abuse laws. The Company believes that its business relationships and payment arrangements either fall within the safe harbors or otherwise comply with the Fraud and Abuse Laws.

Employees

   As of March 15, 1997 the Company  had 522  employees,  of which 18 (17 full time) were employed through the Company's headquarters, 67 (44 full time) at Highland Ridge, 41 (29 full time) at Mount Regis, 51 (25 full time) at Good Hope, 140 (97 full time) at Franvale, 143 (91 full time) at Harbor Oaks, 14 (13 full time) at Harmony Healthcare, 5 (2 full time) at Total Concept, 6 (5 full time) at BSC, 34 (22 full time) at NPP and 3 (3 full time) at PCV. Of the Company's 522 employees, 382 are leased from Allied Resource Management of Florida, Inc. ("ARMFCO"), a wholly owned subsidiary of HRC ARMCO, Inc. (formerly known as Alliance Employee Leasing Corporation), a national employee leasing firm.

   The Company has elected to lease a substantial portion of its employees to provide more favorable employee health benefits at lower cost than would be available to the Company as a single employer and to eliminate certain administrative tasks which otherwise would be imposed on the management of the Company. The Company does not lease employees for its long-term care facility. The arrangements with ARMFCO are implemented through separate leases with the Company relating to each facility, other than Franvale, and are terminable by either party on 30 days' written notice. The agreements with ARMFCO provide that for all leased employees, ARMFCO will administer payroll (including withholding of state and federal payroll taxes), provide for compliance with workers' compensation laws, including procurement of workers' compensation insurance and administering claims, and procure and provide designated employee benefits. The Company retains the right to reject the services of any leased employee and ARMFCO has the right to increase its fees at any time upon thirty days' written notice or immediately upon any increase in payroll taxes, workers' compensation insurance premiums or the cost of employee benefits provided to the leased employees.

   The Company believes that it has been successful in attracting skilled and experienced personnel; competition for such employees is intense, however, and there can be no assurance that the Company will be able to attract and retain necessary qualified employees in the future. None of the Company's employees are covered by a collective bargaining agreement. The Company believes that its relationships with its employees are good.

Insurance

   Each of the Company's facilities maintains separate professional liability insurance policies. Mount Regis, Harbor Oaks, Harmony Healthcare, Total Concept, NPP and BSC have coverage of $1,000,000 per claim and $3,000,000 in the aggregate. Highland Ridge has limits of $1,000,000 per claim and $6,000,000 in the aggregate. Good Hope has coverage of $2,000,000 per claim and $6,000,000 in the aggregate. In addition, these entities maintain general liability insurance coverage in identical amounts. The Company's long-term care facility maintains general and professional liability coverage of $2,000,000, with a limit of $1,000,000 per claim and an aggregate of $5,000,000 excess coverage. PCV's two doctors are currently covered by their own malpractice policies. The Company plans to obtain separate insurance for PCV as soon as its facility is purchased.

   The Company maintains $1,000,000 of directors and officers liability insurance coverage and $1,000,000 of general liability insurance coverage. The Company believes, based on its experience, that its insurance coverage is adequate for its business and that it will continue to be able to obtain adequate coverage.

Legal Proceedings

   The Company received a notice from Pioneer Health Care, Inc., a Massachusetts non-profit corporation demanding that the Company discontinue use of its PIONEER HEALTHCARE trademark upon the grounds that the mark infringes the rights of Pioneer Health Care, Inc. under applicable law. Pioneer Health Care, Inc. threatened to proceed with the necessary legal action to prevent the Company from using the PIONEER HEALTHCARE mark, and to seek a cancellation of the registration that has been issued by the U.S. Patent Trademark Office (the "PTO") to the Company for the PIONEER HEALTHCARE mark, unless the Company complied with this demand. The Company refused to comply with this demand, whereupon Pioneer Health Care, Inc. filed a petition in the PTO seeking the cancellation of the Company's registration of its PIONEER HEALTHCARE trademark. The Company thereupon commenced litigation in the United States District Court for the District of Massachusetts seeking a declaratory judgment that its use of the PIONEER HEALTHCARE trademark does not infringe any rights of Pioneer Health Care, Inc. under applicable law, and that it has the right to maintain its registration of that mark. Pioneer Health Care, Inc. has filed a counterclaim in that litigation seeking injunctive and monetary relief against the Company upon claims of trademark infringement, trademark dilution and unfair competition. The Company is defending itself vigorously against those claims. Proceedings upon the petition filed by Pioneer Health Care, Inc. in the PTO seeking the cancellation of the Company's registration of its PIONEER HEALTHCARE trademark have been stayed pending the resolution of the litigation between the parties. An adverse decision could result in money damages against the Company and required discontinuance by the Company of the PIONEER HEALTHCARE mark could result in costs to the Company which could have a material adverse effect on the Company.

   In January 1996, the Company received notice that Mullikin Medical Center, A Medica Group, Inc., located in Artesia, California, filed a petition with the PTO seeking cancellation of the registration of the PIONEER HEALTHCARE mark. This litigation has been suspended pending the outcome of the proceedings described above.

   On or about November 25, 1996, the Company was named as a defendant in a complaint filed by Bentley Associates, L.P. in the Supreme Court of the State of New York (Civil Action No. 605870/96). The complaint arose out of an alleged breach of contract between Bentley Associates, L.P. and Behavioral Stress Center, Inc. for unpaid advisory fees. The complaint sought compensatory damages and other equitable relief. On January 15, 1997, the Company filed a motion seeking dismissal from the litigation which was granted on April 28, 1997 by order of the court.

                                  MANAGEMENT

Directors and Officers

   The directors and officers of the Company are as follows:

Name                                 Age  Position
Bruce A. Shear....................   42   Director, President and Chief
                                          Executive Officer
Robert H. Boswell.................   48   Executive Vice President
Gerald M. Perlow, M.D. (1)(2)        58   Director and Clerk
Donald E. Robar (1)(2)............   59   Director and Treasurer
Paula C. Wurts....................   48   Controller, Assistant Clerk and
                                          Assistant Treasurer
Howard W. Phillips................   66   Director
William F. Grieco.................   43   Director
____________

(1)           Member of Audit Committee.
(2)           Member of Compensation Committee.

   All of the directors hold office until the annual meeting of stockholders next following their election, or until their successors are elected and qualified. The Compensation Committee reviews and sets executive compensation. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

   Information with respect to the business experience and affiliations of the directors and officers of the Company is set forth below.

   BRUCE A. SHEAR has been President, Chief Executive Officer and a Director of the Company since 1980 and was Treasurer of the Company from September 1993 until February, 1996. From 1976 to 1980 he served as Vice President, Financial Affairs, of the Company. Mr. Shear has served on the Board of Governors of the Federation of American Health Systems for over ten years. Mr. Shear received an M.B.A. from Suffolk University in 1980 and a B.S. in Accounting and Finance from Marquette University in 1976.

   ROBERT H. BOSWELL has served as the Executive Vice President of the Company since 1992. From 1989 until the spring of 1994 Mr. Boswell served as the Administrator of the Company's Highland Ridge Hospital facility where he is based. Mr. Boswell is principally involved with the Company's substance abuse facilities. From 1981 until 1989, he served as the Associate Administrator at the Prevention Education Outpatient Treatment Program--the Cottage Program, International. Mr. Boswell graduated from Fresno State University in 1975 and from 1976 until 1978 attended Rice University's doctoral program in philosophy.

   GERALD M. PERLOW, M.D. has served as a Director of the Company since May 1993 and as Clerk since February, 1996. Dr. Perlow is a cardiologist in private practice in Lynn, Massachusetts, and has been Associate Clinical Professor of Cardiology at the Tufts University School of Medicine since 1972. Dr. Perlow is a Diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine (with a subspecialty in cardiovascular disease) and a Fellow of the American Heart Association, the American College of Cardiology, the American College of Physicians and the Massachusetts Medical Center. From 1987 to 1990, Dr. Perlow served as the Director, Division of Cardiology, at AtlantiCare Medical Center in Lynn, Massachusetts. From October 30, 1996 to March 1, 1997, Dr. Perlow served as President and Director of Perlow Physicians, P.C. which has a management contract with BSC. Dr. Perlow received an annual salary of $25,000 in this position. Dr. Perlow received a B.A. from Harvard College in 1959 and an M.D. from Tufts University School of Medicine in 1963.

   DONALD E. ROBAR has served as a Director of the Company since 1985 and as the Treasurer since February, 1996. He served as the Clerk of the Company from 1992 to 1996. Dr. Robar has been a professor of Psychology since 1961, most recently at Colby-Sawyer College in New London, New Hampshire. Dr. Robar received an Ed.D. from the University of Massachusetts in 1978, an M.A. from Boston College in 1968 and a B.A. from the University of Massachusetts in 1960.

   PAULA C. WURTS has served as the Controller of the Company since 1989 and as Assistant Treasurer since 1993 and as Assistant Clerk since January, 1996. Ms. Wurts served as the Company's Accounting Manager from 1985 until 1989. Ms. Wurts received an Associate's degree in Accounting from the University of South Carolina in 1980, a B.S. in Accounting from Northeastern University in 1989 and passed the examination for Certified Public Accountants. She received a Master's Degree in Accounting from Western New England College in 1996.

   HOWARD W. PHILLIPS has served as a Director of the Company since August 27, 1996 and has been employed by the Company as a public relations specialist since August 1, 1995. From 1982 until October 31, 1995, Mr.
Phillips was the Director of Corporate Finance for D.H. Blair Investment Corp. From 1969 until 1981, Mr. Phillips was associated with Oppenheimer & Co. where he was a partner and Director of Corporate Finance. Mr. Phillips currently is a member of the Board of Directors of Food Court Entertainment Network, Inc., an operator of shopping mall television networks, and Telechips Corp., a manufacturer of visual phones.

   WILLIAM F. GRIECO has served as a Director of the Company since February 18, 1997. Since November of 1995, he has served as Senior Vice President and General Counsel for Fresenius Medical Care North America. From 1989 until November of 1995, Mr. Grieco was a partner at Choate, Hall & Stewart, the Company's principal outside legal counsel. Mr. Grieco is a member of the Board of Directors of Fresenius National Medical Care Holdings, Inc.

Employment Agreements

   The Company has not entered into any employment agreements with its executive officers. The Company has acquired a $1,000,000 key man life insurance policy on the life of Bruce A. Shear.

Executive Compensation

   Two executive officers of the Company received compensation in the 1996 fiscal year which exceeded $100,000. The following table sets forth the compensation paid or accrued by the Company for services rendered to these executives in fiscal years 1994 to 1996:

                         Summary Compensation Table
                                                         Long Term
                                                        Compensation

                                                          Awards
                                         Annual Compensation

         (a)         (b)     (c)     (d)       (e)         (g)        (i)
      Name and                             Other       Securities  All Other
      Principal     Year   Salary   Bonus    Annual    Underlying  Compensation
      Position              ($)      ($)   Compensatio Options/SARs    ($)
                                                ($)          (#)
Bruce A. Shear..... 1996  $294,063      -- $10,818(1)           --        --
  President and     1995  $237,500      --  $8,412(2)           --        --
Chief Executive     1994  $245,000      --  $7,850(3)           --        --
Officer

Robert H. Boswell.. 1996   $80,667  $1,000 $23,750(4)        5,000   $11,250
  Executive Vice    1995   $69,750      --  $6,000(5)       15,000   $28,050
President           1994   $55,083  $5,000  $6,000(5)       14,000   $36,445

___________________________
(1) This amount represents (i) $2,650 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $5,146 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear, and (iii) $3,022 for the personal use of a Company car held by Mr. Shear.

(2) This amount represents (i) $2,450 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $1,195 in premiums paid by the Company for club memberships used by Mr. Shear for personal activities and (iii) $4,767 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear.

(3) This amount represents (i) $2,483 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $600 paid by the Company for club memberships used by Mr. Shear for personal activities and (iii)$ 4,767 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear.

(4) This amount represents (i) $3,750 automobile allowance, and (ii) $20,000 net gain from the exercise of options and subsequent sale of stock.

(5)   This amount represents an automobile allowance.


Compensation of Directors

   Directors  who  are  full  time   employees  of  the  Company   receive  no
compensation for services as members of the Board of Directors. Directors who are not employees of the Company receive a $2,500 stipend per year and $1,000 for each meeting of the Board of Directors which they attend.

   In addition, directors of the Company are entitled to receive certain stock option grants under the Company's Non-Employee Director Stock Option Plan (the ""Non-Employee Director Plan"). Pursuant to the Non-Employee Director Plan, in February 1997, Dr. Perlow, Dr. Robar and Mr. Grieco were each granted an option to purchase 2,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. Pursuant to the Company's 1993 Stock Plan, in February of 1997, Mr. Phillips was granted an option to purchase 2,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. All of these options are immediately exercisable for 25% of the shares with an additional 25% becoming exercisable on each of the first three anniversaries of the grant date.

   Additionally, pursuant to the Company's 1993 Stock Plan, in February 1997, each of Drs. Perlow and Robar and Messrs. Phillips and Grieco was granted an option to purchase 5,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. These options become exercisable six months after the date of the grant for 25% of the shares with an additional 25% becoming exercisable on each of the first three anniversaries of the grant date.

Stock Plan

   The Company's Stock Plan was adopted by the Board of Directors on August 26, 1993 and approved by the stockholders of the Company on November 30, 1993. The Stock Plan provides for the issuance of a maximum of 300,000 shares of the Class A Common Stock of the Company pursuant to the grant of incentive stock options to employees and the grant of nonqualified stock options or restricted stock to employees, directors, consultants and others whose efforts are important to the success of the Company.

   The Stock Plan is administered by the Board of Directors. Subject to the provisions of the Stock Plan, the Board of Directors has the authority to select the optionees or restricted stock recipients and determine the terms of the options or restricted stock granted, including: (i) the number of shares, (ii) option exercise terms, (iii) the exercise or purchase price (which in the case of an incentive stock option cannot be less than the market price of the Class A Common Stock as of the date of grant), (iv) type and duration of transfer or other restrictions and (v) the time and form of payment for restricted stock and upon exercise of options. Generally, an option is not transferable by the option holder except by will or by the laws of descent and distribution. Also, generally, no option may be exercised more than 60 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a period of one year following such termination.

   As of March 31, 1997, the Company had issued options to purchase a total of 207,000 shares of Class A Common Stock under the 1993 Stock Plan at a price per share ranging from $3.50 to $7.00 per share. On February 18, 1997, the Board of Directors repriced all outstanding options, other than options granted to members of the Board of Directors, at $3.50 per share. Generally, options are exercisable upon grant for 25% of the shares covered with an additional 25% becoming exercisable on each of the first three anniversaries of the date of grant.


Issuance of Restricted Stock

   On December 17, 1993, the Company issued 11,250 and 19,750 shares of the Company's Class A Common Stock to certain directors and officers of the Company, respectively, at a purchase price of $4.00 per share. The shares of restricted stock were issued pursuant to the Company's Stock Plan. Each purchaser paid to the Company 25% of the purchase price for his or her shares in cash, and the balance with a non-recourse note. The notes bear interest at 6% per year, are payable quarterly in arrears, and became due March 31, 1997. To secure the payment obligation under the non-recourse notes, shares paid for with these notes have been pledged to the Company. See "Certain
Transactions." The notes were paid in full as of March 31, 1997. Two employees were in default. Mark Cowell forfeited 6,925 shares and Joan Chamberlain forfeited 1,731 shares.

Employee Stock Purchase Plan

   On October 18, 1995, the Board of Directors voted to provide employees who work in excess of 20 hours per week and more than five months per year rights to elect to participate in an Employee Stock Purchase Plan (the "Plan") which became effective February 1, 1996. No more than 100,000 shares may be sold under this Plan. The price per share shall be the lesser of 85% of the average of the bid and ask price on the first day of the plan period and the last day of the plan period. An offering period under the plan began on February 1, 1996 and ended on January 31, 1997. Seventeen employees purchased an aggregate of 9,452 shares of Class A Common Stock. A new offering commenced on February 1, 1997 and will end on January 31, 1998. There are thirty-seven employees participating in the second offering under this plan.

Non-Employee Director Stock Plan

   The Company's Non-Employee Director Stock Plan (the "Director Plan") was adopted by the directors on October 18, 1995 and approved by the Stockholders of the Company on December 15, 1995. Non-qualified options to purchase a total of 30,000 shares of Class A Common Stock are available for issuance under the Director Plan.

   The Director Plan is administered by the Board of Directors or a committee of the Board. Under the Director Plan, each director of the Company who was a director at the time of adoption of the Director Plan and who was not a current or former employee of the Company received an option to purchase that number of shares of Class A Common Stock as equals 500 multiplied by the years of service of such director as of the date of the grant. At the first meeting of the Board of Directors subsequent to each annual meeting of stockholders, each non-employee director is granted under the Director Plan an option to purchase 2,000 shares of the Class A Common Stock of the Company. The option exercise price is the fair market value of the shares of the Company's Class A Common Stock on the date of grant. The options are non-transferable and become exercisable as follows: 25% immediately and 25% on each of the first, second and third anniversaries of the grant date. If an optionee ceases to be a member of the Board of Directors other than for death or permanent disability, the unexercised portion of the options, to the extent unvested, immediately terminate, and the unexercised portion of the options which have vested lapse 180 days after the date the optionee ceases to serve on the Board. In the event of death or permanent disability, all unexercised options vest and the optionee or his or her legal representative has the right to exercise the option for a period of 180 days or until the expiration of the option, if sooner.

   On January 23, 1996, a total of 5,500 shares were issued under the Director Plan at an exercise price of $6.63 per share. In February, 1997, a total of 6,000 shares were issued under the Director Plan at an exercise price of $3.50 per share. As of March 31, 1997, none of these options had been exercised.

   The following table provides information about options granted to the named executive officers during fiscal 1996 under the Company's Stock Plan, Employee Stock Purchase Plan and Non-Employee Director Stock Plan.



                                  Individual Grants
        (a)             (b)         (c)         (d)            (e)
                     Number of     % of
                     Securities    Total
                     Underlying    Options/SARs   Exercise
                    Options/SARs   Granted        or Base    Expiration
       Name         Granted (#)      to            Price        Date
                                   Employees    ($/Share)
                                     in
                                   Fiscal
                                    Year
Bruce A. Shear......    ---          ---            ---          ---
Robert H. Boswell...   5,000       12.2%          $3.50       3/21/01


   The following table provides information about options exercised by the named executive officers during fiscal 1996 and the number and value of options held at the end of fiscal 1996.


          (a)               (b)       (c)          (d)              (e)
                                                Number of         Value of
                                                Securities      Unexercised
                         Shares                 Underlying      In-the-Money
                         Acquired  Value       Unexercised    Options/SARs at
          Name           on        Realized  Options/SARs at     FY-End ($)
                         Exercise     ($)       FY-End (#)    Exercisable/
                            (#)              Exercisable/     Unexercisable
                                             Unexercisable
Bruce A. Shear........      --        --            --               --
Robert H. Boswell.....     5,000    $20,000    25,250/3,730     $6,313/$933

Certain Relationships and Related Transactions

         For approximately the last ten years, Bruce A. Shear, a director and the President and Chief Executive Officer of the Company, and persons affiliated and associated with him have made a series of unsecured loans to the Company and its subsidiaries to enable them to meet ongoing financial commitments. The borrowings generally were entered into when the Company did not have financing available from outside sources and, in the opinion of the Company, were entered into at market rates given the financial condition of the Company and the risks of repayment at the time the loans were made. As of March 31, 1997, the Company owed an aggregate of $75,296 to related parties.

   During the nine months ended March 31, 1997, the Company paid to Mr. Shear approximately $37,800 in principal and accrued interest under various notes. No other consideration was paid to related parties. In connection with the IPO, Mr. Shear contributed to the Company approximately $85,000 of accrued and unpaid interest payable under various notes and approximately $15,000 of accrued and unpaid guarantee fees owed to him for 20,000 shares of the Company's Class B Common Stock. The Company paid Mr. Shear $50,000 out of the proceeds of the IPO in reduction of the principal amount of the notes for the payment of certain tax obligations arising from the issuance of the stock. Upon the consummation of those transactions, Mr. Shear accepted a new promissory note of the Company in exchange for the notes plus accrued interest for $110,596. As of March 31, 1997, the Company owed Bruce A. Shear $78,996 on that promissory note, which is dated March 31, 1994, matures on December 31, 1998 and bears interest at the rate of 8% per year, payable quarterly in arrears, and requires repayments of principal quarterly in equal installments commencing July 1, 1996, until maturity.

Compliance with Section 16(a) of the Exchange Act

   In fiscal year 1997, both Mr. Grieco and Mr. Phillips failed to timely file Form 3 upon joining the Company's Board of Directors. In addition, Dr. Robar, Mr. Boswell, Ms. Wurts and Mr. Phillips each filed a Form 4 relating solely to the grant of options outside of the prescribed time limits. These grants, however, could have been reported on Form 5, in which case they would not have been due until August 14, 1997. Additionally, for fiscal year 1997, Dr. Robar failed to timely file a Form 4 relating to the sale of the Company's Class A Common Stock and Mr. Boswell and Ms. Wurts each failed to timely file a Form 4 relating to the purchase of the Company's Class A Common Stock.

   For fiscal year 1996, Mr. Boswell and Ms. Wurts each failed to timely file Form 5.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


   The following table sets forth certain information as of March 31, 1997 regarding the ownership of shares of the Company's Class A Common Stock, Class B Common Stock and Class C Common Stock (the only classes of capital stock of the Company outstanding as of March 31, 1997) by (i) each person known by the Company to beneficially own more than 5% of any class of the Company's voting securities, (ii) each director of the Company, (iii) each of the named executive officers as defined in 17 CFR 228.402(a)(2) and (iv) all directors and officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. In preparing the following table, the Company has relied on the information furnished by the persons listed below:

                              Name and Address    Amount and Nature  Percent
      Title of Class        of Beneficial Owner     of Beneficial       of
                                                        Owner         Class
                                                                       (12)
Class A Common Stock ...   Gerald M. Perlow           11,462(1)          *
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA   01960
                           Donald E. Robar             8,750(2)          *
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA   01960
                           Bruce A. Shear               5,000(3)         *
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA   01960
                           Robert H. Boswell          29,324(4)        1.08%
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA   01960
                           Howard W. Phillips         35,560(5)        1.3%
                           P. O. Box 2047
                           East Hampton, NY
                           11937
                           William F. Grieco         59,780(6)(7)      2.2%
                           115 Marlborough Street
                           Boston, MA   02116
                           J. Owen Todd               59,280(7)        2.2%
                           c/o Todd and Weld
                           1 Boston Place
                           Boston, MA  02108
                           All Directors and          163,301(8)       6.0%
                           Officers as a Group
                           (7 persons)
Class B Common Stock (9)   Bruce A. Shear            671,259(10)       91.8%
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA   01960
                           All Directors and           671,259         91.8%
                           Officers as a Group
                           (7 persons)

Class C Common Stock....   Bruce A. Shear            156,502(11)       78.3%
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA   01960
                           J. Owen Todd               13,173(7)        6.5%
                           c/o Todd and Weld
                           1 Boston Place
                           Boston, MA  02108
                           William F. Grieco          13,173(7)        6.5%
                           115 Marlborough Street
                           Boston, MA   02116
                           All Directors and           169,675        84.93%
                           Officers as a Group
                           (7 persons)

_________________________

*    Less than 1%.
     (1) Includes 6,000 shares issuable pursuant to currently exercisable stock options or stock options which will become exercisable within sixty days, having an exercise price range of $3.50 to $6.63 per share.
     (2) Includes 7,750 shares issuable pursuant to currently exercisable stock options or stock options which will become exercisable within sixty days, having an exercise price range of $3.50 to $6.63 per share.
     (3) Excludes an aggregate of 59,280 shares of Class A Common Stock owned by the Shear Family Trust and the NMI Trust, of which Bruce A. Shear is a remainder beneficiary.
     (4) Includes an aggregate of 27,750 shares of Class A Common Stock issuable pursuant to currently exercisable stock options at an exercise price of $3.50 per share.
     (5) Includes 35,060 shares issuable upon the exercise of a currently exercisable Unit Purchase Option for 17,530 Units, at a price per unit of $5.99, of which each unit consists of one share of Class A Common Stock and one warrant to purchase an additional share of Class A Common Stock at a price per share of $7.50 and 500 shares issuable pursuant to currently exercisable stock options having an exercise price of $3.50 per share.
     (6) Includes 500 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, having an exercise price of $3.50 per share
     (7) Messrs. Todd and Grieco are the two trustees of the Trusts which collectively hold 72,453 shares of the Company's outstanding Common Stock. Gertrude Shear, Bruce A. Shear's mother, is the lifetime beneficiary of the Trusts. In addition to the shares held by the Trusts, to the best of the Company's knowledge, Gertrude Shear currently owns less than 1% of the Company's outstanding Class B Common Stock and 4.97% of the Company's outstanding Class C Common Stock.
     (8) Includes an aggregate of 54,000 shares issuable pursuant to currently exercisable stock options. Of those options, 2,750 have an exercise price of $6.63 per share and 51,250 have an exercise price of $3.50 per share.
     (9) Each share of Class B Common Stock is convertible into one share of Class A Common Stock automatically upon any sale or transfer thereof or at any time at the option of the holder.
     (10) Includes 56,369 shares of Class B Common Stock pledged to Steven J. Shear of 2 Addison Avenue, Lynn, Massachusetts 01902, Bruce A. Shear's brother, to secure the purchase price obligation of Bruce A. Shear in connection with his purchase of his brother's stock in the Company in December 1988. In the absence of any default under this obligation, Bruce A. Shear retains full voting power with respect to these shares.
     (11) Includes 12,526 shares of Class C Common Stock pledged to Steven J. Shear of 2 Addison Avenue, Lynn, Massachusetts 01902, Bruce A. Shear's brother, to secure the purchase price obligation of Bruce A. Shear in connection with his purchase of his brother's stock in the Company in December 1988. In the absence of any default under this obligation, Bruce A. Shear retains full voting power with respect to these shares. Excludes an aggregate of 13,173 shares of Class C Common Stock owned by the Shear Family Trust and the NMI Trust (the "Trusts"), of which Bruce A. Shear is a remainder beneficiary.

     (12) Represents percentage of equity of class, based on numbers of shares listed under the column headed "Amount and Nature of Beneficial Ownership". Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to five votes per share on all matters on which stockholders may vote (except that the holders of the Class A Common Stock are entitled to elect two members of the Company's Board of Directors and holders of the Class B Common Stock are entitled to elect all the remaining members of the Company's Board of Directors). The Class C Common Stock is non-voting.

     Based on the number of shares listed under the column headed "Amount and Nature of Beneficial Ownership," the following persons or groups held the following percentages of voting rights for all shares of common stock combined as of April 10, 1997:

         Bruce A. Shear ..........................................52.9%
         J. Owen Todd..............................................0.9%
         William F. Grieco.........................................0.9%
         All  Directors  and Officers as a Group (7 persons)......55.4%

     On June 4, 1997, the Company issued 1,000 shares of its Series A Convertible Preferred Stock to ProFutures Special Equity Fund. L.P. which amount represents 100% of the Company's issued and outstanding Series A Convertible Preferred Stock.


                           SELLING SECURITY HOLDERS

     The following table sets forth the ownership of the shares offered pursuant to this Prospectus by the Selling Security Holders as of the dates such information was provided to the Company. The information contained in the following table is based on the Company's records and on information provided by the Selling Security Holders. Since the dates such information was provided to the Company, such information may have changed. Except as otherwise noted in the footnotes to the following table, none of the Selling Security Holders has had any position, office or material relationship with the Company or affiliates during the past three years.


-------------------------------------------------------------------------------
 Name of Selling   Number of Shares  Number of Shares    Number of Shares of
 Security Holder      of Class A        of Class A      Class A Common Stock
                     Common Stock      Common Stock       Owned after the
                         Owned            Offered             Offering
                      Before the
                       Offering
-------------------------------------------------------------------------------
          Infinity     1,027,500       1,027,500(1)               0
   Investors Ltd..
-------------------------------------------------------------------------------
  Seacrest Capital      685,000         685,000(2)                0
          Limited.
-------------------------------------------------------------------------------
    Alpine Capital      25,000           25,000(3)                0
    Partners, Inc.
-------------------------------------------------------------------------------
     Barrow Street       3,000           3,000(4)                 0
    Research, Inc.
-------------------------------------------------------------------------------
   Leon Rubenfaer,       6,000           6,000(5)                 0
              M.D.
-------------------------------------------------------------------------------
  Alan Rickfelder,       9,000           9,000(6)                 0
             Ph.D.
-------------------------------------------------------------------------------
Mukesh Patel, M.D.      32,250           32,250(7)                0
-------------------------------------------------------------------------------
   Himanshu Patel,      32,250           32,250(7)                0
              M.D.
-------------------------------------------------------------------------------
   Irwin Mansdorf,      120,375         114,375(8)              6,000
             Ph.D.
-------------------------------------------------------------------------------
   Yakov Burstein,      45,625           35,625(9)             10,000
             Ph.D.
------------------------------------------------------------------------------
          C.C.R.I.      160,000         160,000(10)               0
       Corporation
-------------------------------------------------------------------------------
         ProFutures      610,000         610,000(11)              0
    Special Equity
        Fund, L.P.
-------------------------------------------------------------------------------

(1) Consists only of 937,500 shares of Class A Common Stock issuable upon the conversion of a 7% convertible debenture due December 31, 1998 in the principal amount of $1,875,000 and 90,000 shares of Class A Common Stock issuable upon the exercise of a warrant at an exercise price of $2.00 per share. The number of shares of Class A Common Stock into which the debenture may be converted is determined by dividing the principal amount to be converted by the conversion price. The conversion price is 98% of the average closing bid price of the Class A Common Stock as reported by NASDAQ for the 5 trading days immediately preceding the date of conversion. The percentage drops 2% per month on the first day of each 30 day period
following   April  15,  1997  during   which  the  Company  does  not  have  a
Registration Statement declared effective by the Securities and Exchange Commission covering such shares. For the purposes of this Prospectus, the number of shares of Class A Common Stock into which the debenture is convertible has been determined by assuming a conversion price of $2.00.

(2) Consists of shares of Class A Common Stock issuable upon the conversion of a 7% convertible debenture due December 31, 1998 in the principal amount of $1,250,000 and 60,000 shares of Class A Common Stock issuable upon the exercise of a warrant issued by the Company to Seacrest Capital Limited at an exercise price of $2.00 per share. The number of shares of Class A Common Stock into which the debenture may be converted is determined by dividing the principal amount to be converted by the conversion price. The conversion price is equal to 98% of the average closing bid price of the Class A Common Stock as reported by NASDAQ for the 5 trading days immediately preceding the date of conversion. This percentage drops 2% per month on the first day of each 30 day period following April 15, 1997 during which the Company does not have a Registration Statement declared effective by the Securities and
Exchange Commission covering such shares. For the purposes of this Prospectus, the number of shares of Class A Common Stock into which the debenture is convertible has been determined by assuming a conversion price of $2.00.

(3) Consists of shares of Class A Common Stock issuable upon the exercise of a warrant issued by the Company to Alpine Capital Partners, Inc. for consulting services at an exercise price of $6.88 per share. The warrant may be exercised in whole or in part any time prior to October 7, 2001. Alpine Capital Partners, Inc. may not sell in excess of 5,000 shares of Class A Common Stock in any thirty day period without the written consent of the Company.

(4) Consists of shares of Class A Common Stock issuable upon the exercise of a warrant issued by the Company to Barrow Street Research, Inc. for investor relation services at an exercise price of $2.50 per share. The warrant may be exercised in whole or in part at any time prior to February 18, 2002.

(5) Consists of shares of Class A Common Stock issued to Leon Rubenfaer, M.D. pursuant to Section 3.1 of an Asset Purchase Agreement for NPP dated May 24, 1996 and entered into by and between certain persons and entities, including Leon Rubenfaer, M.D., Alan Rickfelder, Ph.D. and the Company.

(6) Consists of shares of Class A Common Stock issued to Alan Rickfelder, Ph.D. pursuant to Section 3.1 of an Asset Purchase Agreement for NPP dated May 24, 1996 and entered into by and between certain persons and entities, including Leon Rubenfaer, M.D., Alan Rickfelder, Ph.D. and the Company.

(7) Consists of shares of Class A Common Stock issued to Mukesh Patel, M.D. and to Himanshu Patel, M.D. by the Company pursuant to Section 2.3 of a Stock Exchange Agreement for PCV dated January 17, 1997 entered into by and between Mukesh Patel, M.D., Himanshu Patel, M.D. and the Company.

(8) Consists of 114,375 shares of Class A Common Stock issued to Irwin Mansdorf by the Company pursuant to an Agreement and Plan of Merger dated October 31, 1996 and entered into by and between the Company, BSC-NY, Inc., Behavioral Stress Center, Inc., Irwin Mansdorf and Yakov Burstein. Pursuant to a Registration Rights Agreement entered into by and among, Irwin Mansdorf, Yakov Burstein and the Company, Dr. Mansdorf may not sell in the aggregate in excess of 5,000 shares of Class A Common Stock during any calendar month.

(9) Consists of 35,625 shares of Class A Common Stock issued to Yakov Burstein by the Company pursuant to an Agreement and Plan of Merger dated October 31, 1996 and entered into by and between the Company, BSC-NY, Inc., Behavioral Stress Center, Inc., Irwin Mansdorf and Yakov Burstein. Pursuant to a Registration Rights Agreement entered into by and among, Irwin Mansdorf, Yakov Burstein and the Company, Dr. Burstein may not sell in the aggregate in excess of 5,000 shares of Class A Common Stock during any calendar month.

(10) Consists of 160,000 shares of Class A Common Stock issuable upon the exercise of a warrant issued by the Company to C.C.R.I Corporation at an exercise price of $2.62 per share. The warrant is exercisable as to 40,000 shares of Class A Common Stock at any time prior to March 3, 2002. The warrant becomes exercisable as to an additional 40,000 shares of Class A Common Stock on July 3, 1997 provided that the closing price of the Company's Class A Common Stock as reported by the Nasdaq SmallCap Market has been in excess of $5.62 for ten days prior to July 3, 1997. The warrant becomes exercisable as to an additional 40,000 shares of Class A Common Stock on October 3, 1997 provided that the closing price of the Company's Class A Common Stock as reported by the Nasdaq Small Cap Market has been in excess of $7.62 for 10 days prior to October 3, 1997. The warrant becomes exercisable as to an additional 40,000 shares of Class A Common Stock on January 3, 1998 provided that the closing price of the Company's Class A Common Stock as reported by the Nasdaq SmallCap Market has been in excess of $9.62 for 10 days prior to January 3, 1998. In the event that any of the shares do not become exercisable by their target dates, such shares shall become exercisable retroactively if the respective target prices of the Company's Class A Common Stock are achieved by March 3, 1998. All shares which become exercisable by March 3, 1998 may be exercised at any time prior to March 3, 2002. The warrant shall terminate with respect to such shares which do not become exercisable by March 3, 1998. C.C.R.I. Corporation may not sell in excess of 5,000 shares on any single day or 20,000 shares in any single month without the prior consent of the Company.

(11) Consists of 560,000 shares of Class A Common Stock issuable upon conversion of 1,000 shares of Series A Convertible Preferred Stock assuming a conversion price of $2.00 per share and no payment of cumulative dividends in respect of such shares of Series A Convertible Preferred Stock prior to June 4, 1999. The number of shares of Class A Common Stock into which the Series A Convertible Preferred Stock may be converted is determined by dividing 1,000,000 by eighty percent (80%) of the average closing price of the Class A Common Stock as reported by NASDAQ during the five consecutive trading days proceeding the conversion date; provided, however that in no event may the conversion price be greater than $4.50 per share or less than $2.00 per share. In the event the average closing bid price during the five consecutive trading days proceeding the conversion date is below $2.00 per share, the Company is obligated to pay to ProFutures Special Equities Fund, L.P. the difference between such average and $2.00 multiplied by the number of shares of Class A Common Stock into which the Series A Convertible
Preferred Stock is converted on the conversion date. Consists of 50,000 shares of Class A Common Stock issuable upon the exercise of a warrant issued to ProFutures Special Equities Fund, L.P. at an exercise price of $2.75 per share. The warrant may be exercised in whole or in part at any time prior to June 4, 2000.

                             PLAN OF DISTRIBUTION

     The shares of Class A Common Stock offered by this Prospectus may be sold from time to time by the Selling Security Holders or by transferees thereof. No underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the shares offered by this Prospectus by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to prevailing market prices, or negotiated prices. Underwriter's discounts and usual and customary or specifically negotiated brokerage fees or commissions may be paid by a Selling Security Holder in connection with sales of the shares.

     In order to comply with certain state securities laws, if applicable, the shares of Class A Common Stock offered by this Prospectus will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, such shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares of Class A Common Stock offered by this Prospectus may not simultaneously engage in market-making activities with respect to such shares for a period of two to nine business days prior to the commencement of such distribution. In addition to, and without limiting the foregoing, each of the selling Security Holders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, rules 10b-2, 10b-6, and 10b-7, which provisions may limit the timing of purchases and sales of any of the shares by the Selling Security Holders or any such other person. All of the foregoing may affect the marketability of the shares.

     Pursuant to a Registration Rights Agreement between the Company and Infinity Investors Ltd. ("Infinity") and Seacrest Capital Limited ("Seacrest") (the "Infinity/Seacrest Agreement"), the Company will pay all the fees and expenses incident to the registration of the shares owned by them and offered by this Prospectus (other than underwriting discounts and commissions, if any, and counsel fees and expenses in excess of $10,000, if any). The Company was required, pursuant to the Registration Rights Agreement, to prepare and file with the Commission the Registration Statement of which this Prospectus forms a part, pursuant to Rule 415 under the Act, with respect to all of the shares of Class A Common Stock covered by this Prospectus and owned by Infinity and Seacrest. Pursuant to the Infinity/Seacrest Agreement, the Company agreed to maintain the effectiveness of the Registration Statement for a maximum of 180 days from the date the Registration Statement is declared effective.

     Pursuant to a Registration Rights Agreement between the Company and Irwin Mansdorf ("Mansdorf") and Yakov Burstein ("Burstein") (the
"Mansdorf/Burstein Agreement"), the Company will pay all the fees and expenses incident to the registration of the shares owned by them and offered by this Prospectus (other than underwriting discounts and commissions, if any, and counsel fees and expenses in excess of $5,000, if any). The Company was required, pursuant to the Registration Rights Agreement, to prepare and file with the Commission the Registration Statement of which this Prospectus forms a part, pursuant to Rule 415 under the Act, with respect to all of the shares of Class A Common Stock covered by this Prospectus and owned by Mansdorf and Burstein. Pursuant to the Mansdorf/Burstein Agreement, the Company agreed to maintain the effectiveness of the Registration Statement for a maximum of 24 months following the issuance of the Shares which are the subject of such registration, or, if sooner, the date following the date that all Registrable Securities covered by such registration have been sold pursuant to the provisions of Rule 144.

     Pursuant to a Subscription Agreement between the Company and ProFutures Special Equities Fund, L.P. ("ProFutures"), the Company will pay all the fees and expenses incident to the registration of the shares of the Company's Common Stock issuable upon conversion of Series A Convertible Preferred Stock (the "Registrable Securities") owned by them and offered by this Prospectus (other than underwriting, discounts and commissions, if any). The Company was required, purusant to the Subsctiption Agreement, to prepare and file with the Commission the Registration Statement of which this Prospectus forms a part, pursuant to Rule 415 under the Act, with respect to all of the Registrable Securities covered by this Prospectus and owned by ProFutures. Pursuant to the Subscription Agreement, the Company agreed to maintain the effectiveness of the Registration Statement for a maximum of 24 months following the issuance of the Registrable Securities which are the subject of such registration, or, if sooner, the date following the date that all Registrable Securities covered by such registration have been sold pursuant to the provisions of Rule 144.

     Pursuant to each of the Registration Rights Agreements described above, the Company has agreed to indemnify Infinity, Seacrest, Mansdorf and Burstein against certain liabilities, including liabilities under the Act. In addition, each of Infinity, Seacrest, Mansdorf, Burstein and ProFutures has agreed to indemnify the Company against certain liabilities, including liabilities under the Act. Such Registration Rights Agreements, also provide for rights of contribution if such indemnification is not available.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Choate, Hall & Stewart, Boston, Massachusetts.


                                    EXPERTS

   The financial statements of PHC, Inc. as of June 30, 1996 and 1995 and for the years ended June 30, 1996 and 1995 appearing in this Registration Statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report thereon, and are included herein and therein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.


                            ADDITIONAL INFORMATION

   The Company has filed with the Commission a Registration Statement on Form SB-2 under the Act with respect to the shares offered hereby. This
Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares, reference is hereby made to the Registration Statement, exhibits and schedules which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reference is made to the copies of any contracts or other documents filed or incorporated by reference as exhibits to the Registration Statement.

                          DESCRIPTION OF SECURITIES

     The Company is authorized to issue up to 20,000,000 shares of Class A Common Stock, $.01 par value, 2,000,000 shares of Class B Common Stock, $.01 par value, 200,000 shares of Class C Common Stock, $.01 par value, and 1,000,000 shares of Convertible Preferred Stock, $.01 par value. As of March 31, 1997, the Company had 73 record holders of its Class A Common Stock, 325 record holders of its Class B Common Stock and 342 record holders of its Class C Common Stock, the only classes of equity securities outstanding as of such date.

Common Stock

     The Company has authorized three classes of Common Stock, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock. Subject to any preferential rights in favor of the holders of the Convertible Preferred Stock, the holders of the Common Stock are entitled to dividends when, as and if declared by the Company's Board of Directors. Holders of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are entitled to share equally in such dividends, except that stock dividends (which shall be at the same rate) shall be payable only in Class A Common Stock to holders of Class A Common Stock, only in Class B Common Stock to holders of Class B Common Stock and only in Class C Common Stock to holders of Class C Common Stock.

     On liquidation of the Company, after there shall have been set aside for the holders of Convertible Preferred Stock, if any, the full preferential amount to which they may be entitled, the net assets of the Company remaining available for distribution to stockholders shall be distributed equally to each share of Class A Common Stock, Class B Common Stock and Class C Common Stock.

     Subject to all the rights which may be granted to holders of the Company's Convertible Preferred Stock, if any, and as otherwise required by Massachusetts law, a description of the preferences, voting powers, qualifications and special or relative rights and privileges of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock is set forth below. Except as otherwise stated below and as otherwise required by Massachusetts law, each share of Class A Common Stock, Class B Common Stock and Class C Common Stock has identical powers, preferences and rights.

     Class A Common Stock

     The Class A Common Stock is entitled to one vote per share with respect to all matters on which shareholders are entitled to vote, except as otherwise required by law and except that the holders of the Class A Common Stock are entitled to elect two members to the Company's Board of Directors.

     The Class A Common Stock is non-redeemable and non-convertible and has no pre-emptive rights. The shares of Class A Common Stock offered hereby will be fully paid and non-assessable.

     Class B Common Stock

     The Class B Common Stock is entitled to five votes per share with respect to all matters on which shareholders are entitled to vote, except as otherwise required by law. The holders of the Class B Common Stock are also entitled to elect all of the remaining members of the Board of Directors in excess of the two directors elected by the holders of Class A Common Stock.

     The Class B Common Stock is non-redeemable and has no pre-emptive rights.

     Each share of Class B Common Stock is convertible, at the option of its holder, into a share of Class A Common Stock. In addition, each share of Class B Common Stock is automatically convertible into one fully-paid and non-assessable share of Class A Common Stock (i) upon its sale, gift or transfer to a person who is not an affiliate of the initial holder thereof or
(ii) if transferred to such an affiliate, upon its subsequent sale, gift or other transfer to a person who is not an affiliate of the initial holder. Shares of Class B Common Stock that are converted into Class A Common Stock will be retired and canceled and shall not be reissued.

     All of the outstanding shares of Class B Common Stock are fully paid and nonassessable.

     Class C Common Stock

     The Class C Common Stock is non-voting except as otherwise required by law. The Class C Common Stock is non-redeemable and has no pre-emptive rights.

     The Class C Common Stock is convertible automatically into Class B Common Stock, as follows: if the Company's net profit after taxes (but before any charge is taken with respect to the conversion of the Class C
Common Stock) for the fiscal year ended June 30, 1997 is $4.0 million or more, any shares of Class C Common Stock which have not theretofore been converted into shares of Class B Common Stock will be converted automatically into an equivalent number of shares of Class B Common Stock on the 90th day following the end of the fiscal year in which the targets described above are first achieved. If the earnings target is not achieved, all of the shares of Class C Common Stock outstanding will be canceled and retired without any action on the part of the shareholders, on the 90th day following the end of the Company's fiscal year ended June 30, 1997.

     If the Class C Common Stock is converted into Class B Common Stock, the Company will be obligated concurrently to record a charge to its earnings equal to the product of the number of shares of Class C Common Stock converted and the fair market value of such stock at the time it is converted. The charge will not affect the total shareholder' equity of the Company. The Company believes that it is unlikely that the earnings target for the fiscal year ended June 30, 1997 will be achieved.

Preferred Stock

     The Board of Directors is authorized, subject to the limitations prescribed by law and the Company's Articles of Organization, to issue the Preferred Stock in one or more classes or series and to determine, with respect to any series so established, the preferences, voting powers, qualifications and special or relative rights of the established class or series. The Board of Directors may make this determination and issue shares of Preferred Stock without any prior consent or approval from the holders of the Company's Common Stock for up to the 1,000,000 shares of Preferred Stock which are currently authorized.

     There are currently issued and outstanding 1,000 shares of the Company's Series A Convertible Preferred Stock. The Series A Convertible Preferred
Stock is non-voting except as otherwise required by law. A $60 annual cumulative dividend is payable in respect of each share of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has a liquidation preference over all other classes and series of the Company's stock in the amount of $1,000 per share plus all accrued but unpaid dividends (the "Liquidation Preference"). The Series A Convertible Preferred Stock is redeemable at the option of the Company for 130% of its purchase price on or before the 150th day following its issuance and for 125% of its purchase price after the 150th day following its issuance. Each share of Series A Convertible Preferred Stock is convertible into a number of shares of Class A Common Stock determined by dividing the Liquidation Preference by eighty percent (80%) of the average closing bid price of the Class A Common Stock as reported by NASDAQ during the five consecutive trading days preceding the conversion date (the "Conversion Price"); provided, however, that in no event shall the Conversion Price be less than $2.00 or greater than $4.50. In the event that the Conversion Price would be less than $2.00 (but for the floor specified in the preceding sentence), the holders of Series A Convertible Preferred Stock are entitled to payment by the Company of the difference between the actual Conversion Price and $2.00. Such amount shall be payable by delivery of a promissory note requiring six equal consecutive monthly installments of principal bearing interest at the rate of 8% per year. The Series A Convertible Preferred Stock also has the benefit of certain limited preemptive rights and has dilution protection entitling it to convert into a larger number of shares of Class A Common Stock if there are subsequent issuances of securities by the Company at less than the Conversion Price then applicable to the Series A Convertible Preferred Stock.

Massachusetts Law and Certain Charter Provisions

Anti-Takeover Measures

     In addition to the directors' ability to issue shares of Convertible Preferred Stock in series, the Company's Restated Articles of Organization and By-Laws contain several other provisions that are commonly considered to have an anti-takeover effect. The Company's Restated Articles of Organization include a provision prohibiting shareholder action by written consent except as otherwise provided by law. Under Massachusetts law, action taken by shareholders without a meeting requires their unanimous written consent. Additionally, under the Company's By-Laws, the directors may enlarge the size of the Board and fill any vacancies on the Board.

     Under Massachusetts law, any corporation which has a class of voting securities registered under the Exchange Act is required to classify its board of directors, with respect to the time for which they severally hold office, into three classes, unless the board of directors of such corporation or the stockholders by a vote of two-thirds of the shares outstanding, adopts a vote providing that the corporation shall be exempt from the foregoing provision. A provision classifying the Board of Directors is commonly considered to have an anti-takeover effect. The Company's Board of Directors has voted to exempt the Company from this provision.

     The Company, as a Massachusetts corporation, is subject to the Massachusetts Business Combination statute and to the Massachusetts Control Share Acquisition statute. Under the Massachusetts Business Combination statute, a person (other than certain excluded persons) who acquires 5% or more of the stock of a Massachusetts corporation without the approval of the Board of Directors (an "Interested Shareholder"), may not engage in certain transactions with the corporation for a period of three years. There are certain exceptions to this prohibition; for example, if the Board of Directors approves the acquisition of stock or the transaction prior to the time that the person became an Interested Shareholder, or if the Interested Shareholder acquires 90% of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and stock held by certain employee stock plans) in one transaction, or if the transaction is approved by the Board of Directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the Interested Shareholder.

     Under the Massachusetts Control Share Acquisition statute, a person (the "Acquiror") who makes a bona fide offer to acquire, or acquires, shares of a corporation's common stock that when combined with shares already owned, would increase the Acquiror's ownership to at least 20%, 33 1/3%, or a majority of the voting stock of such corporation, must obtain the approval of a majority of shares held by all shareholders except the Acquiror and the officers and inside directors of the corporation in order to vote the shares acquired. The statute does not require the Acquiror to consummate the purchase before the shareholder vote is taken.

     The foregoing provisions of Massachusetts law and the Company's Restated Articles of Organization and By-Laws could have the effect of discouraging others from attempting unsolicited takeovers of the Company and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Company's Common Stock that might result from actual or rumored unsolicited takeover attempts. Such provisions may also have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

     American Stock Transfer & Trust Company, New York, New York, serves as the Company's Transfer Agent.

NASDAQ System Quotation

     Application has been made to approve the shares being offered hereby for quotation on NASDAQ under the trading symbol PIHC.

                 INDEMNIFICATION FOR SECURITIES ACT VIOLATIONS

     Section 6 of the Company's Restated Articles of Organization provides, in part, that the Company shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such person may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Company during his or her term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

     In addition, the Restated Articles of Organization of the Company, under authority of the Business Corporation Law of the Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to, the declaration of a dividend, repurchase of shares, distribution or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            PHC, INC. AND SUBSIDIARIES


                    INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              PAGE
                                                             NUMBER

REPORT OF INDEPENDENT AUDITORS                                F-1


CONSOLIDATED BALANCE SHEETS                                   F-2


CONSOLIDATED STATEMENTS OF OPERATIONS                         F-3


CONSOLIDATED STATEMENTS OF CHANGES IN
STOCKHOLDERS' EQUITY                                          F-4


CONSOLIDATED STATEMENTS OF CASH FLOWS                         F-5


NOTES TO FINANCIAL STATEMENTS                                 F-6

                        REPORT OF INDEPENDENT AUDITORS



Board of Directors and Stockholders
PHC, Inc.
Peabody, Massachusetts


      We have audited the accompanying consolidated balance sheets of PHC, Inc. and subsidiaries as at June 30, 1996 and June 30, 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the consolidated financial position of PHC, Inc. and subsidiaries at June 30, 1996 and June 30, 1995, and the results of their operations and their cash flows for each of the years then ended in conformity with generally accepted accounting principles.



Richard A. Eisner & Company, LLP
Cambridge, Massachusetts
September 6, 1996

                                PHC, INC. AND SUBSIDIARIES

                                CONSOLIDATED BALANCE SHEETS


                                                March 31,         June 30,
                                                   1997        1996       1995
                 A S S E T S                   ------------     ---------------

               (Notes C and D)                 (Unaudited)
Current assets:
   Cash and cash equivalents . . . . . . . .   $   59,846  $ 293,515  $586,738
   Accounts receivable, net of allowance for
   bad debts of $1,563,824 at March 31, 1997
   $1,492,983 at June 30, 1996
   and $815,459 at June 30, 1995 (Notes A
   and M) . . . . . . . . . . . ...........    12,352,515  8,866,065 5,964,279
   Prepaid expenses. . . . . . . . . . . . .      567,996    259,893   174,539
   Other receivables and advances. . . . . .      120,648     66,513    81,889
   Deferred income tax asset (Note F). . . .      515,300    515,300   251,863
   Other receivables, related party (Note L)    1,461,645
                                                ----------   ------------------
          Total current assets . . . . . . .   15,077,950 10,001,286 7,059,308

Accounts receivable, noncurrent. . . . . . .      740,000    740,000   656,734
Loans receivable . . . . . . . . . . . . . .      126,305    113,805    96,343
Property and equipment, net (Notes A and B).    7,857,904  7,884,063 7,086,637
Deferred income tax asset (Note F) . . . . .      154,700    154,700
Deferred financing costs, net of                  773,936    702,948
amortization. . . . . . . . . . . . . . .
Goodwill, net of accumulated amortization
(Note A) . . . . . . . . . . . .............      891,690    709,573
Other assets . . . . . . . . . . . . . . . .      972,783    454,160   352,795
Net assets of operations held for sale (Note
J). . . . . . . . . . . . . .. . . . .. . . .                 56,682   163,568
Other receivables noncurrent, related party
(Note L) . . . . . . . . . .  . . . . . . . .   1,461,645
                                                ----------   --------- ---------
          T O T A L. . . . . . . . . . . .    $28,056,913$20,817,217$15,415,385

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable. . . . . . . . . . . . .  $ 3,942,029 $3,127,052 $2,282,765
   Notes payable - related parties (Note E).       51,600     56,600     46,598
   Notes payable - bank. . . . . . . . . . .                            100,000
   Current maturities of long-term debt         1,892,220    403,894     61,438
(Note C) . . . . . . .
   Current portion of obligations under           118,591     88,052     59,212
capital leases (Note D). . . . . .
   Accrued payroll, payroll taxes and             712,201    715,515    535,525
benefits . . . . . . . .
   Accrued expenses and other liabilities. .      448,570    738,784    567,846
   Deferred revenue. . . . . . . . . . . . .                             55,453
                                                ---------  ---------  ---------

          Total current liabilities. . . . .    7,165,211  5,129,897  3,708,837
                                                ---------  ---------  ---------

Long-term debt and accounts payable (Note C)    8,973,081  7,754,262  5,682,036
Obligations under capital lease (Note D) . .    1,585,958  1,468,475  1,474,976
Notes payable - related parties (Note E) . .       23,696    47,394      88,996
7% convertible debentures ($3,125,000 less
discount $468,750) (Note C) . .                 2,656,250
                                                ---------  ---------  ---------
          Total noncurrent liabilities . . .   13,238,985  9,270,131  7,246,008
                                                ---------  ---------  ---------
          Total liabilities. . . . . . . . .   20,404,196 14,400,028 10,954,845

Commitents and contingent liabilities
(Notes A, G, H, K, M, N and O)

Stockholders' equity (Notes H and K):
   Preferred stock, $.01 par value;
1,000,000 shares authorized, none
     issued
   Class A common stock, $.01 par value;
20,000,000 shares authorized,
     2,646,884 shares issued and outstanding
in March 1997, 2,293,568
     and 1,504,662 shares issued and               26,468    22,936      15,047
outstanding in June 1996 and 1995 . .
   Class B common stock, $.01 par value;
2,000,000 shares authorized,
     731,348 shares outstanding in
March 1997, 812,237 and 898,795 shares
     outstanding in June 1996 and 1995 and
convertible into one
     share of Class A common stock . . . . .        7,314     8,122       8,988
   Class C common stock, $.01 par value;
200,000 shares authorized and
     199,816 shares outstanding in
March 1997, 199,816 and 199,966 shares
     outstanding in June 1996 and 1995 . . .        1,998     1,998       2,000
   Additional paid-in capital. . . . . . . .    9,202,296 8,078,383   5,554,874
   Notes receivable related to purchase of
31,000 shares of Class A
     common stock. . . . . . . . . . . . . .                (63,928)    (75,362)
   Less 8,656 Class A common treasury             (37,818)
shares, at cost. . . . .
   Accumulated deficit . . . . . . . . . . .  (1,547,541) (1,630,322)(1,045,007)
                                                ---------  ---------  ---------
          Total stockholders' equity . . . .   7,652,717   6,417,189  4,460,540
                                               ----------  ----------  ---------
          T O T A L. . . . . . . . . . . .   $28,056,913 $20,817,217$15,415,385


                    The accompanying notes are an integral part hereof.

                                PHC, INC. AND SUBSIDIARIES

                           CONSOLIDATED STATEMENTS OF OPERATIONS


                            Nine Months Ended
                                 March 31,              Year Ended June 30,
                           --------------------         --------------------
                            1997        1996            1996          1995
                               (Unaudited)

Revenues:
   Patient care, net      $19,472,446 $15,935,970    $21,569,594   $16,408,461
(Note A).
   Other . . . . . . .        806,122     164,844        233,164       128,157
                         -------------  ----------    ----------   -----------
      Total revenue. .     20,278,568  16,100,814     21,802,758    16,536,618
                         -------------  ----------    ----------   -----------
Operating expenses:
   Patient care            10,492,750   8,893,030     12,004,383     9,248,317
expenses . . .
   Cost of management
     contracts . . . .        232,098      93,673        146,407       149,317
   Administrative
expenses . ...........      8,478,923   6,589,688      9,694,802     6,223,815
                         -------------  ----------    ----------   -----------
      Total
operating expenses ..      19,203,771  15,576,391     21,845,592    15,621,449
                         -------------  ----------    ----------   -----------
Income (loss) from
operations.                 1,074,797     524,423        (42,834)      915,169
                        -------------  ----------      ----------   -----------
Other income (expense):
   Interest income . .        106,788      10,787         14,486        28,870
   Other income, net .        332,944     141,744        211,292        80,317
   Start-up costs (Note                  (128,313)     (128,313)
A) . .
   Financing cost (Note      (120,000)
C) . .
   Interest expense. .     (1,318,226)   (629,988)      (863,484)     (577,544)
   Gain on disposal of
center(Note G[2]) . . .                                                 72,756
   Gain (loss) from
operations
     held for sale
(Note J). .                   36,478        18,819        11,947        (9,789)
                         -------------  ----------    ----------   -----------
      Total other
income (expense).           (962,016)     (586,951)     (754,072)     (405,390)
                          -------------  ----------    ----------   -----------
Income (loss) before
income taxes (benefit) .     112,781       (62,528)     (796,906)      509,779

Income taxes (benefit)
   (Note F). . . . . .        30,000                    (211,591)      241,108
                          -------------  ----------    ----------   ----------
NET INCOME (LOSS). . .    $   82,781     $ (62,528)    $(585,315)     $268,671
                          -------------  ----------    ----------   ----------
Net income (loss) per
share (Note A). . . .           $.03         $(.02)        $(.22)         $.11
                          -------------  ----------    ----------   ----------
Weighted average number
of shares outstanding.     3,170,222      2,539,800     2,709,504    2,403,457
                          -------------  ----------    ----------   ----------
                   The accompanying notes are an integral part hereof.

                                 PHC, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                              Class A           Class B            Class C
                              Common            Common             Common
                               Stock             Stock             Stock
                          Shares    Amount   Shares   Amount      Shares Amount


Balance - June 30, 1994  1,483,500  $14,835  920,000  $9,200  200,000   $2,000

Payment of notes
receivable . ..
Conversion of shares. .     21,162      212  (21,205)   (212)    (34)
Net income, year ended
June 30, 1995. . . . .
                         ---------   ------  --------  ------ -------    ------
Balance - June 30, 1995  1,504,662   15,047  898,795   8,988  199,966    2,000

Payment of notes
receivable . .
Conversion of shares. .     86,554      866  (86,558)   (866)    (150)      (2)
Exercise of options . .     22,500      225
Issuance of stock for
obligations in lieu of
cash . .                     6,600       66
Exercise of bridge loan
warrants. . . . . . . .     33,509      335
Sale of stock in
connection with private
placement. . . . . .       493,750    4,937
Costs related to private
placement ..............
Exercise of IPO
warrants. . .               21,493      215
Issuance of shares with
acquisitions. . . . . .     87,000      870
ercise of private
placement warrants. . .     37,500      375
Amount paid for
options, not yet issued
Compensatory stock
options. . .
Net loss, year ended
June 30, 1996. . . . .
                         ---------   ------  --------  ------ -------    ------
Balance - June 30, 1996  2,293,568   22,936   812,237    8,122  199,816  1,998

Additional costs
related to private
placement . . . . . . .
Issuance of shares with
acquisitions. . . . . ..   229,500    2,295
Exercise of options . .     13,475      135
Payment of notes
receivable . .
Conversion of shares. .     80,889      808   (80,889)    (808)
Issuance of employee
stock purchase plan
shares . . . . . .           9,452       94
Issuance of shares in
connection with
consulting agreement.       20,000      200
Issuance of warrants
for services and
financing costs . .
Payment of notes
receivable . ..
Cancellation of notes
receivable. . . . . . .
Net income, nine months
ended March 31, 1997...
                         ---------   ------  --------  ------ -------    ------
Balance - MARCH 31,     2,646,884   $26,468   731,348   $7,314   199,816 $1,998
1997 (UNAUDITED). . . .


                 The accompanying notes are an integral part hereof.

                                      F-4 (Con't on next page)

                                PHC, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                    Additional  Notes        Treasury
                    Paid-in    Receivable    Shares        Accumulated
                    Capital    for Stock  Shares  Amount     Deficit     Total
                   ---------- ----------  ---------------  ----------- --------

Balance - June 30,
 1994...........  $5,554,902 $(93,000)                   $(1,313,678)$4,174,259

Payment of notes
receivable . ..                17,638                                    17,638
Conversion of
shares. .               (28)                                                (28)
Net income, year
ended June 30,
 1995. . . . .                                               268,671    268,671
                  ---------  ---------   ------  ------   ----------  ---------
Balance - June
30, 1995           5,554,874  (75,362)                    (1,045,007) 4,460,540

Payment of notes
receivable . .                 11,434                                    11,434
Conversion of shares.      2                                              - 0 -
Exercise of options  113,575                                            113,800
Issuance of stock
for obligations
in lieu of
cash . .....          36,184                                             36,250
Exercise of bridge
loan warrants. . .   153,617                                            153,952
Sale of stock in
connection with
private
placement. . . . . 1,970,063                                          1,975,000
Costs related to
private
placement.....      (442,395)                                          (442,395)
Exercise of IPO
warrants. . . .      137,785                                            138,000
Issuance of shares
with
acquisitions. . .    392,678                                            393,548
Exercise of private
placement warrants.  149,625                                            150,000
Amount paid for
options, not yet
issued............     9,375                                              9,375
Compensatory stock
options. . .....       3,000                                              3,000
Net loss, year ended
June 30, 1996. . . . .                                      (585,315)  (585,315)
                   ---------  ---------   ------  ------   ----------  ---------
Balance - June 30,
1996.............  8,078,383   (63,928)                    (1,630,322) 6,417,189
Additional costs
related to private
placement . . . .   (9,650)                                              (9,650)
Issuance of shares
with
acquisitions. . .  838,524                                              840,819
Exercise of
options . .         59,709                                               59,844
Payment of notes
receivable . .                    662                                      662
Conversion of
shares. .......                                                           - 0 -
Issuance of employee
stock purchase plan
shares . . . . . .  30,530                                               30,624
Issuance of shares in
connection with
consulting
agreement. .........79,800                                               80,000
Issuance of warrants
for services and
financing costs . .125,000                                              125,000
Payment of notes
receivable . .....             25,448                                    25,448
Cancellation of
notes
receivable. . . .              37,818     8,656  $(37,818)                - 0 -

Net income,
nine months
ended March 31,
1997. . ......                                                82,781     82,781
                   ---------  ---------   ------  ------   ----------  --------
Balance -
MARCH 31,
1997
(UNAUDITED).      $9,202,296  $- 0 -  8,656  $(37,818)  $(1,547,541 $7,652,717

                         The accompanying notes are an integral part hereof.

                                  F-4 (Con't)

                                PHC, INC. AND SUBSIDIARIES

                           CONSOLIDATED STATEMENTS OF CASH FLOWS


                                   Nine Months Ended
                                      March 31,         Year Ended June 30,
                                  1997          1996    1996          1995
                                  -------------------   -----------------------
                                     (Unaudited)

Cash flows from operating
activities:
   Net income (loss) . . . . .    82,781    (62,528)    $(585,315)  $  268,671
   Adjustments to reconcile
   net income (loss) to net
   cash used in operating
   activities:
       Deferred tax provision                             (418,137)    173,137
       (benefit). . . . .
       Depreciation and          456,215    352,231        554,025     238,547
       amortization . . . . . .
       (Increase) in accounts (3,553,085)(3,139,612)    (2,985,052) (1,786,691)
       receivable . . . .
       Compensatory stock options
       and stock and warrants
       issued for obligations. . 125,000                    39,250
       (Increase) in prepaid
       expenses and other current
       assets. . . . . . . . . .(308,103)  (209,329)       (69,978)   (150,933)
       (Increase) decrease in
       other assets . . .        102,704    (31,971)      (107,711)    162,570
       Decrease in net assets
       of operations held
       for sale.............      56,682    107,094        106,886      32,303
       Increase in accounts
       payable. . . . . . .      486,649     49,769      1,414,089     314,196
       Increase (decrease) in
       accrued expenses and
       other
       liabilities . . . . . .  (239,620)   169,547        295,475     258,175
                                ---------  --------      ----------  ----------

          Net cash used in
          operating           (2,790,777)(2,764,799)    (1,756,468)   (490,025)
          activities           ---------  --------      ----------  ----------

Cash flows from investing
activities:
   Acquisition of property and  (359,372)(1,530,567)     (1,557,419)(3,557,378)
   equipment and intangibles .
   Costs related to business    (945,116)  (575,000)
   acquisitions. . . .
   Loan receivable . . . . . .(2,923,290)                   (17,462)   (91,343)
                               ---------  ----------      ----------- ----------
          Net cash used in    (4,227,778) (2,105,567)     (1,574,881)(3,648,721)
          investing           ---------  ----------      -----------  ---------
          activities.

Cash flows from financing
activities:
   Proceeds from borrowings.  6,256,231    2,770,113       2,043,748  5,149,643
   Payments on debt. . . . . (3,155,449)    (678,434)       (402,828)(2,651,546)
   Deferred financing costs..                               (711,960)
   Issuance of common stock.  1,027,854    2,274,501       2,109,166     17,610
   Convertible debt. . . . .  2,656,250
                              ---------  ----------      ----------- ---------

          Net cash provided
          by financing
          activities.         6,784,886   4,366,180         3,038,126 2,515,707

NET DECREASE IN CASH AND
CASH EQUIVALENTS.             (233,669)    (504,186)        (293,223)(1,623,039)

Beginning balance of
cash and cash
equivalents .                  293,515      586,738           586,738 2,209,777
                              ---------  ----------      ----------- ---------
ENDING BALANCE OF CASH
AND CASH
EQUIVALENTS. . .                 59,846      82,552           293,515   586,738
                              ---------  ----------      -----------  ---------

Supplemental cash flow information:
   Cash paid during the year for:
     Interest. . . . . . . . .  956,265    561,427            779,898   575,000
     Income taxes. . . . . .     73,620     51,778            187,120    40,200

Supplemental disclosures
of noncash
investing and
   financing activities:
   Stock issued for acquisitions
   of equipment
   and services. . . . . .      841,225   323,000             393,548    84,242
   Long-term debt assumed
   upon acquisition                                           225,000    84,242
   Note payable due for
   litigation settlement.
   Capital leases. . . . .      108,361                        94,699

                      The accompanying notes are an integral part hereof

                             PHC, INC. AND SUBSIDIARIES

                            NOTES TO FINANCIAL STATEMENTS
                    (Unaudited with respect to March 31, 1997 and
              the nine months ended March 31, 1997 and March 31, 1996)

(NOTE A) - The Company and Summary of Significant Accounting Policies:

      [1]   Basis of presentation and consolidation:

     PHC, Inc. ("PHC") operates substance abuse treatment centers in several locations in the United States, a nursing home in Massachusetts, a psychiatric hospital in Michigan and psychiatric outpatient facilities in Nevada, Kansas and Michigan. PHC, Inc. also manages a psychiatric practice in New York, operates an outpatient facility through a physicians practice, and operates behavioral health centers, through its newest acquisitions. PHC of Utah, Inc. ("PHU"), PHC of Virginia, Inc. ("PHV") and PHC of Rhode Island, Inc. ("PHR") provide treatment of addictive disorders and chemical dependency. PHC of Michigan, Inc. ("PHM") provides inpatient and outpatient psychiatric care. PHC of Nevada, Inc. ("PHN") and PHC of Kansas, Inc. ("PHK") provide psychiatric treatment on an outpatient basis. North Point-Pioneer, Inc. ("NPP") operates six outpatient behavioral health centers under the name of Pioneer Counseling Centers. Behavioral Stress Centers, Inc. ("BSC") provides management and administrative services to psychotherapy and psychological practices (see Note L). Pioneer
Counseling  of  Virginia,   Inc.  ("PCV"),  an  80%  owned  subsidiary  provides
outpatient services through a physicians practice (see Note L). Quality Care Centers of Massachusetts, Inc. ("Quality Care") operates a long-term care facility known as the Franvale Nursing and Rehabilitation Center. STL, Inc. ("STL") operated day care centers (see Note J). The consolidated financial statements include PHC and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

     For the year ended June 30, 1996, the Company incurred costs related to an addition at Quality Care prior to obtaining a license to admit patients. These costs, amounting to $128,313, are included in other expense in the accompanying statement of operations under the caption "Start-up Costs".

      [2]   Revenues and accounts receivable:

     Patient care revenues are recorded at established billing rates or at the amount realizable under agreements with third-party payors, including Medicaid and Medicare. Revenues under third-party payor agreements are subject to examination and adjustment, and amounts realizable may change due to periodic changes in the regulatory environment. Provisions for estimated third party payor settlements are provided in the period the related services are rendered. Differences between the amounts accrued and subsequent settlements are recorded in operations in the year of settlement.

(NOTE A) - The Company and Summary of Significant Accounting Policies:
             (continued)

      [2]   Revenues and accounts receivable:  (continued)

     A substantial portion of the Company's revenues at the Franvale Nursing and Rehabilitation Center is derived from patients under the Medicaid and Medicare programs. There have been and the Company expects that there will continue to be, a number of proposals to limit Medicare and Medicaid reimbursement, as well as reimbursement from certain private payor sources for both Franvale and substance abuse treatment center services. The Company cannot predict at this time whether any of these proposals will be adopted or, if adopted and implemented, what effect such proposals would have on the Company.

     Medicaid reimbursements are currently based on established rates depending on the level of care provided and are adjusted proactively at the beginning of each calendar year. Medicare reimbursements are currently based on provisional rates that are adjusted retroactively based on annual calendar cost reports filed by the Company with Medicare. The Company's calendar year cost reports to Medicare are routinely audited on an annual basis. The Company periodically reviews its provisional billing rates and provides for estimated Medicare adjustments. The Company believes that adequate provision has been made in the financial statements for any adjustments that might result from the outcome of Medicare audits.

     The Company has substantial receivables from Medicaid and Medicare, relating to its long-term care facility aggregating approximately $2,350,000 (including $415,000 related to Medicare adjustments) at June 30, 1996 which constitutes a concentration of credit risk should these agencies defer or be unable to make reimbursement payments as due.
      [3]  Property and equipment:

     Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets using accelerated and straight-line methods. The estimated useful lives are as follows:

                                           Estimated
                    Assets                 Useful Life

            Buildings. . . . . . . . . . 20 through 39 years
            Furniture and equipment. . .  3 through 10 years
            Motor vehicles . . . . . . .. 5 years
            Leasehold improvements . . .. term of lease

(NOTE A) - The Company and Summary of Significant Accounting Policies:
             (continued)

      [4]  Other assets:

     Other assets represent deposits, deferred expenses and costs incurred in the organization of the Companies. Organization costs are amortized over a five-year period using the straight-line method.

      [5]  Goodwill, net of accumulated amortization:

     The excess of the purchase price over the fair market value of net assets acquired are being amortized on a straight-line basis over their estimated useful lives.

      [6]  Earnings per share:

     Net income or loss per share is based on the weighted average number of shares of common stock outstanding during each period excluding Class C common shares held in escrow. Common stock equivalents have been excluded since they are antidilutive.

      [7]   Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      [8]  Cash and cash equivalents:

     Cash and cash equivalents are short-term highly liquid investments with original maturities of less than three months.

      [9]   Interim financial statements:

     The financial statements as of March 31, 1997 and for the nine months ended March 31, 1997 and 1996, are unaudited. In management's opinion, such unaudited financial statements include all adjustments necessary for a fair presentation. Such adjustments were of a normal recurring nature.

(NOTE A) - The Company and Summary of Significant Accounting Policies:
             (continued)

      [10]  Fair value of financial instruments:

     The carrying amounts cash, trade receivables, other current assets, accounts payable, notes payable and accrued expenses approximate fair value.


(NOTE B) - Property and Equipment:

      Property and equipment is comprised as follows:

                                                   June 30,
                                              1996           1995
                                         -------------   -------------



          Land. . . . . . . . . .          $  251,759      $  239,259
          Buildings . . . . . . .           7,338,838       3,834,799
          Furniture and equipment           1,404,716       1,027,413
          Motor vehicles. . . . .              50,889          42,459
          Leasehold improvements.             301,067         216,633
          Construction. . . . . .                           2,753,679
                                         -------------   -------------

                                            9,347,269       8,114,242

          Less accumulated                  1,463,206       1,027,605
          depreciation . . . .
                                         -------------   -------------
                    T o t a l . .          $7,884,063      $7,086,637
                                         -------------   -------------

(NOTE C) - Long-Term Debt:

     At June 30, 1996, the Company substantially completed an addition and renovation to the Quality Care facility in which 37 new beds were added. The Company financed this addition and renovation through the United States Department of Housing and Urban Development ("HUD"). At the final endorsement, which took place subsequent to year-end in July 1996, an additional $479,308 of costs were advanced bringing the final balance of the note payable to $6,781,294. At June 30, 1996 deferred financing costs related to the construction note payable totalled $711,960 and are being amortized over the life of the note. Interest costs capitalized in conjunction with the construction approximated $65,250 and $89,000 at June 30, 1996 and June 30, 1995.

      Long-term debt is summarized as follows:
                                                                 June 30,
                                                             1996        1995
                                                           ----------  --------
Notes payable to various entities with interest ranging
   from 8% to 9% requiring monthly payments aggregating
   approximately $4,000 and maturing through May 2001. . $   58,154  $   73,772

Note payable due in monthly installments of $2,000
   including imputed interest at 8% through April 1,
   1999, when the principal is due . . . . . . . . . . .     60,163      78,145

9% mortgage note due in monthly installments of $4,850
   through July 1, 2012, when the remaining principal
   balance is payable. . . . . . . . . . . . . . . . . .    505,485     518,224

Mortgage note payable. . . . . . . . . . . . . . . . . .                 23,690

Note payable due in monthly installments of $21,506
   including interest at 10.5% through November 1,
   1999, collateralized by all assets of PHN and
   certain receivables . . . . . . . . . . . . . . . . .    735,213

Construction obligations:
   Construction note payable collateralized by real
     estate and insured by HUD due in monthly
     installments of $53,635, including interest at
     9.25%, through December 2035. . . . . . . . . . . .   6,301,986  5,049,643

   Other construction obligations to be added to note
     payable . . . . . . . . . . . . . . . . . . . . . .     344,802

Note payable to a former vendor, payable in monthly
   installments of $19,728 including interest at 9.5%
   through February 1997 (see Note N). . . . . . . . . .     152,353
                                                       ------------- ----------
          T o t a l. . . . . . . . . . . . . . . . . .     8,158,156  5,743,474

Less current maturities. . . . . . . . . . . . . . . .       403,894     61,438
                                                       ------------- ----------
Noncurrent maturities. . . . . . . . . . . . . . . . .    $7,754,262 $5,682,036
                                                       ------------- ----------

      Maturities of long-term debt are as follows as at June 30, 1996:

            Year Ending
             June 30,                            Amount

               1997 . . . . . . . . . . . . .  $  403,894
               1998 . . . . . . . . . . . . .     273,424
               1999 . . . . . . . . . . . . .     302,539
               2000 . . . . . . . . . . . . .     157,923
               2001 . . . . . . . . . . . . .      56,977
               Thereafter . . . . . . . . .     6,618,597
                                              -----------

                         Subtotal . . . . .     7,813,354

               Other construction
                 obligations to be
                 added to note
                         payable . . . . . . .    344,802
                                              -----------
                         T o t a l. . . . .    $8,158,156
                                              -----------

     Subsequent to June 30, 1996, the Company and/or its subsidiaries had the following debt transactions:

     Amounts were borrowed under revolving lines of credit resulting in additional debt being outstanding at March 31, 1997 amounting to approximately $1,200,000. These credit agreements will be in effect for a period of two years with an option to renew for additional one-year periods thereafter. Principal is due upon the expiration of the revolvers and interest is payable monthly at the prime rate plus 2.25%. The credit is collateralized by substantially all assets of two of the Company's subsidiaries.

     The Company issued two 7% convertible debentures due December 31, 1998 in the aggregate principal amount of $3,125,000 with warrants to purchase 150,000 shares of Class A Common Stock at an exercise price of $2.00 per share. The number of shares of Class A Common Stock into which the debentures may be converted is determined by dividing the principal amount to be converted by the conversion price. The conversion price is equal to 96% of the average closing
bid price of the     Common  Stock as reported by NASDAQ for the 5 trading
days immediately preceding the date of conversion. This percentage drops 2% per month beginning each full month after May 15, 1997 during which the Company does not have a Registration Statement declared effective by the Securities and Exchange Commission covering such shares. In addition, on March 31, 1997 the Company issued warrants to the debenture holders as compensation for amending the debenture agreement to allow for a later filing of the Registration Statement which was originally required to be filed in December 1996. The warrants provide for the purchase of 150,000 shares of common stock at $2.00 per share and expire in 2003. The warrants were valued at $120,000.

     The Company mortgaged a building of one of its subsidiaries for $1,100,000 of which approximately $700,000 had been drawn down at March 31, 1997. The mortgage is payable as to interest only for the first year commencing April 30, 1997 at prime plus 5%, and monthly principal payments of $9,166 plus interest thereafter to March 2001 at which time a balloon payment of approximately $780,000 will become due.

     A term note secured by a subsidiary's assets was issued in the amount of $900,000 of which approximately $792,000 is outstanding at March 31, 1997. The note is payable in 48 monthly installments including interest at 11.5% commencing July 30, 1996 according to the following schedule:

                  1st two monthly installments. . .    $ 4,792
                  Next four monthly installments.        8,625
                  Remainder of monthly installments     26,131

(NOTE D) - Capital Lease Obligations:

     At June 30, 1996, the Company is obligated under various capital leases for equipment and real estate providing for monthly payments aggregating approximately $19,000 for fiscal 1997 and terms expiring from December 1996 through February 2014.

      The carrying value of assets under capital leases is as follows:

                                                           June 30,
                                                     1996         1995
                                                  ----------   ----------

            Building. . . . . . . . . . . .     $1,477,800    $1,477,800
            Equipment and improvements. . .        214,754       137,207
            Less accumulated depreciation .       (222,100)     (137,057)
                                                 ----------   ----------
                                                $1,470,454    $1,477,950
                                                 ----------   ----------

     Future minimum lease payments under the terms of the capital lease agreements are as follows at June 30, 1996:

      Year Ending                              Real
       June 30,                 Equipment    Property        Total

         1997. . . . . . . . .  $ 68,895   $   231,000   $   299,895
         1998. . . . . . . . .    56,728       231,000       287,728
         1999. . . . . . . . .    33,262       239,000       272,262
         2000. . . . . . . . .    15,075       259,248       274,323
         2001. . . . . . . . .     3,098       272,208       275,306
         Thereafter. . . . . .               4,886,036     4,886,036
                                ----------   ----------   ----------
         Total future minimum
            lease payments . .   177,058     6,118,492     6,295,550
         Less amount
            representing
            interest . . . . .   (29,711)   (4,709,312)   (4,739,023)
                                ----------   ----------   ----------
        Present value of
            future minimum
            lease payments . .   147,347     1,409,180     1,556,527
         Less current
            portion. . . . .      53,936        34,116        88,052
                                ----------   ----------   ----------
         Long-term
            obligations
            under capital
            lease. . . . . .     $ 93,411  $ 1,375,064   $ 1,468,475
                                ----------   ----------   ----------

(NOTE E) - Notes Payable - Related Parties:

      Related party debt is summarized as follows:

                                                               June 30,
                                                           1996       1995

            Note payable, president and
               principal stockholder,
               interest at 8%, due in
               installments through
              1998 . . . . . . . . . . . . . .          $ 78,996     $110,596
                  Notes payable, other related
                     parties interest at 12% and
                    payable on demand. . . . . . . .      24,998       24,998

                     T o t a l . . . . . . . .           103,994      135,594

           Less current maturities . . . . . .            56,600       46,598
                                                       -----------    ---------

                    T o t a l . . . . . . .             $ 47,394     $ 88,996
                                                       -----------    ---------

     Accrued interest related to these notes totals $3,652 and $21,950 at June 30, 1996 and June 30, 1995, respectively.

      Maturities of related party debt are as follows at June 30, 1996:

            Year Ending
             June 30,                                Amount

               1997. . . . . . . . . . . . . . .  .  $ 56,600
               1998. . . . . . . . . . . . . . . .     31,600
               1999. . . . . . . . . . . . . . . .     15,794
                                                     ----------

                         T o t a l . . . . . . . .   $103,994
                                                     ----------
     Related party interest on notes receivable related to the purchase of Class A common stock approximated $4,295 and $3,000 for the year ended June 30, 1996 and June 30, 1995, respectively.


(NOTE F) - Income Taxes:

     For the year ended June 30, 1995 the Company utilized net operating loss carryforwards of approximately $754,000 to reduce taxable income. No significant state income taxes were paid prior to June 30, 1995.

     The Company had the following deferred tax assets included in the accompanying balance sheets:

                                                               June 30,
                                                        1996         1995

      Temporary differences attributable to:

         Allowance for doubtful accounts . . . .       $510,000     $251,863

         Depreciation. . . . . . . . . . . . . .        154,700

         Other . . . . . . . . . . . . . . . . .          5,300
                                                       ----------   ----------

            Total deferred tax asset . . . .            670,000      251,863

         Less current portion. . . . . . . . . .        515,300      251,863

            Long-term portion. . . . . . . .           $154,700       $ - 0 -
                                                        ----------   ----------

     The Company had no deferred tax liabilities at June 30, 1996 and June 30, 1995.

      Income tax expense (benefit) is as follows:

                                                          Year Ended June 30,
                                                           1996           1995

            Deferred income taxes (benefit) . . .     $(418,137)     $173,000

            Current income taxes. . . . . . . . .       206,546        68,108
                                                       ----------   ----------

                      T o t a l . . . . . . . .       $(211,591)     $241,108
                                                       ----------   ----------

     Reconciliations of the statutory U.S. Federal income taxes based on a rate of 34% to actual income taxes is as follows:
                                                      Year Ended June 30,
                                                   1996               1995

Income taxes (benefit) at statutory rate. . .    $(271,000)       $173,000

State income taxes. . . . . . . . . . . . . .       80,850          48,108

Increase due to nondeductible items,
   primarily penalties and travel and
   entertainment expenses . . . . . . . . . .       12,100          20,000

Other . . . . . . . . . . . . . . . . . . . .      (33,541)
                                                ------------     ------------

          T o t a l . . . . . . . . . . . . .    $(211,591)        $241,108


(NOTE G) - Commitments and Contingent Liabilities:

      [1]   Operating leases:

     The Company leases office and treatment facilities and furniture and equipment under operating leases expiring on various dates through May 2000. Rent expense for the years ended June 30, 1996 and June 30, 1995 was approximately $450,000 and $386,000, respectively. Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of June 30, 1996 are as follows:

            Year Ending
             June 30,                                    Amount

               1997 . . . . . . . . . . . . . . .       $  422,791
               1998 . . . . . . . . . . . . . . .          419,490
               1999 . . . . . . . . . . . . . . .          205,380
               2000 . . . . . . . . . . . . . . .           59,235
                                                       --------------

                         Total minimum future
                          rental payments . . .         $1,106,896
                                                       --------------

      [2]  Center closing:

     The Company decided to discontinue operations at its treatment center in California because of poor financial performance and discharged its last patient in August 1994. The results of operations for the year ended June 30, 1995 reflect revenues of approximately $90,000 and a net gain of approximately $72,000 from this center.

(NOTE H) - Stock Plans:

     The Company has three stock plans: a stock option plan, an employee stock purchase plan and a nonemployee directors' stock option plan.

     The stock option plan provides for the issuance of a maximum of 300,000 shares of Class A common stock of the Company pursuant to the grant of incentive stock options to employees or nonqualified stock options to employees, directors, consultants and others whose efforts are important to the success of the Company. Subject to the provisions of this plan, the compensation committee has the authority to select the optionees and determine the terms of the options including: (i) the number of shares, (ii) option exercise terms, (iii) the exercise or purchase price (which in the case of an incentive stock option will not be less than the market price of the Class A common stock as of the date of grant), (iv) type and duration of transfer or other restrictions and (v) the time and form of payment for restricted stock upon exercise of options.

     In October 1995, the Company adopted an employee stock purchase plan which provides for the purchase of Class A common stock at 85 percent of the fair market value at specific dates, to encourage stock ownership by all eligible employees. At June 30, 1996, 100,000 shares were available for purchase. During the year ended 1996, there were no shares purchased under this plan.

     Also in October 1995, the Company adopted a nonemployee directors' stock option plan that provides for the grant of nonstatutory stock options automatically at the time of each annual meeting of the Board. During the meeting in which this plan was approved, options for 5,500 shares were granted under this plan. The Company has reserved 30,000 shares for issuance under this plan. Each outside director shall be granted an option to purchase 2,000 shares of Class A common stock at fair market value, vesting 25% immediately and 25% on each of the first three anniversaries of the grant.

     The Company had the following activity in its stock option plans for fiscal 1996 and 1995:

                                              Number of      Option Price
                                               Shares         Per Share
                                             ----------       ---------------
      Option plans:
         Balance - June 30, 1994. . .          60,500         $5.00 - $6.37
         Granted. . . . . . . . . . .          39,000         $5.13
         Cancelled. . . . . . . . . .          (7,500)        $5.00


         Balance - June 30, 1995. . .          92,000         $5.00 - $6.37
         Granted. . . . . . . . . . .          46,500         $5.25 - $7.00
         Cancelled. . . . . . . . . .          (1,250)        $5.00
         Exercised. . . . . . . . . .         (22,500)        $5.00 - $5.13

         Balance - June 30, 1996. . .         114,750         $5.00 - $7.00

     Options for 68,625 shares are exercisable as of June 30, 1996 at an average price of $5.20.

     During fiscal 1994 the Company also issued restricted stock to certain of the directors and officers of the Company for the purchase of 31,000 shares at a purchase price of $4.00 per share. The directors and officers were required to pay 25% of the purchase price of their shares immediately, with the balance being payable quarterly over three years together with interest at 6% per year until paid in full.

     Subsequent to June 30, 1996 104,250 of the above options were repriced at the then fair market value of $3.50 per share.

(NOTE I) - Segment Information:

     The Company's continuing operations are classified into two primary business segments: substance abuse/psychiatric treatment and long-term care.

                                                    Year Ended June 30,
                                                    1996          1995
                                                  -----------------------
      Revenue:
         Substance abuse/psychiatric
           treatment. . . . . . . . . .           $16,525,672     $12,227,990
         Long-term care . . . . . . . .             5,043,922       4,180,471
         Other. . . . . . . . . . . . .               233,164         128,157
                                                  ------------   -------------
                T o t a l . . . . . . .           $21,802,758     $16,536,618
                                                  ------------   -------------
      Income (loss) from operations:
         Substance abuse/psychiatric
           treatment. . . . . . . . . .         $     818,188   $     649,395
         Long-term care . . . . . . . .              (826,463)        243,335
         Other. . . . . . . . . . . . .               146,407         149,317
         General corporate. . . . . . .              (180,966)       (126,878)
         Other income (expense), net. .              (754,072)       (405,390)
                                                  ------------   -------------
      Income (loss) before income
         taxes. . . . . . . . . . . . .           $  (796,906)    $   509,779
                                                  ------------   -------------
      Depreciation and amortization:
         Substance abuse/psychiatric
            treatment. . . . . . . . . .      $       349,437      $   131,109
         Long-term care . . . . . . . .               176,450           78,332
         General corporate. . . . . . .                28,138           29,106
                                                  ------------   -------------
                                                 $    554,025      $   238,547
                                                  ------------   -------------
    Capital expenditures:
         Substance abuse/psychiatric
            treatment. . . . . . . . . .          $   233,466      $   496,793
         Long-term care . . . . . . . .               982,978        2,953,679
         General corporate. . . . . .      .           16,583           36,542
                                                  ------------   -------------
                                                  $ 1,233,027      $ 3,487,014
                                                  ------------   -------------
      Identifiable assets:
         Substance abuse/psychiatric
          treatment. . . . . . . . . .            $10,877,197      $ 8,308,656
         Long-term care . . . . . . . .             8,619,133        6,091,763
         General corporate. . . . . . .             1,264,205          851,398
         Net assets of operations held
           for sale . . . . . . . . . .                56,682          163,568
                                                  ------------   -------------
                T o t a l . . . . . .             $20,817,217      $15,415,385

                                                  ------------   -------------

(NOTE J) - Operations Held For Sale:

     Over the past several years, the Company has been systematically phasing out its day care center operations (STL). At June 30, 1996 and June 30, 1995, the Company had net assets relating to its day care centers amounting to approximately $57,000 and $164,000, respectively, which primarily represents the depreciated cost of real estate. At June 30, 1996 the Company had one real estate parcel remaining which was sold in October 1996 at a gain of approximately $38,000.

     The Company does not anticipate any significant future losses due to the day care center operations.


(NOTE K) - Certain Capital Transactions:

     In addition to the outstanding options under the Company's stock plans (Note H), the Company has the following options and warrants outstanding at June 30, 1996:

                               Number of        Exercise        Expiration
           Description        Units/Shares      Price             Date
-------------------------  ------------------  -----------      -----------
   Bridge warrants             4,814 units    $4.57 per unit    September 1998

   Unit purchase option      146,077 units    $5.99 per unit    March 1999

   IPO warrants            1,657,821 shares   $7.50 per share   March 1999

   Private placement
   warrants                  703,125 shares   $4.00 per share   January 1999

   Bridge warrants            33,696 shares   $7.50 per share   March 1999

   Incentive bridge
   warrants                    8,424 shares   $6.00 per share   December 1998

     Each unit consists of one share of Class A common stock and a warrant to purchase one share of Class A common stock at $7.50 per share.

     In February 1996, the Company issued, in a private placement, units comprised of 6,250 shares of Class A common stock and warrants to purchase 9,375 shares of Class A common stock. A total of 79 units, representing 493,750 shares of Class A common stock and 740,625 warrants were issued in the offering at a gross purchase price of $1,975,000. Fees and expenses payable in connection with the offering total $442,395. Subject to the terms and conditions of the applicable warrant agreement, each warrant is exercisable for one share of

Class A common stock at an exercise  price of $4.00,  subject to adjustment upon certain events. The warrants expire in January 1999. Upon the issuance of the units described above, certain additional shares of Class A common stock or securities exercisable therefor became issuable under the antidilution provisions of certain outstanding securities of the Company.

     Also, in connection with the Company's initial public offering, present stockholders have agreed to restrictions on approximately 200,000 shares (designated Class C common stock, which is nonvoting) whereby some or all of those shares will be transferred to the Company for no consideration if certain future earnings targets are not achieved through June 30, 1997. The earnings target for fiscal 1996 was net income of $3.0 million or more to have restrictions released and increases to $4.0 million for the year ending June 30, 1997. When, and if, the share restrictions are released, the Company will incur an expense based on the fair market value of the shares at the time the restrictions lapse. The Company believes that it is unlikely that the earnings target for the fiscal year ending June 30, 1997 will be achieved.

     Subsequent to June 30, 1996, the Company also issued various warrants for the purchase of common stock in exchange for services. The total value assigned to these warrants was approximately $40,000 which is being amortized to expense as the services are provided.


(NOTE L) - Acquisitions:

     On September 20, 1994 the Company purchased a 64-bed healthcare facility located in Michigan ("PHM") which provides psychiatric and other specialty services to patients. The Company acquired the tangible, intangible, and real property owned by the seller of the business for consideration consisting of $759,307 in cash. The purchase price was allocated to the assets acquired as follows:

            Land. . . . . . . . . . . . . . . . . .   20,959
            Building. . . . . . . . . . . . . . . .  644,152
            Equipment and other assets. . . . . ..    94,196
                                                    ------------
                      T o t a l . . . . . . . . . . $759,307
                                                    ------------

     On November 1, 1995, the Company purchased an outpatient facility located in Nevada ("PHN") which provides psychiatric services to patients. The Company acquired the tangible and intangible property owned by the seller of the business for consideration consisting of $631,000 in cash and 75,000 shares of Class A common stock of PHC, Inc. which were valued at $323,000. The purchase price was allocated as follows:

            Accounts receivable . . . . . . . . . .          $231,509
            Equipment and other assets. . . . . . .            54,397
            Covenant not to compete . . . . . . . .            10,500
            Goodwill. . . . . . . . . . . . . . . .           671,359
            Accrued benefits payable. . . . . . . .           (13,765)
                                                            --------------
                      T o t a l . . . . . . . . .            $954,000
                                                            --------------

     On March 29, 1996 PHN entered into a lease  agreement  for the real estate.
The  lease  payments,   which  increase  annually,  are  due  in  equal  monthly
installments over a period of four years.

     On March 16, 1996, the Company purchased an outpatient facility located in Kansas ("PHK") which provides psychiatric services to patients. The Company acquired the tangible and intangible property owned by the seller of the business for consideration consisting of 12,000 shares of Class A common stock of PHC, Inc., valued at $70,548. The purchase price was allocated as follows:

            Equipment and other assets. . . . . . .           $20,000
            Covenant not to compete . . . . . . . .            10,000
            Goodwill. . . . . . . . . . . . . . . .            40,548
                                                            --------------
                      T o t a l . . . . . . . . . .           $70,548
                                                            --------------
     In connection with the acquisition, PHK entered into a lease agreement for the real estate. The lease payments, which increase annually, are due in equal monthly installments over a period of three years.

     On August 31, 1996, the Company purchased the assets of six outpatient behavioral health centers located in Michigan ("NPP"). The centers were purchased for $260,000 and 15,000 shares of Class A common stock of PHC, Inc. The Company borrowed $900,000 to finance the purchase and to provide working capital for the centers.

     On November 1, 1996, BSC-NY, Inc. ("BSC"), merged with Behavioral Stress Centers, Inc., a provider of management and administrative services to psychotherapy and psychological practices in the greater New York City Metropolitan Area. In connection with the merger, the Company issued 150,000 shares of PHC, Inc. Class A Common Stock to the former owners of Behavioral Stress Centers, Inc. Also, in connection with the merger, another entity was formed, Perlow Physicians, P.C. ("Perlow"), to acquire the assets of the medical practices now serviced by BSC. The Company advanced Perlow the funds to acquire those assets and at March 31, 1997 Perlow owed the Company $2,923,290 which is expected to be repaid over two years. The Company has no ownership interest in Perlow although the manager of Perlow is also a member of the Board of Directors of the Company.

     On January 17, 1997, with an effective date of January 1, 1997, the Company entered into a Stock Exchange Agreement with a Virginia corporation owned by two individuals to whom the Company has an outstanding note payable. The corporation consists of private practices of psychiatry. The Stock Exchange Agreement provided that in exchange for $50,000 in cash and 64,500 shares of restricted Class A common stock, the Company received 80% of the outstanding shares of the Virginia corporation. Concurrent with the Stock Exchange Agreement the two owners of the Virginia corporation each executed Employment Agreements with the Virginia corporation to provide professional services. Each agreement requires an annual salary of $200,000 and expires in five years. Further, a Plan and Agreement of Merger was executed whereby the Virginia corporation was merged into PCV.

     On Januar 17, 1997, PCV entered into a purchase and sale agreement with an unrelated general partnership, to purchase real estate with buildings and improvements for $600,000.

     Based on unaudited data, the pro forma results of operations as though the foregoing acquisitions, which were consummated through June 30, 1996, were made at the beginning of the periods indicated below are as follows. Management does not believe such results are indicative of future operations. Information is not available to present pro forma information for acquisition activity subsequent to June 30, 1996.

                                                        Year Ended June 30,
                                                        (in thousands
                                                         except per share
                                                         data)
                                                    1996       1995

            Revenues. . . . . . . . . .           $22,135      $17,588
            Operating expenses. . . . .            22,126       16,559
                                                  ---------    ---------

            Income from operations. . .                 9        1,029
            Other expenses, including
             income taxes . . . . . .                 552         (690)
                                                 ---------    ---------

            Net income (loss) . . . . .           $  (543)     $   339
                                                 ---------    ---------

            Pro forma income (loss)
               per share. . . . . . . .             $(.20)        $.14
                                                 ---------    ---------


(NOTE M) - Sale of Receivables:

     The Company has entered into a sale and purchase agreement whereby third-party receivables are sold at a discount with recourse. The interest rate is calculated at 5.5% plus the six-month LIBOR rate which is 11.3% and 11.5% at June 30, 1996 and June 30, 1995, respectively. The amount of receivables subject to recourse at June 30, 1996 totalled approximately $805,000 and the agreement states that total sales of such outstanding receivables are not to exceed $4,000,000. Proceeds from the sale of these receivables totalled approximately $3,500,000 and $2,100,000 at June 30, 1996 and June 30, 1995, respectively. The purchase fees related to the proceeds above of approximately $73,720 and $30,000 for the years ended June 30, 1996 and June 30, 1995, respectively, are included in interest expense in the accompanying consolidated statement of operations. The agreement expires December 31, 1997.

(NOTE N) - Litigation:

     On October 31, 1994, the Company and a supplier, NovaCare, Inc., ("NovaCare") became parties to a Civil Action in the Superior Court Department of the Trial Court of the Commonwealth of Massachusetts. NovaCare is an entity which contracted with the Company in 1992 to provide rehabilitation therapy and related administrative services to the Company's long-term care facility. During the year ended June 30, 1996, the parties agreed to settle all claims and counterclaims in the Civil Action whereby no additional loss accrual was necessary. See Note C for payment terms. NovaCare has obtained (but has not recorded) a Real Estate Attachment for a portion of the settlement amount which may be employed if PHC does not satisfy its obligation under the settlement agreement.

     The Company is involved in litigation related to the use of its trademark name, PIONEER HEALTHCARE, in an action pending before a federal court. If the Company were required to discontinue using the PIONEER HEALTHCARE mark, the costs and/or monetary damages related to the litigation involved could have an adverse effect on the Company's financial performance.

     The Company was named as a defendant in a complaint filed in the Supreme Court of the State of New York. The complaint alleges claims for breach of contract, specific performance and quantum meruit in connection with the merger and acquisition of PHC with Behavioral Stress Center, Inc. ("BSC") on November 1, 1996. PHC has referred the defense of the action to BSC, which has agreed to defend and indemnify PHC for all claims in the action. The complaint seeks compensatory damages for alleged unpaid advisory fees of approximately $1.3 million and equitable relief. PHC subsequently moved to dismiss the complaint on the grounds that it is not a party to nor is it responsible for any fees allegedly owed under the contract at issue in the case. PHC's motion is currently pending before the Court.


(NOTE O) - Contingency:

     In February 1997, Quality Care was notified by regulatory authorities that the Company was cited for deficiencies and was subjected to certain fines and restrictions on its operations.

     The Company has addressed the deficiencies and no longer has restrictions on its operations and is negotiating the reduction of such fines.

                             PHC, INC. AND SUBSIDIARIES

                            NOTES TO FINANCIAL STATEMENTS
                    (Unaudited with respect to March 31, 1997 and
              the nine months ended March 31, 1997 and March 31, 1996)



 (NOTE P) - Subsequent Financing:

     In June 1997, the Company received $1,000,000 in exchange for the issuance of Series A Convertible Preferred Stock and warrants to purchase 50,000 shares of Class A Common Stock. The warrants are exercisable at $2.75 per share and expire in 2000. The issuance of these securities will result in the issuance of some additional Class A common shares under existing dilution agreements with other stockholders.

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                                II-16



INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

   Section 6 of the Registrant's Restated Articles of Organization provides, in part, that the Registrant shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such person may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Registrant during his or her term in office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

   In  addition,  the Restated  Articles of  Organization  of the  Registrant,
under authority of the Business Corporation Law of the Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to, the declaration of a dividend, repurchase of shares, distribution, or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

Item 25.  Other Expenses of Issuance and Distribution

   It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder:


     SEC Registration Fee  .......................   $  2,912
     NASDAQ Listing Fees  ........................   $  7,500
     Legal Fees and Expenses .....................   $ 50,000
     Accounting Fees and Expenses ................   $ 10,000
     Miscellaneous  ..............................   $  1,080

                                             Total   $ 71,492

     The Registrant will bear all expenses shown above.

Item 26.  Recent Sales of Unregistered Securities

     In the three years preceding the filing of this registration statement, the Registrant has issued the following securities without registering such securities under the Securities Act.

     On June 21, 1994 the Company issued 15,000 shares of Class A Common Stock to Edwin Brown in exchange for the acquisition by the Company of Mr. Brown's interest in Highland Ridge Hospital.

     On July 7, 1995 the Company issued a warrant for the purchase of up to 1,600 shares of Class A Common Stock at an exercise price of $5.47 to Westergard Publishing in payment for investor relations services.

     On November 1, 1995 the Company issued 75,000 shares of Class A Common Stock to Norton A. Roitman in exchange for the acquisition by the Company of Dr. Roitman's interest in Harmony Healthcare.

     On February 8, 1996 the Company issued 79 units, each of which consisted of 6,250 shares of Class A Common Stock, and 9,375 warrants, each of which is exercisable for one share of Class A Common Stock at an exercise price of $4.00 per share to 11 investors in a private placement, which resulted in net proceeds to the Company of approximately $1,524,800.

     On March 15, 1996 the Company issued 12,000 shares of Class A Common Stock to Ronald J. Dreier in exchange for the acquisition by the Company of Mr. Dreier's interest in Total Concept.

     On April 15, 1996 the Company issued a warrant to purchase up to 2,500 shares of Class A Common Stock at an exercise price of $5.50 to Peter Mintz as payment for investor relations services.

     On April 23, 1996 the Company issued a warrant to purchase up to 2,500 shares of Class A Common Stock at an exercise price of $5.50 to Barrow Street Research as payment for investor relations services.

     On September 30, 1996 the Company issued 6,000 shares of Class A Common Stock to Leon Rubenfair and 9,000 shares of Class A Common Stock to Alan Rickfelder in exchange for the acquisition by the Company of their interest in NPP.

     On November 1, 1996 the Company issued 114,375 shares of Class A Common Stock to Dr. Irwin Mansdorf and 35,625 shares of Class A Common Stock to Dr. Yakov Burstein in exchange for the acquisition by the Company of Drs. Mansdorf's and Burstein's interest in BSC.

     On January 13, 1997 the Company issued 32,250 shares of Class A Common Stock to each of Dr. Himanshu Patel and Dr. Mukesh P. Patel in exchange for the acquisition by the Company of their interest in PCV.

     On November 11, 1996 the Company issued a warrant to purchase up to 25,000 shares of Class A Common Stock at an exercise price of $6.88 per share to Alpine Capital Partners as payment for consulting services.

     On February 18, 1997, the Company issued a warrant to purchase up to 3,000 shares of Class A Common Stock at an exercise price of $3.50 per share to Barrow Street Research as payment for investor relation services.

     On December 6, 1996 the Company issued 7% Convertible Debentures due December 31, 1998 in the aggregate face amount of $3,125,000 (the "Debentures") to Infinity Investors Ltd. ("Infinity") and Seacrest Capital Limited ("Seacrest") resulting in $2,500,000 of proceeds to the Company.

     On March 31, 1997 the Company issued a warrant to purchase up to 90,000 shares of Class A Common Stock to Infinity and a warrant to purchase up to 60,000 shares of Class A Common Stock to Seacrest at an exercise price of $2.00 per share in consideration of Infinity and Seacrest waiving certain liquidated damages payable to them pursuant to the Debentures.

     On March 3, 1997 the Company issued a warrant to purchase up to 160,000 shares of Class A Common Stock at an exercise price of $2.62 per share to C.C.R.I. Corporation as payment for consultant services.

     On March 4, 1997 the Company issued 100 shares of Class A Common Stock to Charles E. Hauff a former employee in consideration of past employment services.

     On June 4, 1997 the Company issued 1,000 shares of its Series A Convertible Preferred Stock to ProFutures Special Equities Fund, L.P. resulting in $900,000 of net proceeds to the Company. Also on June 4, 1997 the Company issued a warrant to purchase up to 50,000 shares of its Class A Common Stock at an exercise price of $2.75 per share to ProFutures Special Equities Fund, L.P. in connection with the issuance of the Series A Convertible Preferred Stock.

     None  of  the  sales  of   securities   described   above   involved   an
underwriter. Each sale was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act on the basis that such sales by the Registrant did not involve a public offering. Additionally, the February 8, 1996 private placement was made in reliance upon Regulation D of the Securities Act of 1933 pursuant to which the Registrant filed a Form D on January 25, 1996.

Exhibits List

-------------------------------------------------------------------------------
Exhibit No.                             Description
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
        23.1 Consent of Independent Auditors
-------------------------------------------------------------------------------
        23.3 Consent of Choate, Hall & Stewart (included in Exhibit 5.1).
-------------------------------------------------------------------------------
         3.3 Certificate of Vote of Directors establishing a Series of a Class of Stock dated June 3, 1997.
-------------------------------------------------------------------------------
        4.21 Subscription Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. for 1,000 shares of Series A Convertible Preferred Stock.
--------------------------------------------------------------------------------
        4.22 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. for 50,000 shares of Class A Common Stock.
--------------------------------------------------------------------------------

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, State of Massachusetts, on June 11, 1997.

                                   PHC, INC.



                                   By: /s/_______________________
*
                                      Bruce A. Shear, President and
                                      Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Title                 Date

                               President and Chief          June 11, 1997
By:                            Executive
             *                 Officer and Director
                               (principal
       Bruce A, Shear          executive officer)

By:          *
      Robert H. Boswell        Executive Vice President     June 11, 1997

                               Controller, Assistant        June 11, 1997
By:          *                 Treasurer
     Paula C. Wurts            and Assistant Clerk
                               (principal financial
                               officer)

By:          *
    Gerald M. Perlow           Clerk and Director           June 11, 1997

By:          *
    Donald E. Robar            Treasurer and Director       June 11, 1997

By:          *
    Howard W. Phillips         Director                     June 11, 1997

By:          *
    William F. Grieco          Director                     June 11, 1997

*By:  /s/  Bruce A. Shear
    ---------------------
          Bruce A. Shear
         as attorney-in-fact

Item 27.  Exhibits

 Exhibits Index

-------------------------------------------------------------------------------
Exhibit No.                             Description
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
       ++1.1 Form of Underwriting Agreement
------------------------------------------------------------------------------
        +3.1 Restated Articles of Organization of the Registrant, as amended
-------------------------------------------------------------------------------
     ****3.2 By-laws of the Registrant, as amended.
-------------------------------------------------------------------------------
         3.3 Certificate of Vote of Directors establishing a Series of a Class of Stock dated June 3, 1997.
-------------------------------------------------------------------------------
        +4.1 Form of Warrant Agreement
-------------------------------------------------------------------------------
        +4.2 Specimen certificate representing Class A Common Stock.
-------------------------------------------------------------------------------
        +4.3 Form of  Certificates  representing  redeemable  Class A Warrants
             (form of certificate representing redeemable Class A Warrants included in Exhibit 4.1).
-------------------------------------------------------------------------------
        +4.4 Form of Unit Purchase Option.
-------------------------------------------------------------------------------
        #4.5 Form of warrant issued to Barrow Street Research,  Inc. and Peter
             G. Mintz.
-------------------------------------------------------------------------------
        #4.6 Form of warrant issued to Robert A. Naify,  Marshall Naify, Sarah
             M. Hassanein and Whitney Gettinge
-------------------------------------------------------------------------------
        #4.7 Form of  Subscription  Agreement  prior to the  Purchase of Units
             Consisting of Shares of Class A Common Stock and Warrants to Purchase Class A Common Sto
-------------------------------------------------------------------------------
    ###4.7.1 Regulation D Securities  Subscription  Agreement among PHC, Inc.,
             Infinity Investors Ltd. and Seacrest Capital Limited dated October 1996
-------------------------------------------------------------------------------
         4.8 Form of Warrant Agreement by and among the Company, American Transfer & Trust Company and AmeriCorp Securities, Inc. executed in connection with the Private Placement.
-------------------------------------------------------------------------------
    ###4.8.1 7%  Convertible  Debenture  issued to Infinity  Investors Ltd. in the principal amount of $1,975.000
-------------------------------------------------------------------------------
         4.9 Form of Certificates representing the New Warrants (form of certificate representing New Warrants included in Exhibit 4.8)
-------------------------------------------------------------------------------
    ###4.9.1 7%  Convertible  Debenture  to  Seacrest  Capital  Limited in the
             principal amount of $1,250.000
-------------------------------------------------------------------------------
     ###4.10 Book  Entry   Transfer   Agent   Agreement   among   PHC,   Inc.,
             Infinity Investors Ltd., Seacrest Capital Limited and American Stock Transfer & Trust Company dated October 7, 1996
-------------------------------------------------------------------------------
     ###4.11 Registration   Rights   Agreement   among  PHC,  Inc.,   Infinity
             Investors and  Seacrest Capital Limited dated October 7, 1996
-------------------------------------------------------------------------------
        4.12 Form  of  Subscription   Agreement  for  the  Purchase  of  Units
             Consisting of Shares of Class A Common Stock and Warrants to Purchase Class A Common Stock.
-------------------------------------------------------------------------------
        4.13 Stock Transfer & Trust Company and AmeriCorp Securities, Inc, executed in connection with the Private Placement.
-------------------------------------------------------------------------------
        4.14 Form of Certificates representing the New Warrants (form of certificate representing New Warrants included in Exhibit 4.8).
-------------------------------------------------------------------------------
        4.15 Form of Warrant Agreement issued to Alpine Capital Partners, Inc. to purchase 25,000 Class A Common shares dated October 7, 1996.
-------------------------------------------------------------------------------
        4.16 Stock   Exchange   Agreement  by  and  between   PHC,   Inc.  and
             Psychiatric & Counseling Associates of Roanoke, Inc.
-------------------------------------------------------------------------------
      @ 4.17 Form of Warrant Agreement issued to Barrow Street Research,  Inc.
             to  purchase  3,000  Class A Common  shares  dated  February  18,
             1997.
-------------------------------------------------------------------------------
      @ 4.18 Form of Consultant  Warrant  Agreement by and between PHC,  Inc., and C.C.R.I. Corporation dated March 3, 1997 to purchase 160,000 shares Class A Common Stock.
-------------------------------------------------------------------------------
      @ 4.19 Amendment  Agreement by and between PHC, Inc., Infinity Investors
             Ltd., and Seacrest Capital Limited as parties to Regulation D Securities Subscription Agreement dated October 7, 1996.
-------------------------------------------------------------------------------
      @ 4.20 Loan and Security Agreement by and between PHC of Michigan,  Inc.
             and HCFP Funding, Inc. dated March 11, 1997 in the amount of $300.000.
-------------------------------------------------------------------------------

  Exhibit Index (Con't)


Exhibit No.                             Description
-------------------------------------------------------------------------------
        4.21 Subscription Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. for 1,000 shares of Series A Convertible Preferred Stock.
--------------------------------------------------------------------------------
        4.22 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. for 50,000 shares of Class A Common Stock.
--------------------------------------------------------------------------------
      xxx5.1 Opinion of Choate, Hall & Stewart.
--------------------------------------------------------------------------------
   x****10.1 1993 Stock  Purchase and Option Plan of PHC,  Inc., as amended and subject to approval of the Company's shareholders.
--------------------------------------------------------------------------------
      x+10.2 Form of Stock Option Agreement of PHC, Inc.
--------------------------------------------------------------------------------
      x+10.3 Form of  Restricted  Stock  Agreement  with list of employees  and directors who have entered into agreement and corresponding numbers of shares.
--------------------------------------------------------------------------------
       +10.4 Form of Subscription  Agreement for Bridge  financing with list of
             bridge   investors   who   have   entered   into   agreement   and
             corresponding amounts subscribed for.
--------------------------------------------------------------------------------
      ++10.5 Form of 8%  Subordinated  Notes of PHC,  Inc.  with list of bridge investors who have purchased notes and principal amounts thereof
--------------------------------------------------------------------------------
       +10.6 Form of  Warrant  Agreement  for  Bridge  financing  with  list of bridge investors holding warrant agreements and corresponding numbers of bridge units for which warrant is exercisable.
--------------------------------------------------------------------------------
       +10.7 Lease  Agreement  between  Blackacre  Realty Trust and PHC,  Inc., dated April 30, 1985, with amendments dated May 22, 1986, on or about March 9, 1988, and May 1, 1992.
--------------------------------------------------------------------------------
     ***10.9 Lease Agreement between David H. Bromm and Changes,  a division of
             Mount Regis, dated April 1, 1995.
--------------------------------------------------------------------------------
      +10.10 Lease  Agreement  between  PHC,  Inc.  and Quality Care Centers of
             Massachusetts, Inc., dated June 30, 1988, as amended on October 25, 1989.
--------------------------------------------------------------------------------
      +10.11 Option to Purchase  Agreement  between PHC,  Inc. and Quality Care
             Centers of Massachusetts, Inc., dated July 6, 1993.
--------------------------------------------------------------------------------
      +10.12 Lease  Agreement  between  Anna Meta  Leonhard  & Claire  Leonhard
             Morse and PHC, Inc., dated December 13, 1989; Approval of Assignment of lease by PHC, Inc. to PHC of California, Inc. dated December 13, 1989.
--------------------------------------------------------------------------------
      +10.13 Settlement  Conference  Order,  dated  February  1,  1993,  in the matter of AIHS of  California,  Inc.  v.  Claire  Leonhard  Morse;
             Letter  from  Jerry  M.  Ackeret  to  Godfrey  J.  Tencer,   dated
             September 24, 1993, confirming extension of the Settlement; Letter from Godfrey J. Tencer to Jerry M. Ackeret, dated October 4, 1993, accepting extension in letter of September 24, 1993; Letter from Jerry M. Ackeret to PHC, Inc., dated February 15, 1994, agreeing to extension of closing of the purchase of the property to March 8, 1994
--------------------------------------------------------------------------------
      +10.14 Lease Agreement  between  Palmer-Wells  Enterprises and AIHS, Inc.
             and Edwin G. Brown, dated September 23, 1983, with Addendum dated March 23, 1989, and Renewal of Addendum dated April 7,
             1992;   Tenant  Acceptance  Letter  to  The  Mutual  Benefit  Life
             Insurance Company and Palmer-Wells Enterprises, executed by PHC, Inc. and Edwin G. Brown, dated June 6, 1989.
--------------------------------------------------------------------------------
      +10.15 Sample Equipment Lease with Trans National Leasing Corp.
--------------------------------------------------------------------------------
      +10.16 Note of PHC,  Inc. in favor of Tot Care,  Inc.,  dated  January 1,
             1991, in the amount of $55,000.
--------------------------------------------------------------------------------
      +10.17 Note of PHC, Inc. in favor of Humpty Dumpty  School,  Inc.,  dated
             March 1, 1991, in the amount of $25,000.
-------------------------------------------------------------------------------
      +10.18 Note of PHC,  Inc.  in favor of Bruce  A.  Shear,  dated  April 1,
             1993, in the amount of $152,500; Subordination letter from Aquarius Realty to Malden Trust Company as to $50,000 of debt, dated 1983, regarding debt of PHC, Inc.; Subordination letter from Bruce A. Shear and Steven J. Shear, individually, to Malden Trust Company as to $80,000 of debt, dated 1983, regarding debt of PHC, Inc.
-------------------------------------------------------------------------------
      +10.19 Note of PHC,  Inc.  in favor of Steven J.  Shear,  dated  April 1,
             1993, in the amount of $25,000
-------------------------------------------------------------------------------
      +10.20 Note of PHC,  Inc.  in favor of  Gertrude  Shear,  dated April 15,
             1993, in the amount of $27,700.
--------------------------------------------------------------------------------
      +10.21 Note of PHC,  Inc. in favor of Mark S. Cowell and Karen K. Cowell,
             dated May 5, 1993, in the amount of   $10,000.
--------------------------------------------------------------------------------

  Exhibit Index(Con't)

--------------------------------------------------------------------------------
Exhibit No.                             Description
--------------------------------------------------------------------------------
      +10.22 Note of PHC, Inc. in favor of Trans National Leasing Corp.,  dated
             May 17, 1993, in the amount of $50,000.
-------------------------------------------------------------------------------
      +10.26 Advance  Funding  Agreement  by and among  Quality Care Centers of
             Massachusetts,   Inc.,   Kelspride   Nursing   Homes,   Inc.   and
             Continental Medical Systems, Inc., dated June 30, 1988, and amendment thereto dated June 30, 1992; Note of Quality Care Centers of Massachusetts, Inc. in favor of Continental Medical Systems, Inc., dated June 30, 1992, in the amount of $240,084; Mortgage, Security Agreement and Assignment by PHC, Inc. to Continental Medical Systems, Inc., dated June 30, 1988, and amendment thereto dated June 30, 1992; Security Agreement by
             Quality  Care  Centers  of  Massachusetts,   Inc.  to  Continental
             Medical Systems,  Inc., dated June 30, 1988, and amendment thereto
             dated  June  30,  1992;   Guaranty  of  PHC,   Inc.  in  favor  of
             Continental  Medical  Systems,  Inc.  dated  June  30,  1988,  and amendment thereto dated June 30, 1992; Guaranty of Bruce A. Shear, individually, dated June 30, 1988, and amendment thereto dated June 30, 1992 and Guaranty Fee , Inc. in favor of Bruce A. Shear in consideration of June 30, 1988, Guaranty on behalf of PHC, Inc.; Waiver and Agreement by and among PHC, Inc., Quality Care Centers of Massachusetts, Inc., Continental Medical Systems, Inc. and CMS Capital Ventures, Inc., dated October 13, 1993.
-------------------------------------------------------------------------------
      +10.28 Purchase and Sale Agreement by and between Alternative  Counseling
             Services, Inc. and PHC of Virginia, Inc., dated March 22, 1993; Note of PHC of Virginia, Inc. in favor of Alternative Counseling Services, Inc., dated April 1, 1993, in the amount of $30,000; Note of PHC of Virginia, Inc. in favor of Alternative Counseling Services, Inc., dated April 1, 1993, in the amount of $15,485 with Changes Clinic Collections on Purchased Receivables, April 1, 1993 - September 7, 1993.
-------------------------------------------------------------------------------
    ***10.29 Note of PHC of  Virginia,  Inc.  in favor of Himanshu S. Patel and
             Anna H. Patel, dated April 1, 1995, in the amount of $10,000.
--------------------------------------------------------------------------------
      +10.30 Note of PHC of  Virginia,  Inc.  in favor of Mukesh  P.  Patel and
             Falguni M. Patel, dated April 1, 1993, in the amount of $10,000.
--------------------------------------------------------------------------------
      +10.31 Mount Regis Center,  Limited Partnership Agreement and Certificate
             of Limited Partnership, dated July 24, 1987, by and among PHC of Virginia, Inc. and limited partners; Form of Letter Agreement of limited partners dated October 18, 1993, with list of Selling Limited Partners and Units to be sold.
--------------------------------------------------------------------------------
      +10.33 Deed of Trust Note of Mount Regis Center  Limited  Partnership  in
             favor of Douglas M. Roberts, dated July 28, 1987, in the amount of $560,000, guaranteed by PHC, Inc., with Deed of Trust executed by Mount Regis Center, Limited Partnership of even date.
-------------------------------------------------------------------------------
      +10.34 Security  Agreement  Note of PHC of  Virginia,  Inc.  in  favor of
             Mount Regis Center, Inc., dated July 28, 1987, in the amount of $90,000, guaranteed by PHC, Inc., with Security Agreement, dated July 1987.
-------------------------------------------------------------------------------
      +10.35 Form of  Agreement  amending  Deed of Trust  Note (by Mount  Regis
             Center Limited  Partnership to Douglas M. Roberts,  dated July 28,
             1987) and Security Agreement Note (by PHC of Virginia, Inc. to Mount Regis Center, Inc., dated July 28, 1987, and assigned by Mount Regis to Douglas M. Roberts, effective August 1, 1987) by and between Douglas M. Roberts, PHC of Virginia, Inc., Mount Regis Limited Partnership and PHC, Inc., dated September, 1991.
--------------------------------------------------------------------------------
      +10.37 Note of Quality  Care Centers of  Massachusetts,  Inc. in favor of
             Bruce A. Shear, dated April 1, 1993, in  the amount of $10,000.
--------------------------------------------------------------------------------
       10.38 Exhibit intentionally omitted.
--------------------------------------------------------------------------------
      +10.42 Note of PHC of California,  Inc. in favor of Bruce A. Shear, dated
             April 1, 1993, in the amount of $100,000.
--------------------------------------------------------------------------------
      +10.43 Note of PHC of  California,  Inc.  in  favor  of  Marin  Addiction
             Counseling  & Treatment,  Inc.,  dated  January 30,  1990,  in the
             amount  of  $273,163  with   Agreement,   dated  April  26,  1990,
             evidencing assignment of note by Marin Addiction Counseling Treatment, Inc. to Circle of Help, Inc.; Asset Purchase Agreement by and between Marin Addiction Counseling & Treatment, Inc. and PHC of California, Inc., dated January 19, 1990; Waiver Letter from Circle of Help, Inc. to PHC, Inc., dated February 15, 1994.
--------------------------------------------------------------------------------

  Exhibit Index (Con't)

--------------------------------------------------------------------------------
Exhibit No.                             Description
--------------------------------------------------------------------------------

      +10.45 Promissory  Note and Corporate  Guarantee of STL, Inc. in favor of
             Joseph and Theodora Koziol, dated November 30, 1992, in the amount of $40,000, Corporate Guarantee by PHC, Inc., with Release of All Demands of even date attached.
------------- -----------------------------------------------------------------
      +10.50 Letter  agreement  between PHC, Inc. and Leonard M. Krulewich,  as
             assignee  of  the  ENOBLE  Corporation,   dated  April  26,  1993,
             relative to the transfer of ownership of the DoN; Request for Transfer of DoN, dated May 28, 1993; Request for Transfer of Site
             of  DoN,   dated  May  28,   1993;   Request  for   Extension   of
             Authorization  Period  from June 27,  1993,  dated June 24,  1993;
             Letter   from   counsel   of   AtlantiCare   Medical   Center   to
             Massachusetts Department of Public Health, dated July 13, 1993.
--------------------------------------------------------------------------------
    ***10.51 Medical Director Agreement between Mukesh P. Patel and Mount
             Regis Center, dated September 1, 1991
--------------------------------------------------------------------------------
      +10.52 Copy of Note of Bruce A. Shear in favor of Steven J. Shear,  dated
             December 1988, in the amount of $195,695; Pledge Agreement by and between Bruce A. Shear and Steven J. Shear, dated December 15, 1988; Stock Purchase Agreement by and between Steven J. Shear and Bruce A. Shear, dated December 1, 1988.
--------------------------------------------------------------------------------
      +10.53 Management   Agreement  by  and  between  STL,  Inc.  and  Lillian
             Furbish, dated September 8, 1993.
--------------------------------------------------------------------------------
      +10.55 Letter  Agreement  by and between  PHC,  Inc.  and the Utah Group, dated November 5, 1993.
--------------------------------------------------------------------------------
     **10.56 Note of PHC,  Inc.  in favor of Bruce A.  Shear,  dated  March 31,
             1994, in the amount of $110,596.
--------------------------------------------------------------------------------
     **10.57 Consent of PHC,  Inc.  and PHC of Virginia,  Inc.,  dated June 10,
             1994, as to the transfer of partnership property to PHC of Virginia, Inc.; Deed by and between Mount Regis Center, Limited Partnership and PHC of Virginia, Inc., dated June 10, 1994; Consent to Transfer by Douglas M. Roberts, dated June 23, 1994; Form of Mount Regis Center, Limited Partnership Assignment and Assumption of Limited Partnership Interest, by and between PHC of Virginia, Inc. and each assignor dated as of June 30, 1994;
             Mount   Regis   Center,   Limited   Partnership   Certificate   of
             Cancellation of Limited Partnership, filed June 30, 1994.
--------------------------------------------------------------------------------
     **10.58 Letter  from PHC of  California,  Inc.  to Circle  of Help,  Inc., dated September 20, 1994, confirming agreement as to payment by PHC of California, Inc. to Circle of Help, Inc. in the amount of $100,000 as full satisfaction of promissory note of PHC of California, Inc. in favor of Marin Addiction Counseling and Treatment, Inc. in the amount of $273,163 which was assigned to Circle of Help, Inc. on April 26, 1990.
--------------------------------------------------------------------------------
     **10.59 Settlement  Agreement and Mutual General  Release,  by and between
             PHC of California, Inc. and of the Anna Leonhard Trust, Arnold Leonhard, individually and as Trustee of the Anna Leonhard Trust, and Lloyd Leonhard.
--------------------------------------------------------------------------------
     **10.60 Estoppel,  Consent  and  Subordination  Agreement,  by and between
             Zions First National Bank and Highland Ridge Hospital, dated June 30, 1994.
--------------------------------------------------------------------------------
     **10.61 Regulatory  Agreement for  Multifamily  Housing  Projects,  by and
             between Quality Care Centers of Massachusetts, Inc. and Secretary of Housing and Urban Development, dated September 8, 1994; Mortgage of Quality Care Centers of Massachusetts, Inc. in favor of Charles River Mortgage, dated September 8, 1994; Mortgage Note of Quality Care Centers of Massachusetts, Inc. in favor of
             Charles   River   Mortgage   Company,   Inc.,  in  the  amount  of
             $6,926,700, dated September 8, 1994; Security Agreement by and between Quality Care Centers of Massachusetts, Inc. and Charles River Mortgage Company, Inc., dated September 8, 1994; Standard Form Agreement Between Owner and Architect for Housing Services, by and between Quality Care Centers of Massachusetts, Inc. and
             David  H  Dunlap   Associates,   Inc.,  dated  November  5,  1992;
             Construction Contract by and between Quality Care Centers of Massachusetts, Inc. and Corcoran Jennison Construction Co., Inc., dated September 8, 1994, and related documents.
--------------------------------------------------------------------------------
     **10.62 First Amendment to Management Agreement,  by and between STL, Inc.
             and Lillian Furbish, dated September 21, 1994.
--------------------------------------------------------------------------------

 Exhibit Index (Con't)

--------------------------------------------------------------------------------
Exhibit No.                             Description
--------------------------------------------------------------------------------
      *10.63 Asset  Purchase  Agreement by and between  Good Hope Center,  Inc.
             and the Company, dated as of  January 21, 1994.
--------------------------------------------------------------------------------
     **10.64 Lease and Option  Agreement,  by and between NMI Realty,  Inc. and
             PHC of Rhode Island, Inc., dated March 16, 1994.
--------------------------------------------------------------------------------
     **10.65 Tenant Estoppel  Certificate of PHC of Rhode Island, Inc. to Fleet
             National Bank, dated September 13,  1994.
--------------------------------------------------------------------------------
     **10.66 Subordination,  Non-Disturbance and Attornment  Agreement,  by and
             among Fleet National Bank, PHC of Rhode Island, Inc. and NMI Realty, Inc., dated September 13, 1994
--------------------------------------------------------------------------------
     **10.67 Secured  Promissory Note of PHC of Rhode Island,  Inc. in favor of
             Good Hope Center, Inc., dated March 16, 1994, in the amount of $116,000.
--------------------------------------------------------------------------------
     **10.68 Asset Sale Agreement by and between  Harbor Oaks Hospital  Limited
             Partnership and the Company, dated June 24, 1994.
--------------------------------------------------------------------------------
     **10.69 Lease  Agreement by and between  Conestoga  Corp.  and PHC,  Inc., dated July 11, 1994
--------------------------------------------------------------------------------
     **10.70 Letter from counsel of PHC,  Inc. to  Massachusetts  Department of
             Public Health, dated August 31,1994, requesting, on behalf of the Company and ENOBLE, that the Massachusetts Department of Public Health place them on the agenda of the Public Health Council, with attachments.
--------------------------------------------------------------------------------
     ++10.71 Sale and Purchase  Agreement by and between PHC of Rhode  Island,
             Inc. and LINC Finance Corporation VIII, dated January 20, 1995
------------------------------------------------------------------------------
    +++10.72 Sale and Purchase Agreement by and between PHC of Virginia,  Inc.
             and LINC Finance Corporation VIII, dated March 6, 1995
------------------------------------------------------------------------------
    ***10.73 Renewal of Lease Addendum  between Palmer Wells  Enterprises  and
             PHC of Utah, Inc., executed February 20, 1995
-------------------------------------------------------------------------------
   ****10.74 1995 Employee  Stock  Purchase  Plan,  subject to approval of the
             Company's shareholders.
-------------------------------------------------------------------------------
   ****10.75 1995  Non-Employee   Director  Stock  Option  Plan,   subject  to
             approval of the Company's shareholders.
-------------------------------------------------------------------------------
   ****10.76  Note   Note  of  PHC  of   Nevada,   Inc.,   in  favor  of  LINC
             Anthem   Corporation,    dated   November   7,   1995;   Security
             Agreement of PHC, Inc., PHC of Rhode Island, Inc., and PHC of Virginia, Inc., in favor of LINC Anthem Corporation, dated
             November  7,  1995;  Loan  and  Security   Agreement  of  PHC  of
             Nevada,  Inc.,  in  favor  of  LINC  Anthem  Corporation,   dated
             November 7, 1995; Guaranty of PHC, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995; Stock Pledge and Security Agreement of PHC, Inc., in favor of LINC Anthem
             Corporation, dated   November  7, 1995.
-------------------------------------------------------------------------------
   ****10.77 Secured  Promissory  Note  in the  amount  of  $7,500,000  by and between PHC of Nevada, Inc. and  LINC Anthem Corp
-------------------------------------------------------------------------------
     ##10.78 Loan and Security  Agreement  for  $1,000,000  by and between PHC
             Of Utah, Inc. and HealthPartners Funding LP
-------------------------------------------------------------------------------
     ##10.79 HealthPartners Revolving Credit Note
-------------------------------------------------------------------------------
     ##10.80 Guaranty of HealthPartners Revolving Credit Note
-------------------------------------------------------------------------------
     ##10.81 Stock   Pledge  by  and  between   PHC,   Inc.  and  Linc  Anthem
             Corporation
-------------------------------------------------------------------------------
     ##10.82 Asset  Purchase  Agreement  by and  between  Harmony  Counseling,
             Inc. and PHC, Inc.
-------------------------------------------------------------------------------
     ##10.83 Asset  Purchase  Agreement by and between Total Concept  Employee
             Assistance Program, Inc.
-------------------------------------------------------------------------------
     ++10.84 Security  Agreement  by and  between  PHC,  Inc.,  PHC  of  Rhode
             Island, Inc., PHC of Virginia, Inc., PHC of Nevada, Inc. and LINC Anthem Corporation dated July 25, 1996.
-------------------------------------------------------------------------------
  +++++10.85 Custodial  Agreement by and between LINC Anthem  Corporation  and
             PHC, Inc. and Choate, Hall and Stewart dated July 25, 1996.
-------------------------------------------------------------------------------
   ++++10.86 Loan and  Security  Agreement  by and between  Northpoint-Pioneer
             Inc. and LINC Anthem Corporation dated July 25, 1996.
-------------------------------------------------------------------------------

Exhibit Index (Con't)

-------------------------------------------------------------------------------
 Exhibit No.                            Description
-------------------------------------------------------------------------------

    ++++10.87 Corporate  Guaranty by PHC,  Inc.,  PHC of Rhode  Island,  Inc.,
              PHC of Virginia, Inc., PHC of Nevada, Inc. and LINC Anthem Corporation dated July 25, 1996 for North Point-Pioneer, Inc.
-------------------------------------------------------------------------------
    ++++10.88 Stock  Pledge and Security  Agreement  by and between PHC,  Inc.
              and LINC Anthem Corporation.
-------------------------------------------------------------------------------
    ++++10.89 Secured  Promissory Note of North  Point-Pioneer,  Inc. in favor of LINC Anthem Corporation dated July 25, 1996 in the amount of $500,000.
-------------------------------------------------------------------------------
    ++++10.90 Lease  Agreement by and between PHC,  Inc. and 94-19  Associates dated October 31, 1996 for BSC-NY, Inc.
-------------------------------------------------------------------------------
    ++++10.91 Note by and  between PHC Inc.  and Yakov  Burstein in the amount of $180,000.
-------------------------------------------------------------------------------
    ++++10.92 Note by and between PHC,  Inc. and Irwin  Mansdorf in the amount of $570,000
-------------------------------------------------------------------------------
    ++++10.93 Employment  Agreement  by and  between  BSC-NY,  Inc.  and Yakov
              Burstein dated November 1, 1
-------------------------------------------------------------------------------
    ++++10.94 Consulting  Agreement  by and  between  BSC-NY,  Inc.  and Irwin
              Mansdorf dated November 1, 1996
-------------------------------------------------------------------------------
    ++++10.95 Agreement  and Plan of Merger by and among  PHC,  Inc.,  BSC-NY,
              Inc., Behavioral Stress Centers, Inc., Irwin Mansdorf, and Yakov Burstein dated October 31, 1996.
-------------------------------------------------------------------------------
    ++++10.96 Assignment  and  Assumption  Agreement  dated  October  31, 1996 by and between Clinical Associates and Perlow Physicians, P.C.
-------------------------------------------------------------------------------
    ++++10.97 Bill of Sale by and  between  Clinical  Diagnostics  and  Perlow
              Physicians, P.C
-------------------------------------------------------------------------------
    ++++10.98 Employment Agreement by and between Perlow Physicians,  P.C. and
              Yakov Burstein dated November 1, 1996.
-------------------------------------------------------------------------------
    ++++10.99 Agreement  for  Purchase  and  Sale  of  Assets  by and  between
              Clinical Associates and Clinical Diagnostics and PHC, Inc., BSC-NY, Inc., Perlow Physicians, P.C., Irwin Mansdorf, and Yakov Burstein dated October 31, 199
-------------------------------------------------------------------------------
   ++++10.100 Consulting  Agreement  by and between  Perlow  Physicians,  P.C.
              and Irwin Mansdorf dated November 1, 1996.
-------------------------------------------------------------------------------
   ++++10.101 Option  Agreement by and between  Pioneer  Healthcare and Gerald
              M. Perlow M.D., dated November 15, 1996.
-------------------------------------------------------------------------------
 xx****10.102 Asset Purchase  Agreement by and among Norton A. Roitman,  M.D.,
              Clinical   Services   of  Nevada,   Inc.,   Harmony   Healthcare
              Services, Inc. and the Company dated October 28, 1995.
-------------------------------------------------------------------------------
       10.103 Secured  Bridge Note in the principal  amount of $400,000 by and
              between  PHC  of  Michigan,   Inc.  and   HealthCare   Financial
              Partners, Inc. dated January 13, 1996.
-------------------------------------------------------------------------------
              -----------------------------------------------------------------
       10.104 Guaranty by PHC. Inc. for Secured Bridge Note in principal amount of $400,000 by and between PHC Michigan and HealthCare Financial Partners, Inc. dated January 17, 1997.
-------------------------------------------------------------------------------
  *****10.105 First Amendment to Lease  Agreement and Option  Agreement by and
              between NMI Realty, Inc. and PHC of Rhode Island, Inc. dated December 20, 1996.
-------------------------------------------------------------------------------
       10.106 Mortgage by and between PHC of Michigan, Inc. and HCFP Funding Inc. dated January 13, 1997 in the amount of $2,000,000.
-------------------------------------------------------------------------------
       10.107 Employment   Agreement  for  Dr.  Himanshu   Patel;   Employment
              Agreement for Dr. Mukesh Patel; and Fringe Benefit Exhibit for both of the Patels' Employment Agreements
-------------------------------------------------------------------------------
       10.108 Plan of Merger by and between Pioneer Counseling of Virginia, Inc. and Psychiatric & Counseling Associates of Roanoke, Inc.
-------------------------------------------------------------------------------
       10.109 Sales Agreement by and between Dillon & Dillon Associates and Pioneer Counseling of Virginia Inc. for building and land located at 400 East Burwell St., Salem Virginia in the amount of $600,000.
-------------------------------------------------------------------------------
       10.110 Loan and Security Agreement by and between PHC of Michigan, Inc. and HCFP Funding Inc., in the amount of $1,500,000.
-------------------------------------------------------------------------------
  ++++10.111 Revolving  Credit  Agreement  by  and  between  HCFP  and  PHC of
             Michigan, Inc. in the amount of $1,500.000.
-------------------------------------------------------------------------------

Exhibit Index (Con't)

-------------------------------------------------------------------------------
 Exhibit No.                            Description
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  +++++10.112 Unconditional   Guaranty  of  Payment  and  Performance  by  and
              between PHC, Inc. in favor of HCFP.
-------------------------------------------------------------------------------
  +++++10.113 Amendment number 1 to Loan and Security  Agreement dated May 21,
              1996 by and between PHC, of Utah, Inc. and HCFP Funding providing collateral for the PHC of Michigan, Inc. Loan and Security Agreement
-------------------------------------------------------------------------------
    @ 10.114 Employment  Agreement by and between Perlow  Physicians  P.C. and
             Nissan Shliselberg, M.D dated March, 1997.
-------------------------------------------------------------------------------
    @ 10.115 Option and  Indemnity  Agreement  by and between  PHC,  Inc.  and
             Nissan Shliselberg, M.D dated February, 199
-------------------------------------------------------------------------------
    @ 10.116 Secured  Term  Note by and  between  PHC of  Michigan,  Inc.  and
             Healthcare Financial Partners - Funding II, L.P. in the amount of $1,100.000 dated March,
-------------------------------------------------------------------------------
    @ 10.117 Mortgage between PHC of Michigan,  Inc. and Healthcare  Financial
             Partners - Funding II, L.P. in the amount of $1,100.000.00 dated March, 1997 for Secured Term Note.
-------------------------------------------------------------------------------
    @ 10.118 Mortgage  between PHC of  Michigan,  Inc. and HCPF Funding in the amount of  $1,500.000.00  dated March,  1997 for Revolving Credit
             Note.
-------------------------------------------------------------------------------
    @ 10.119 Submission of Lease  between PHC, Inc. and Conestoga  Corporation dated 11/09/95 for space at 200 Lake Street, Suite 101b, Peabody, MA 01960
-------------------------------------------------------------------------------
    @ 10.120 Agreement  by and  between  PHC of  Michigan,  Inc.  and New Life
             Treatment Centers, Inc. dated July 1, 1996 to provide treatment and care.
-------------------------------------------------------------------------------
    @ 10.121 Lease Line of Credit  Agreement by and between PHC, Inc. and LINC
             Capital Partners dated March 18, 1997 in the amount of $200,000.
-------------------------------------------------------------------------------
      ##16.1 Letter on Change in Independent Public Accountants
-------------------------------------------------------------------------------
    ****21.1 List of Subsidiaries.
-------------------------------------------------------------------------------
        23.1 Consent of Independent Auditors
-------------------------------------------------------------------------------
        23.2 Exhibit intentionally omitted.
-------------------------------------------------------------------------------
        23.3 Consent of Choate, Hall & Stewart (included in Exhibit 5.1).
-------------------------------------------------------------------------------
        99.1 Cautionary   Statement   for   Purposes  of  the  "Safe   Harbor"
             Provisions  of the Private  Securities  Litigation  Reform Act of
             1995.
-------------------------------------------------------------------------------
           +  Filed as an  exhibit  to the  Company's  Registration  Statement on  Form  SB-2  dated  March  2,  1994  (Commission  file  number
             33-71418).
-------------------------------------------------------------------------------
          ++ Filed as an exhibit  to the  Company's  quarterly  report on Form
             10-QSB,   filed  with  the  Securities  and  Exchange  Commission
             (Commission  file  number  0-23524)  on  February  14,  1995.
-------------------------------------------------------------------------------
         +++ Filed as an exhibit  to the  Company's  quarterly  report on Form
             10-QSB,   filed  with  the  Securities  and  Exchange  Commission
             (Commission  file  number  0-23524)  on  May 15,  1995.
--------------------------------------------------------------------------------
        ++++ Filed as an exhibit  to the  Company's  quarterly  report on Form
             10-QSB,   filed  with  the  Securities  and  Exchange  Commission
             (Commission  file  number  0-23524)  on  December 5,  1996.
--------------------------------------------------------------------------------
       +++++ Filed as an exhibit  to the  Company's  quarterly  report on Form
             10-QSB,   filed  with  the  Securities  and  Exchange  Commission
             (Commission  file  number  0-23524)  on  February 25,  1997.
-------------------------------------------------------------------------------
          * Filed as an exhibit to the Amendment to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission (Commission file number 0-23524) on August 15, 1994.
-------------------------------------------------------------------------------
         **  Filed as an exhibit  to the Company's Annual Report on Form
             10-KSB, filed with the Securities and Exchange Commission (Commission file number 0-23524) on September 28, 1994.
-------------------------------------------------------------------------------

------------------------------------------------------------------------------
        *** Filed as an exhibit to the Company's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission (Commission file number 0-23524) on October 2, 1995.
------------------------------------------------------------------------------
       **** Filed as an exhibit to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995 (Commission file number 33-71418).
------------------------------------------------------------------------------
      ***** Filed as an exhibit to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995 (Commission file number 33-71418).
-------------------------------------------------------------------------------
          #  Filed as an exhibit to the Company's  Registration  Statement on
             Form  3  dated   March   12,   1996   (Commission   file   number
             33-714418).
-------------------------------------------------------------------------------
          ## Filed as an  exhibit  to the  Company's  report  on Form  10-KSB,
             filed   with  the   Securities   and   Exchange   Commission   on
             September  28, 1994
-------------------------------------------------------------------------------
         ### Filed as an exhibit to the Company's  Current Report on Form 8-K,
             filed   with   the    Securities    and    Exchange    Commission
             (Commission  file number  0-23524) on November 5, 1996.
-------------------------------------------------------------------------------

Exhibit Index (Con't)

-------------------------------------------------------------------------------
Exhibit No.                             Description
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
           x Management contract or compensatory plan or arrangement
-------------------------------------------------------------------------------
          xx Shown as  Exhibit  10.76 in  Registration  Statement  on Form S-3
             dated  March 12, 1996
-------------------------------------------------------------------------------
         xxx Filed in error as an Amendment to SB-2, filed April 15 1997
-------------------------------------------------------------------------------
           @ Filed as an Exhibit to the Company's Registration Statement on
             Form SB-2 dated April 15, 1997 (Commission File No. 333-71418).
-------------------------------------------------------------------------------

Item 28.  Undertakings

Undertakings Required by Regulation S-B, Item 512(a).

      The undersigned Registrant hereby undertakes

           (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                 (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

     (iii) include any additional or changed material information on the plan of distribution.

           (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           (3)  To   file  a   post-effective   amendment   to   remove   from
registration any of the securities that remain unsold at the end of the offering.


     Undertakings Required by Regulation S-B, Item 512(e).

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Undertakings Required by Regulation S-B, Item 512(f).

      The undersigned Registrant hereby undertakes to:

           (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

           (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, State of Massachusetts, on June 11, 1997.

                                   PHC, INC.



                                   By:       *

                                      Bruce A. Shear, President and
                                      Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Title                 Date

  By:  /s/ Bruce A. Shear       President and Chief          June 11, 1997
        Bruce A. Shear          Executive
                                Officer and Director
                                (principal
                                executive officer)

By: /s/ Robert H. Boswell      Executive Vice President     June 11, 1997
    Robert H. Boswell


By: /s/ Paula C. Wurts         Controller, Assistant        June 11, 1997
    Paula C. Wurts             Treasurer
                               and Assistant Clerk
                               (principal
                               financial officer)

By: /s/ Gerald M. Perlow       Clerk and Director           June 11, 1997
    Gerald M. Perlow

By: /s/ Donald E. Robar        Treasurer and Director       June 11, 1997
    Donald E. Robar

By: /s/ Howard W. Phillips     Director                     June 11, 1997
    Howard W. Phillips

By: /s/ William F. Grieco      Director                     June 11, 1997
    William F. Grieco

*By:  /s/ Bruce A. Shear
       Bruce A. Shear
       as attorney-in-fact

Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated September 6, 1996 on our audit of the consolidated financial statements of PHC, Inc. as at June 30, 1996 and June 30, 1995 and for each of the years then ended. We also consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts".

Richard A. Eisner & Company, LLP


Cambridge, Massachusetts
June 10, 1997

Exhibit 23.3

                            CHOATE, HALL & STEWART
              A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                EXCHANGE PLACE
                               53 STATE STREET
                       BOSTON, MASSACHUSETTS 02109-2891
                           TELEPHONE (617) 248-5000
                           FACSIMILE (617) 248-4000
                                TELEX 49615860
                                                                  June 5, 1997
PHC, Inc.
200 Lake Street - Suite 102
Peabody, MA 01960

Gentlemen:

      This opinion is delivered to you in connection with the registration statement on Form SB-2 (the "Registration Statement") filed oh April 15, 1997, by PHC Inc. (the "Company"), as amended in pre-effective amendment #1 to be filed on or about June 9, 1997 (the "Amendment") under the Securities Act of 1933, as amended, for registration under said Act of 2,740,000 shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock") of the Company. Terms not otherwise defined herein shall he deemed to have the meaning ascribed to such terms in the Registration Statement.

      In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

      In rendering this opinion, we have assumed that the Company's capitalization and Articles of Organization will not change and the Company will continue to reserve an adequate number of shares of Class A Common Stock for issuance upon the conversion of outstanding debentures, the exercise of outstanding warrants and options, the exercise of warrants and options issuable upon the exercise of outstanding warrants and options and the conversion of the Company's Series A Convertible Preferred Stock.

      Based upon the foregoing, we are of the opinion that, provided all outstanding debentures warrants, options and Series A Convertible Preferred Stock currently held by the Selling Security Holders are converted and exercised in accordance with their terms, the shares of Class A Common Stock to be sold by the Selling Security Holders will be legally issued, fully paid and non-assessable.

      We hereby consent to be named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement under the caption "Legal Matters," and to the filing and use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,



                                          CHOATE, HALL & STEWART

dsl:335650

Exhibit 3.3
                                                           FEDERAL
                                                           IDENTIFICATION
                                                           NO.  04-2601571
Form CD-26-5M-8-83

STAMP:
Secretary of
The
Commonwealth              THE COMMONWEALTH OF MASSACHUSETTS
97-JUN-3  PM
3:02                    OFFICE OF THE MASSACHUSETTS SECRETARY OF STAT
Corporation
                  Division MICHAEL JOSEPH CONNOLLY, Secretary
                     ONE ASHBURTON PLACE, BOSTON, MASS 02108

                       CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                                A SERIES OF A CLASS OF STOCK

                           General Laws, Chapter 156B. Section 26


We,  Bruce A.Shear
President and
Paula C. Wurts
Assistant Clerk of

PHC, Inc.___________________________________________
                       (Name of Corporation)

 located at:            200 Lake Street, Suite 102, Peabody, MA   01960

hereby certify that at a meeting of the directors of the corporation held on May 30, 1997, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted::

            See Continuation Sheet 2A attached hereto and incorporated herein by reference.




                                           .




NOTE: Votes for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets must have a left-hand margin 1 inch wide for binding and shall be 8-1/2" x 11".  Only one side should be used.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 3rd day of June in the year 1997.

________________________________________________________, President
     Bruce A. Shear

________________________________________________________,Assistant Clerk
     Paula C Wurts

                     THE COMMONWEALTH OF MASSACHUSETTS


               Certificate of Vote of Directors Establishing

                       A Series of a Class of Stock

                  (General Laws, Chapter 156B, Section 26)

               I hereby approve the within certificate and, the
                       filing fee in the amount of $
          having been paid, said certificate is hereby filed this

                                day of , 19




                          MICHAEL JOSEPH CONNOLLY
                            Secretary of State



TO BE FILLED IN BY CORPORATION
          PHOTO COPY OF CERTIFICATE TO BE SENT

TO:     Willie J. Washington, Esq.
        Choate, Hall & Stewart
        Exchange Place
        53 State Street
        Boston, MA   02109
Telephone (617) 248-5000, x6625
           Copy Mailed

                                 PHC, INC.

                           CONTINUATION SHEET 2A
                                    TO
               CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                       A SERIES OF A CLASS OF STOCK



RESOLVED,  That the proposed form of the  Certificate  of Vote of Directors
          Establishing a Series of a Class of Stock, in the form attached hereto, providing for the authorization of 1,000 shares of Series A Convertible Preferred Stock, $.01 par value ("Series A Preferred Stock") having the terms set forth in the attached Certificate of Vote, be and it hereby is approved; and that the President and Clerk of this Corporation be and hereby are authorized and directed to execute and file such Certificate of Vote with the Secretary of State of the Commonwealth of Massachusetts.

FURTHER
RESOLVED, That the Corporation offer for sale to certain investors up to 1,000 shares of its Series A Preferred Stock for a purchase price of $1,000 per share, and that all and any and each, independently of the others, of the officers and Directors of this Corporation are hereby authorized and directed to offer and sell such shares of Series A Preferred Stock to such investors; and that the President and Treasurer of the Corporation be and hereby are authorized to issue and deliver such shares of Series A Preferred Stock and to execute and deliver to each of such investors a certificate representing the number of shares of Series A Preferred Stock so purchased against receipt of the consideration hereinabove specified.

FURTHER
RESOLVED, That the form, terms and provision of the Subscription
          Agreement, in the form submitted to this Board, with respect to the above-described offering to investors, is hereby in each and every respect approved; and that each and every transaction effected or to be effected pursuant to, and in substantial accordance with, the terms of such document is hereby in each and every respect authorized and approved.

FURTHER
RESOLVED. That this Corporation enter into a Subscription Agreement with each of the investors referred to in the foregoing resolutions, and that the President of the Corporation be and hereby is authorized to execute and deliver such Subscription Agreements; and that the President be and hereby is authorized and directed to execute and deliver any other documents or instruments and to take any other actions which he deems to be necessary and appropriate to comply with the terms of such Subscription Agreements or otherwise to effect the purposes and intent of this resolution, his execution and delivery of such documents or instruments to be conclusive as to his authority to so act.

FURTHER
RESOLVED, That the form of stock certificate for Series A Preferred Stock annexed hereto be and it hereby is adopted as the certificate for such shares of this Corporation's Series A Preferred Stock.

FURTHER
RESOLVED,   That  it  is  desirable  and  in  the  best  interest  of  this
          Corporation that its securities be qualified or registered for sale in various states; that the President and the Clerk are hereby authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Corporation as said officer may deem advisable; that said officer is hereby authorized to perform on behalf of this Corporation any and all such acts as he may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of agents for service of process; and the execution by such officer of any such papers or documents or the doing by him of any act in connection with the foregoing matters shall conclusively establish his authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken.

FURTHER
RESOLVED, That, in connection  with the immediately  preceding  resolution, any and all resolutions appointing or authorizing any officers or agencies of any state or jurisdiction of the United States as agent for the service of process upon this Corporation which may be required by the securities laws of such state or jurisdiction in order to permit the securities of this Corporation to be offered or sold therein for the purpose of offering or selling shares of its Series A Preferred Stock therein, are hereby adopted in the form prescribed, as fully as if set out verbatim herein, provided that such resolutions do not require or obligate this Corporation in such state or jurisdiction to register or obtain a license as a dealer or broker under the securities laws of such state or jurisdiction; and that the Clerk of this Corporation be and hereby is authorized to certify that any such resolution has been adopted by this Corporation.

FURTHER
RESOLVED,  That the officers of this Corporation be and each of them singly hereby is authorized to effect the registration with the Securities and Exchange Commission under the Securities Act of 1933 of the re-sale by the purchasers of the Series A Preferred Stock authorized pursuant to the preceding resolution of the shares of common stock of this Corporation issuable on the conversion of the Series A Preferred Stock.

FURTHER
RESOLVED,   That  any  officer  of  this   Corporation  be  and  hereby  is
          authorized to execute and deliver, in the name and on behalf of this Corporation, and, if desired, to affix the corporate seal to all such documents, instruments and certificates and to take all such further and other action as he deems necessary or advisable to carry out the intent and purposes of the foregoing resolutions.






















DSI.344650

                                      SCHEDULE I
                                 PHC, INC.

              RESOLUTION ESTABLISHING RIGHTS AND PREFERENCES
                 FOR SERIES A CONVERTIBLE PREFERRED STOCK

      RESOLVED, that there shall be a series of shares of the Corporation designated "Series A Convertible Preferred Stock"; that the number of such shares, of such series shall be 1,000, that the Corporation issue such shares, and the the rights and preferences of such series (the "6% Preferred") and the limitations or restrictions thereon, shall be as set forth herein.

     The following terms and conditions shall be adopted and incorporated by reference into the foregoing resolutions as if fully set forth therein:

      1.   Dividends.

      (a) The holders of the 6% Preferred shall be entitled to receive out of any assets legally available therefor cumulative dividends at the rate of $60 per share per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Corporation. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not earned or declared. If at any time dividends on the outstanding 6% Preferred at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Corporation.

      (b) Any dividend payable on a dividend payment date may be paid, at the option of the Corporation, either (i) in cash or (ii) in shares of 6% Preferred valued at $1,000 per share, if the Common Stock issuable upon conversion of such shares has been registered for resale under the Securities Act of 1933, as amended (the "Act"), and the registration statement including a current prospectus with respect thereto remains in effect at the date of delivery of such shares, and if the Corporation shall have given written notice of its intention to pay such dividend in stock to all holders of the 6% Preferred at least ten (10) days before the record date for such dividend.

        2. Liquidation Preference; Redemption.

      (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the 6% Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any other Class or series of shares, the amount of $ 1,000 per share plus any accrued but unpaid dividends (the "Liquidation Preference").

      (b) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall, at the option of the holders of the 6% Preferred, be deemed a liquidation, dissolution or winding up within the meaning of this Section 2 if the shares of stock of the Corporation outstanding immediately prior to such transaction represent immediately after such transaction less than a majority of the voting power of the surviving corporation (or of the acquirer of the Corporation's assets in the case of a sale of assets). Such option may be exercised by the vote or written consent of holders of a majority of the 6% Preferred at any time within thirty (30) days after written notice (which shall be given promptly) of the essential terms of such transaction shall have been given to the holders of the 6% Preferred in the manner provided by law for the giving of notice of meetings of shareholders.

                                        1

      (c) The Corporation may, at its option. cause all outstanding, shares of the 6% Preferred to be redeemed after the date on which a registration statement under the Act ("Registration Statement") has been declared effective (the "effective date"), provided the Corporation has given notice of its intention to redeem to the holders of the 6% Preferred at least five (5) days prior to the redemption date. On the redemption date, the Corporation shall pay such holders by cashier's check or wire transfer in immediately available funds the amount of: (a) $1,300 per share if the redemption date is on or before the one hundred fiftieth (150th) day after the effective date; or (b) $1,250 per share if the redemption date is after the one hundred fiftieth (150th ) day following the effective date, plus any accrued but unpaid dividends. Promptly thereafter, the holders shall surrender the certificate or certificates representing the 6% Preferred, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation.

      3.   6% Preferred - Forced Conversion.

      (a) The Corporation may, at its option. cause all outstanding shares of the 6% Preferred to be converted into Common Stock at any time beginning one (1) year after the date of issuance, on at least twenty (20) days' advance notice, at a conversion price determined as set forth in
Section 4 hereof (the "Conversion Price") as of the date specified in such notice (the "Conversion Date") and otherwise on the terms set forth in
Section 4 hereof, provided, that the Corporation may not exercise such right of conversion unless (i) the Closing Price (last trade price) of the Common Stock as reported by NASDAQ for the twenty (20) consecutive trading days prior to the date the Conversion Notice is mailed has not on any day been less than one hundred forty percent (140%) of the last trade price of the Company's Common Stock on the day of Closing (subject to adjustment for stock dividends, stock splits and reverse stock splits), and (ii) the shares issuable upon conversion of the 6% Preferred are registered for resale by an effective Registration Statement which became effective not more than one hundred twenty (120) days after the date of issuance of the 6% Preferred, and a current prospectus meeting the requirements of Section 10 of the Act is available for delivery at the Conversion Date.

     (b) At least twenty (20) days prior to the Conversion Date, written notice (the "Conversion Notice") shall be mailed, first class postage prepaid, by the Corporation to each holder of record of the 6% Preferred, at the address last shown on the records of the Corporation for such holder, notifying such holder of the conversion which is to be effected, specifying the Conversion Date and calling upon each such holder to surrender to the Corporation, in the manner and at the place designated, a certificate or certificates representing the number of shares of 6% Preferred held by such holder. Subject to the provisions of the following subsection (c), on or after the Conversion Date, each holder of 6% Preferred shall surrender to the Corporation the certificate or certificates representing the shares of 6% Preferred owned by such holder as of the Conversion Date, in the manner and at the place designated in the Conversion Notice, and thereupon the shares issuable upon such conversion shall be delivered as provided in Section 4(b) hereof.

      (c) If, on the Conversion Date, the registration condition specified in clause (ii) of subsection (a) shall not be satisfied, then no shares shall be converted and the Conversion Notice shall be deemed to be withdrawn. In such event, any certificates for 6% Preferred which have been surrendered for conversion shall be returned to the persons surrendering the same; provided, however, that if a holder has received shares of Common Stock upon conversion of 6% Preferred after the Conversion Notice was given but before the Conversion Date, such holder may elect either to retain such Common Stock or rescind such conversion by tendering such shares of Common Stock to the Corporation.

     (d) On the second anniversary of the issuance of the 6% Preferred, all then outstanding shares of 6.% Preferred shall be automatically converted into Common Stock at the Conversion Price and otherwise pursuant to the applicable provisions set forth in Section 4 hereof.

      4. 6% Preferred - Optional Conversion. The holders of the 6% Preferred shall have optional conversion rights as follows:

        (a) Right to Convert. At any time after the earlier of (i) the date on which a Registration Statement has been declared effective, or
  (ii) the close of business on the ninety first (91st) day following the date of issuance of the 6% Preferred, shares of 6% Preferred shall become convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the Liquidation Preference of the 6% Preferred determined pursuant to Section 2 hereof on the date the notice of conversion is given, by (B) the Conversion Price determined as hereinafter provided in effect on the applicable conversion date.

      (b) Mechanics of Conversion. To convert shares of 6% Preferred into shares of Common Stock, the holder shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects to convert the shares and shall state therein date of the conversion, the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter, the holder shall surrender the certificate or certificates representing the shares to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and such certificate or certificates shall not bear any restrictive legend; provided (A) the Common Stock evidenced thereby are sold pursuant to an effective registration statement under the Act, (B) the holder provides the Corporation with an opinion of counsel reasonably acceptable to the Corporation to the effect that a public sale of such shares may be made without registration under the Act, or (C) such holder provides the Corporation with reasonable assurance that such shares can be sold free of any limitations imposed by Rule 144, promulgated under the Act. The Corporation shall cause such issuance to be affected within three (3) business days and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) business days after the receipt of such notice. The Corporation shall immediately pay such holder in cash or by wire transfer in immediately available funds $500 per day as liquidated damages for each day such shares have not been delivered to the holder after the end of such three (3) business day period. The notice of conversion may be given by a holder at any time during the day up to 5:00 p.m. Boston, Massachusetts time and such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on such date.

         (c)Conversion/Payment Required. The Corporation acknowledges and understands that a delay in the issuance of the Common Stock pursuant to the provisions hereof or payment under Subsection (d)(i) below could result in economic loss to the holders of the 6% Preferred. As compensation to any holder when the Corporation his failed with respect to such holder to comply with the Corporation's obligations under Subsection (a) above or under Subsection (d)(i) below with regard to any payments due, and not as a penalty, the Corporation shall pay to such holder liquidated damages an amount equal to two percent (2%) of the total Purchase Price of 6% Preferred and any Common Stock then held by the holder for the first thirty (30) day period after the date on which the Common Stock should have been issued by the Corporation (i.e., the end of the three (3) business day period described in Subsection (b)), plus amount equal to two percent (2%) of the total Purchase Price of 6% Preferred and any Common Stock then held by the holder for each subsequent thirty (30) day period thereafter (pro-rated as to a periods of less than thirty (30) days). Such amounts shall be paid to the holder immediately by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the holder.

                                     3
      (d)  Determination of Conversion Price.

           (i) The "Conversion Price" for purposes of hereof shall be equal to eighty percent (80%) of the average closing bid price of the Common Stock as reported by NASDAQ during the five (5) consecutive trading days preceding the conversion date (but not including such date). provided, however, that in no event may the Conversion Price be more than four dollars and fifty cents ($4.50) per share (the "Maximum Conversion Price") or less than two dollars ($2.00) per share of Common Stock (the "Minimum Conversion Price"). If, but for this Section 4(d)(i), the Conversion Price would have been below two dollars ($2.00) per share, the Company shall pay the holder by delivering to holder a Promissory Note, in the form attached hereto as Schedule II and incorporated herein by reference, bearing the principal amount equal to the difference between
(A) the number of shares of Common Stock that would have been issued at the amount the Conversion Price would have been but for this Section 4(d)(i) multiplied by 100% of the closing bid price of the Common Stock on the conversion date as determined in accordance with the Subsection (d) (the latter amount being referred to herein as the "Conversion Date Price"), minus (B) the number of shares of Common Stock actually issued pursuant to the conversion multiplied by the Conversion Date Price.

           (ii) The "closing bid price" of the Common Stock on a trading day shall be the closing bid price of the Common Stock on the NASDAQ Small Cap Market or any other principal securities price quotation system or market on which prices of the Common Stock are reported. The term "trading day" means a day on which trading is reported on the principal quotation system or market on which prices of the Common Stock are reported.

           (iii) If, during the period of consecutive trading days provided for above, the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common
Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, the Conversion Price, Maximum Conversion Price and Minimum Conversion Price shall be proportionately decreased or increased, as appropriate, to give effect to such event.

     (e) Distributions. If the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries other than additional shares of Common Stock, then in each such event provision shall be made so that the holders of 6% Preferred shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had they been the owners on the date of such event of the number of shares of Common Stock issuable to them upon conversion.

     (f) Certificates as to Adjustments. Upon the occurrence of any adjustment or readjustment of the Conversion Price, the Maximum Conversion Price and Minimum Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the term hereof and cause independent public accountants regularly employed to audit the financial statements of the Corporation to verify such computation and prepare and furnish to each holder of 6% Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of 6% Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of 6% Preferred with respect to each share of Common Stock received upon such conversion.

     (g) Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of 6% Preferred at least ten (10) days prior to the date specified therein, a notice specifying the date on which
                                       4
any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution. security or right.

     (h) Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding any income franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of 6% Preferred pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the 6% Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 6% Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the 6% Preferred, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain any requisite shareholder approval.

     (j) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of 6% Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of 6% Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

     (k) Notices. Any notice required by the provisions of this Section to be given to the holders of shares of 6% Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

        (l) Reorganization or Merger. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, and the holders of 6% Preferred do not elect to treat such transaction as a liquidation, dissolution or winding up as provided in Section 2 hereof, then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of 6% Preferred shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of 6% Preferred would have been entitled upon the record date of (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the 6% Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of 6% Preferred.

      5. Re-issuance of Certificates. In the event of a conversion (or, if applicable, redemption) of 6% Preferred in which less than all of the shares of 6% Preferred of a particular certificate are converted or redeemed, as the case may be, the Corporation shall promptly without delay cause to be issued and delivered to the holder of such certificate, a certificate representing the remaining shares of 6% Preferred which have not been so converted or redeemed.

     6. Other Provisions. For all purposes of this Resolution, the term "date of issuance" and the terms "Closing" or "Closing Date" shall mean the day on which shares of the 6% Preferred are first issued by the Corporation. Any provision herein which conflicts with or violates any applicable usury law shall be deemed modified to the extent necessary to avoid such conflict or violation. The term "NASDAQ" herein refers to the principal market
                                        5
on which the Common Stock of the Corporation is traded.  If the Common
Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported. the term "NASDAQ" shall be deemed to refer to such exchange or other principal market.

                                     5
      7. Restrictions and Limitations. The Corporation shall not undertake the following actions without the consent of the holders of a majority of the 6% Preferred: (i) modify its Articles of Organization or
Bylaws  so as to  amend  or  change  any of  the  rights,  preferences,  or privileges of the 6% Preferred, (ii) authorize or issue any other preferred equity security senior to or on a parity with the 6% Preferred, as to dividends, liquidation preferences, conversion rights, redemption rights or other rights, preferences or privileges for a period of thirty
(30) days after Closing, as applicable or (iii) purchase or otherwise acquire for value any Common Stock or other equity security of the Corporation either junior or senior to or on a parity with the 6% Preferred while there exists any arrearage in the payment of cumulative dividends hereunder other than redemptions of stock from terminating employees pursuant to rights in favor of the Corporation.

      8. Voting Rights. Except as provided herein or as provided for by law, the 6% Preferred shall have no voting rights.

      9. Attorneys' Fees Any holder of 6% Preferred shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder.

      10. No Adverse Actions. The Corporation shall not in any manner, whether by amendment of Articles of Organization (including, without limitation, any vote establishing a class or series of stock), merger, reorganization, re-capitalization, consolidation, sales of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action to be taken, solely or primary for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value or security of the 6% Preferred.

Exhibit 4.21

                                SUBSCRIPTION AGREEMENT

                                       PHC, INC.


      THE SECURITIES WHICH ARE THE SUBJECT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS BY VIRTUE OF PHC, INC.'S INTENDED COMPLIANCE WITH SECTIONS 3(b), 4(2) AND 4(6) OF THE
SECURITIES ACT OF 1933, THE PROVISIONS OF REGULATION D UNDER SUCH ACT AND SIMILAR EXEMPTIONS UNDER STATE LAW. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The undersigned purchaser (hereafter, the "Purchaser") hereby offers to purchase certain Series A Convertible Preferred Stock (referred to herein as a "Share" or collectively as "Shares") of PHC, Inc. (the "Company"), a publicly held corporation formed under the laws of the Commonwealth of Massachusetts. This offer to purchase may, for any reason whatsoever, be revoked by the Purchaser or rejected by the Company prior to acceptance of this offer by the Company.

      Section 1.1 Purchase and Sale of Shares. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of Shares indicated herein, which Shares shall have the rights, designations and preferences set forth in Schedule I hereto.

      Section 1.2 Purchase Price. The purchase price for the Shares (the "Purchase Price") shall be $1,000 per Share.

      Section 1.3 The Closing.

      (a) The closing of the purchase and sale of the Shares (the "Closing"), shall take place at the offices of Choate, Hall & Stewart at 10:00 a.m., local Boston, Massachusetts time, on the later of the following:
(i) the date on which the last to be fulfilled or waived of the conditions set forth in Section 4.1 and 4.2 hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith or (ii) such other time and place and/or on such other date as the Purchaser and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

      (b) On the Closing Date, the Company shall deliver to the Purchaser certificates representing the Shares registered in the name of the Purchaser or deposit such Shares into accounts designated by the Purchaser, and the Purchaser shall deliver to the Company the Purchase Price for all the Shares by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

      Section 1.4 Covenant to Register.

      (a)  For purposes of this Section, the following definitions shall apply:

               The terms "register," "registered," and "registration" refer to a registration under the Securities Act of 1933, as amended (the "Act"), effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement. document or amendment thereto.

            (ii) The term "Registrable Securities" means the shares of the Company's Common Stock issuable upon conversion of shares of the Shares, or upon conversion of any other stock issued in payment of dividends on the Shares, or otherwise issuable pursuant to this Agreement or the provisions of
Schedule I hereto, and any securities of the Company or securities of any successor corporation issued as, or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares.

            (iii) The term "holder of Registrable Securities" means the Purchaser and any permitted assignee of registration rights pursuant to
  Section 1.4(h).

      (b) (i) The Company shall as soon as possible amend its registration statement on Form SB-2 covering all the Registrable Securities, and shall use its best efforts to cause such registration statement to become effective on or before thirty (30) days after the Closing Date (the "Initial Registration"). In the event such registration is not so declared effective or does not include all Registrable Securities, a holder of Registrable Securities shall have the right to require by notice in writing that the Company register all or any part of the Registrable Securities held by such holder (a "Demand Registration") and the Company shall thereupon effect such registration in accordance herewith (which may include adding such shares to an existing shelf registration). The parties agree that if the holder of Registrable Securities demands registration of less than all of the Registrable Securities, the Company, at its option, may nevertheless file a registration statement covering all of the Registrable Securities. If such registration statement is declared effective with respect to all Registrable Securities and the Company is in compliance with its obligations under Subsection (d) of this Section 1.4, the demand registration rights granted pursuant to this Subsection (b)(i) shall cease. If such registration statement is not declared effective with respect to all Registrable Securities or if the Company is not in compliance with such obligations, the demand registration rights described herein shall remain in effect.

            (ii) The Company shall not be obligated to effect a Demand Registration under Subsection (b)(i) above: (A) if all of the Registrable Securities held by the holder of Registrable Securities which are demanded to be covered by the Demand Registration are, at the time of such demand, included in an effective registration statement and the Company is in compliance with its obligations under Subsection (d) of this Section 1.4; (B) if all of the Registrable Securities may be sold under Rule 144(k) of the Act and the Company's transfer agent has accepted an instruction from the Company to such effect; or (C) at any time after two (2) years from the Closing Date.

            (iii) Subject to Subsection (iv)(B) hereof, the Company may suspend the effectiveness of any such registration effected pursuant to this Subsection (b) in the event and for such period of time as, such a suspension is required by the rules and regulations of the Securities and Exchange Commission ("SEC"). The Company will use its best efforts to cause such suspension to terminate at the earliest possible date.

            (iv) (A) If the registration statement covering all Registrable Securities is not effective by the thirtieth (30th) day after the Closing Date (the "Effective Date"). the Company shall pay Purchaser as liquidated damages an amount equal to two percent (2%) of the total Purchase Price of Shares and any Registrable Securities then held by Purchaser for the first thirty (30) day period after the Effective Date, plus amount equal to two percent (2%) of the total Purchase Price of Shares and any Registrable Securities then held by Purchaser for each subsequent thirty (30) day period thereafter (pro-rated as to a periods of less than thirty (30) days). Such amounts shall be paid to the Purchaser by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Purchaser.

                  (B)   If,   following   such   effectiveness,   either   the
effectiveness of the Registration Statement is suspended or a current prospectus meeting the requirements of Section 10 of the Act is not available for delivery by the Purchaser (either referred to herein as a "suspension"), the Company shall pay Purchaser as liquidated damages an amount equal to two percent (2%) of the total Purchase Price of Shares and any Registrable Securities then held by Purchaser for the first thirty (30) day period after the date of the suspension, plus amount equal to two percent (2%) of the total Purchase Price of Shares and any Registrable Securities then held by Purchaser for each subsequent thirty (30) day period the (pro-rated as to a periods of less than thirty (30) days). Such amounts shall be paid to the Purchaser by cashier's check or wire transfer immediately available funds to such account as shall be designated in writing by the Purchaser.

                  (C) Any amount payable pursuant to the foregoing provisions of this subsection (iv) shall be delivered on or before the fifth
(5th) day following the end of the calendar month in which such payment obligation arose. The "Purchase Price" of Registrable Securities shall be
(1) if derived from conversion or substitution of Shares, the Purchase Price of the Shares, and (2) if received in satisfaction of a Company obligation, the dollar amount of such obligation.

     (D) This subsection is in addition to the provisions of Section 7.2(a) hereof.

      (c) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Purchaser) any of its stock or other securities under the Act in connection with a public offering of such securities (other than a registration on Form S-4, Form S-8 or other limited purpose form) and all Registrable Securities have not theretofore been included in a registration statement under Subsection (b) of this Section 1.4 which remains effective, the Company shall, at such time, promptly give all holders of Registrable Securities written notice of such registration. Upon the written request of any holder of Registrable Securities given within twenty (20) days after receipt of such notice by the holder of Registrable Securities, the Company shall use its best efforts to cause to be registered under the Act all Registrable Securities that such holder of Registrable Securities requests to be registered. However, the Company shall have no obligation under this Subsection (c) if (i) the Registrable Securities may be sold without registration under Rule 144(k) and the Company's transfer agent has accepted an instruction from the Company to such effect. (ii) the Registration Statement is filed more than two (2) years after the Closing Date, or (iii) to the extent that, with respect to any underwritten offering initiated by the Company later than one calendar year following the Closing, the managing underwriter of such offering reasonably notifies such holder(s) in writing of its determination that the Registrable Securities or a portion thereof shall be excluded therefrom.

      (d) Whenever required under this Section 1.4 to effect the registration of any Registrable Securities including, without limitation, the Initial Registration, the Company shall, as expeditiously as reasonably possible:

             (i) Prepare and file with the SEC a registration statement or amendment thereto with respect to such Registrable Securities and use its best efforts to cause such registration to become effective as provided in
Section 1.4(b)(i), and keep such registration statement effective for so long as any holder of Registrable Securities desires to dispose of the securities covered by such registration statement; provided however, that in no event shall the Company be required to keep the Registration Statement effective for a period greater than two (2) years from the Closing Date;
                                                 3

            (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection  with such  registration  statement  as may be  necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and notify the holders of the filing and effectiveness of such Registration Statement and any amendments or supplements;

            (iii) Furnish to each holder of Registrable Securities such numbers of copies of a current prospectus, including a preliminary prospectus, conforming with the requirements of the Act, copies of the registration statement any amendment or supplement to any thereof and any documents incorporated by reference therein and such other documents, all free of charge, as such holder of Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by such holder of Registrable Securities.

            (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the holder of Registrable Securities;

            (v) Notify each holder of Registrable Securities immediately of the happening of any event as a result of which the prospectus included in such registration statement as then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus;

           (vi) Furnish, at the request of any holder of Registrable Securities in connection with any underwritten public offering, (A) an opinion of counsel of the Company, dated the effective date of the registration statement, in form and substance reasonably satisfactory to the holder and its counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and certain matters pertaining to disclosure under and compliance with securities laws by the Company in connection with the registration thereof and/or (B) a "comfort" letter or letters of the Company's independent public accountants provided at the Company's expense in form and substance reasonably satisfactory to the holder and its counsel;

           (vii) Use its best efforts to list the Registrable Securities covered by such registration statement with any national market or securities exchange on which such securities are then listed;

           (viii) Make available for inspection by the holder of Registrable Securities, upon request, all SEC Documents (as defined below) filed subsequent to the Closing and require the Company's officers, directors and employees to supply all information reasonably requested by any holder of Registrable Securities in connection with such registration statement; and

           (ix) Furnish to each holder of Registrable Securities prompt notice of the commencement of any stop-order proceedings under the Act, together with copies of all documents in connection therewith, and use its best efforts to obtain withdrawal of any such stop order as soon as possible.

      (e) Upon request of the Company, each holder of Registrable Securities will furnish to the Company in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of Registrable Securities. The intended method of disposition (Plan of Distribution) of such securities as so provided by Purchaser shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without the prior written consent of the Purchaser.

      (f) (i) One Company shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections (b) or (c) hereof and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission so made in strict conformity with information furnished by such indemnified party in writing specifically for use in a registration statement

            (ii) In the event of any registration under the Act of Registrable Securities pursuant to Subsections (b) or (c), each holder of such Registrable Securities hereby severally agrees to indemnity, defend and hold harmless the Company, and its officers, directors, employees, agents, partners or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statements any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided, that such holders will be liable in any such case to the extent and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished by such holder specifically for use in the preparation thereof.

             (iii)      Promptly  after  receipt by any  indemnified  party of
notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify such party shall not relieve such party from any Liability which it may have to the indemnified party other than under this Section and shall only relieve it from any Liability which it may have to the indemnified party under this section if and to the extent an indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both parties and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to them which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

      (g) (i) With respect to the inclusion of Registrable Securities in a registration statement pursuant to Subsections (b) or (c), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Company; provided however, that any securityholders participating in such registration shall bear their pro-rata share of the underwriting discounts and commissions, if any, incurred by them in connection with such registration.

            (ii) The fees, costs and expenses of registration to be borne by the Company as provided in this Subsection (g) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, the Company shall make available to the holders of Registrable Securities and their counsel its documents and personnel for due diligence purposes. Except as otherwise provided herein, fees and disbursements of counsel and accountants for the selling security holders shall be borne by the respective selling security holders.

     (h) The rights to cause the Company to register all or any portion of Registrable Securities pursuant to this Section 1.4 may be assigned by Purchaser to a transferee or assignee. Within a reasonable time after such transfer, the Purchaser shall notify the Company of the name and address of such transferee or assignee, and the securities with respect to which such registration rights are being assigned. Such assignment shall be effective only if, immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the Act. Any transferee asserting registration rights hereunder shall be bound by the applicable provisions of this Agreement.

     (i)    The  Company   shall  not  agree  to  allow  the  holders  of  any
securities of the Company to include any of their securities in any registration statement filed by the Company pursuant to Subsection (b) unless such inclusion will not reduce the amount of the Registrable Securities included therein.

      Section 1.5 Company Standoff. Except in a business combination, or under existing employee stock incentive or purchase plans, the Company shall not for its own account effect any public sale or distribution of any securities similar to the Registrable Securities or any securities exercisable for or convertible or changeable into the Registrable Securities during the thirty (30) days prior to, and during the (30) days immediately following, the effective date of any registration statement filed or amended pursuant to Section 1.4(b); provided, however, that the Company may effect such public sale or distribution during the (30) days immediately following the effective date of such registration statement if such sale or distribution of securities is at a price equal to or greater than 125% of the last trade price of the Company's Common Stock on the day of Closing.

      Section 2.1 Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties to the Company.

      (a) Accredited Investor. The Purchaser is an "accredited investor", as such term is defined in Rule 501 (a) of Regulation D, promulgated under the Act.

      (b) Speculative Investment. The Purchaser is aware that an investment in the Shares is highly speculative and subject to substantial risks. The Purchaser is capable of bearing the high degree of economic risk and the burden of this venture. including, but not limited to, the possibility of complete loss of the Purchaser's investment in the Shares and underlying Common Stock which make liquidation of this investment impossible for the indefinite future.

      (c) Disposition. The Purchaser understands that neither the Shares nor the underlying Common Stock have been registered under the Act. The Shares are being acquired by reason of a specific exemption under the Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Shares may, under certain circumstances, be inconsistent with this exemption and may make the Purchaser an "underwriter" within the meaning of the ACT. The Purchaser acknowledges that the Shares purchased must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Act, sold pursuant to Rule 144 of the Act, or an exemption from registration under the Act is available.

      (d) Privately Offered. The offer to acquire the Shares was directly communicated to the Purchaser in such manner that the Purchaser was able to ask questions of and receive answers concerning the terms and conditions of this transaction. Av no time was the Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general advertising.

      (e) Purchase for Investment. The Shares are being acquired solely for the Purchaser's own account, for investment, and are not being purchased with view to the resale, distribution, subdivision or fractionalization thereof without a valid registration with applicable Governmental authorities.

      Section 2.2 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

      (a) Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the Commonwealth of Massachusetts and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries except as listed in Exhibit A hereto. The Company and each such subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted on property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect", for purposes of this
Subscription Agreement (as it may be amended from time to time, the "Agreement"), means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlled by such entity taken as a whole.

      (b) Authorization Enforcement (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares and Registrable Securities in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application) and (v) prior to the Closing Date, any necessary Certificate of Amendment to the Company's Charter authorizing Company to issue all of the Shares and Registrable Securities, in accordance with Schedule 1, will have been filed with the Massachusetts Secretary of State and will be in full force and effects enforceable against the Company in accordance with the terms of such amended Charter.

        (c) Authorized Capital: Rights or Commitments to Stock. The authorized capital stock of the Company consists of 22,200,000 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock; there are 3,578,048 shares of Common Stock issued and 3,569,392 shares of Common Stock outstanding; there are no shares of such Preferred Stock issued and outstanding; and, upon issuance of the Shares in accordance with the terms hereof, there will be 3,578,048 shares of Common Stock and 1,000 shares of such Preferred Stock issued and outstanding.

        All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth in Exhibit A hereto or as described in the SEC Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Articles of Organization as in effect on the date hereof (the "Charter"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

        (d) Issuance of Shares. The issuance of the Shares has been duly authorized and, when paid for and issued in accordance with the terms hereof, the shall be validly issued, fully paid and non-assessable and entitled to the rights and preferences set forth in Schedule I hereto. The Common Stock issuable upon conversion of the Shares will be duly authorized and reserved for issuance and, upon conversion, will be validly issued, fully paid and non-assessable and the holders shall be entitled to all rights and preferences accorded to a holder of Common Stock.

     (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or assets of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Purchaser and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a an Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing (other than any filing of a vote establishing a class or series of stock with the Massachusetts Secretary of State) or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

      (f)   SEC  Documents,  Financial  Statements.  The  Common  Stock of the
Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, except as set forth in Exhibit A, the Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirement of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC under the Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company directly or through its agent has delivered to the Purchaser true and complete copies of the SEC Documents. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

      Except as set forth in Exhibit A, as of their respective dates the SEC Documents complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Exhibit A, the financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (g)No Material Adverse change. Since the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no Material Adverse Effect has occurred or exists with respect to the Company or any of its subsidiaries.

         (h)No Undisclosed Liabilities. The Company and its subsidiaries have no material liabilities or obligations not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its subsidiaries' respective businesses since the date of the most recently filed SEC Documents which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or any of its subsidiaries.

         (i)No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or their respective businesses, properties, prospects, operations or financial condition which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (j) No General Solicitation. Neither the Company, nor any of its or, to the best of its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Shares.

         (k) No Integrated Offering. Neither the Company, nor any of its affiliates nor any person acting on its or their behalf has directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Act.

         Section 3.1 Securities Compliance. The Company shall notify the SEC and NASD, in accordance with their requirements, of the transaction contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares, and the Common Stock issuable upon conversion thereof, to the Purchaser.

          Section 3.2 Registration and Listing. Until at least two (2) years after all Shares have been converted into Registrable Securities, the Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under such Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts, except as permitted herein. Until at least two (2) years after all Shares have been converted into Common Stock, the Company will take all action within its power to continue the listing or trading of its Common Stock on the NASDAQ Small Cap Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ, The covenants set forth in this Section 3.2 shall not be deemed to prohibit a merger, sale of all assets or other corporate reorganization if the entity surviving or succeeding to the Company is bound by this Agreement with respect to its securities issued in exchange for or in replacement of the Shares or Common Stock or the consideration received for or in replacement of the Shares or Common Stock is cash.

          Section 3.3 Right of First Refusal and Most-Favored-Nation Claus. If at any time before the end of the thirty (30) day period following the effective date of a registration statement filed pursuant to Section 1.4 hereof the Company proposes to issue Common Stock or securities convertible into or exercisable for Common Stock or other convertible securities, pursuant to an offering exempt from registration under the Act, the Company shall provide to Purchaser reasonable advance notice of all the terms of such proposed issuance. The Purchaser shall have the right to purchase or refuse to purchase all or any part of such securities proposed to be issued in such offering, and shall have at least seventy two (72) hours after receipt of such notice to review the terms of the proposed issuance.

      If the Company issues Common Stock or securities convertible into or exercisable for Common Stock or other convertible securities at a time when any of the Shares remain outstanding at an effective price per share of Common Stock which is lower than the conversion price of the Shares at that time, then the Company shall issue to each holder upon conversion an additional number of shares of Common Stock necessary to reduce the effective conversion price to such lower issue price. This Section shall not be applicable to issuances of Common Stock, or options granted at market price, pursuant to any shareholder-approved option plan covering not more than 10% of the Company's outstanding stock.

        Section 3.4 Short Sale Restrictions. Purchaser agrees not to sell Common Stock of the Company "short" prior to the effective date of a registration statement filed pursuant to Section 1.4 hereof except for (a) shares of Common Stock issuable to the Purchaser upon conversion, made within seventy two (72) hours prior to the time notice of conversion is given or (b) sales against shares of Common Stock owned the day the short sale is established.

      Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and/or sell the Shares to the Purchaser is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions may be waived by the Company at any time in its sole discretion.

      (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

      (b) Performance by the Purchaser. The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing.

      (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

      (d) Legal action. No legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

      Section 4.2 Conditions Precedent to the Obligation of the Purchaser to Purchase the Shares The obligation hereunder of the Purchaser to acquire and pay for the Shares is subject to the satisfaction. at or before the Closing, of each of the conditions set forth below. These conditions may be waived by the Purchaser at any time in its sole discretion.

      (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

      (b) Performance by the Company, The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

      (c) NASDAQ. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC or the NASDAQ Small Cap Market (except for any suspension of trading of limited duration agreed to between the Company and the NASDAQ Small Cap Market solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by NASDAQ shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by NASDAQ.

      (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

      (e) Opinion of Counsel, Etc. The Purchaser shall have received before or at the Closing an opinion of counsel to the Company (covering, without limitation, such of the matters set forth in Section 2.2(a) through
(c)), as are in form and substance reasonably satisfactory to the Purchaser and its counsel, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

      Section 5.1 Legend on Stock. Each certificate representing the Shares and, if necessary, Common Stock issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

      The Company agrees to reissue certificates representing the Shares or, if applicable, the Common Stock issued upon conversion thereof without the legend set forth above at such time as (a) the holder thereof is permitted to dispose of such Shares (or securities issued upon conversion thereof) pursuant to Rule 144(k) under the Act, (b) the securities are sold to a purchaser or purchasers who (in the opinion of counsel to such holders, in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such securities publicly without registration under the Act, or (iii) such securities are registered under the Act.

      Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchaser.

      Section 6.2 Other Termination. This Agreement may be terminated by action of the Board of Directors or other governing body of the Purchaser or the Company at any time if the Closing shall not have been consummated by the fifth (5th) business day following the date of this Agreement, provided that the party seeking to terminate the Agreement is not in breach of the Agreement.

      Section 6.3 Automatic Termination. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the seventh (7th) business day following the date of this agreement, provided, however, that any such termination shall not terminate the liability of any party which is then in breach of the Agreement.

      Section  7.1  Fees  and  Expenses.  Except  as  otherwise  set  forth in
Section 1.4 hereof, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Share and Common Stock pursuant hereto.

        Section 7.2 Specific Enforcement, Consent to Jurisdiction.

      (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

      (b) The Company and the Purchaser each (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in Texas for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the such action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser each consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

      Section 7.3 Entire Agreement: Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

      Section 7.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective
(a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the following business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

to the Company:          Bruce A. Shear, President and Chief Executive Officer
                         PHC, Inc.
                         200 Lake Street - Suite 102
                         Peabody, Massachusetts 01960

to the Purchaser                           At the address set forth at the
foot of this Agreement or as specified in writing by
                  Purchaser.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days' written notice of such changed address to the other party hereto.

      Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      Section 7.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      Section 7.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the present state of incorporation of the Company without regard to such state's principles of conflict of laws.

      Section 7.1.0 Survival. The representations and warranties of the Company and the Purchaser contained in herein and the agreements and covenants set forth in Sections 1.1 through 1.5, 3.1 through 3.4 and 7.1 through 7.15 shall survive the Closing for a period of one year.

      Section 7.11 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

      Section 7.12 NASDAQ. The term "NASDAQ" or "NASDAQ Small Cap Market" herein refers to the principal market on which the Common Stock of the Company is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term "NASDAQ" or "NASDAQ Small Cap Market" shall be deemed to refer to such exchange or other principal market

      Section 7.13 Acceptance. Execution and delivery of this Agreement shall constitute an offer to purchase the Shares, which offer, unless previously revoked by the Purchaser, may be accepted or rejected by the Company, in its sole discretion for any cause or for no cause and without liability to the Purchaser. The Company shall indicate acceptance of this Agreement by signing as indicated on the signature page hereof.

      Section 7.14 Binding Agreement Upon acceptance of this Agreement by the Company, the Purchaser agrees that he may not cancel, terminate or revoke any agreement of the Purchaser made hereunder, and that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon heirs, successors, assigns, executors, administrators, Guardians, conservators or personal representatives of the Purchaser.

      Section 7.15 Incorporation by Reference. All information set forth on the signature page is incorporated as integral terms of this Agreement.

      Section 7.16 Counterparts. This Agreement may be signed in multiple counterparts, which counterparts shall constitute one and the same original instrument






                    THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY..
                              THE SIGNATURE PAGE FOLLOWS.

     IN WITNESS WHEREOF, the Purchaser has executed this Agreement on the date set forth below.

     For the purchase price of $1,000 per Share, the Purchaser tenders herewith the full purchase price of:
                $1 Million Dollars ($1,000,000)

     The exact name(s) (Including correct, legible spelling) and the information under which title to the Shares will be taken is as follows (Please print or type):
           ProFutures Special Equities Fund, L.P___________
Address of Purchaser:
            1310 Highway 620 South - Suite 200, Austin, Texas 78734______

Social Security or IRS Employer Identification Number(s):

                               74-2786952____________________________

Signature of Purchaser:
Name of Purchaser: ProFutures Special Equities Fund, L.P.
By: ProFutures Fund Management, Inc., a General Partner
By:   __________________________________________            Dated: June 4, 1997

Name: Gary D. Halbert

Title:    President


Accepted by:

PHC, INC., a Massachusetts corporation

By:      ____________________________________

Name:  ____________________________________

Title:   ____________________________________

                                      EXHIBIT A
                          to PHC, Inc. Subscription Agreement

Section 2.2(a): PHC, Inc.  Subsidiaries:

PHC of Utah, Inc.               PHC of Michigan, Inc.
D/B/A Highland Ridge Hospital   D/B/A Harbor Oaks Hospital
4578 Highland Drive             35031 23 Mile Road
Salt Lake City, UT 84117        New Baltimore, MI 48047

PHC of Virginia, Inc.           PHC of Rhode Island, Inc.
D/B/A Mount Regis Center        D/B/A Good Hope Center
D/B/A Changes                   P.O. Box 1491
405 Kimball Avenue              Coventry, RI 02816-0029
Salem, VA 24153

Quality Care Centers of Mass,   Pioneer Counseling of Virginia, Inc.
Inc.                            (80% Owned)
D/B/A Franvale Nursing & Rehab  D/B/A Pioneer Counseling of Virginia
Center                          D/B/A Counseling Associates of
20 Pond Street                  Virginia
Braintree, MA 02184             400 East Burwell street
                                Salem, VA 24153

PHC of Nevada, Inc.             PHC of Kansas, Inc.
D/B/A Harmony Healthcare        D/B/A Total Concept EAP
2340 Paseo del Prado, Bldg. D   7451 Szwitzer, Suite 101
Las Vegas, NV 89102             Shawnee Mission, KS 66203

Northpoint - Pioneer, Inc.      PHC of California, Inc.
D/B/A Pioneer Counseling Center D/B/A Marin Grove
31700 W. 13 Mile; Suite 201     42 Grove Street
Farmington Hills, MI 48334      San Rafael, CA 94901

STL, Inc.                       Professional Health Associates
200 Lake Street                 94-19 59 Avenue
Suite 102                       Elmhurst, NY 11373
Peabody, MA 01960

BSC-NY, Inc.
D/B/A Behavioral Stress Center
94-19 59 Avenue
Elmhurst, NY 11373

Harmony Behavioral Health
2340 Paseo del Prado, Bldg. D
Las Vegas, NV 89102

                                  EXHIBIT A (cont'd.)
Section 2.2(f):

The Company failed to file two years' of audited financial statements for Behavioral Stress Centers, Inc, and Clinical Diagnostics and Clinical Associates, as described in the December 18, 1996 letter from Choate, Hall & Stewart to Mr. Robert Bayless of the Securities and Exchange Commission, attached hereto as Exhibit 1.

                                              EXHIBIT 1


                                    CHOATE, HALL & STEWART
                                      A PARTNERSHIP
                                      EXCHANGE PLACE                   1934 Act
                                      53 STATE STREET                  Form S-K
                                  BOSTON, MASSACHUSETTS 02109-2891      Item 7


                                     TELEPHONE (617) 248-5000

                                     FACSIMILE (617) 248-4000

                                     TELEX _________


                                         December 18, 1996


  Securities and Exchange Commission
  450 Fifth Street
  Judiciary Plaza
  Washington, D.C. 20549

  Attention:  Mr. Robert Bayless
              Associate Director
              (Chief Accountant)
              Division of Corporation Finance
              Mail Stop 3-10

  RE: PHC, Inc.
      Commission File No. 0-23524

  Dear Mr. Bayless:

      I am writing on behalf of our client, PHC, Inc. (the "Company") and at the suggestion of Mr. Wayne Carnall and Mr. William Carter of the staff of the Securities and Exchange Commission (the "Commission"). The subject of this letter was discussed between Mr. Carnall and Grant P. Waite, a member of the firm of Richard A. Eisner & Company, LLC, the Company's independent certified public accountants on December 3, 1996. I spoke with Mr. Carter today.

      I am writing to request that the Division of Corporation Finance agree that it will not recommend any enforcement action against the Company based solely on its failure to file certain audited financial information of an acquired business as required by Item 7 of Form 8-K in the following circumstances:

      The Company is a national health care company specializing in the treatment of substance abuse, which includes alcohol and drug dependency and related disorders, and in the provision of psychiatric and long-term care. Effective October 31, 1996, the Company acquired through a wholly-owned subsidiary (the "Subsidiary"), Behavioral Stress Centers, Inc., a New York corporation which provided management and administrative services to psychotherapy and psychological practices in the New York City metropolitan area. The Subsidiary concurrently entered into a management Agreement with a newly formed professional corporation ("the "Professional Corporation") which acquired certain assets, including service contracts with 35 nursing homes in the New York

Mr. Robert Bayless
December 18, 1996
Page 2

metropolitan area, of Clinical Associates and Clinical Diagnostic, entities owned by the owners of B ehavior Stress Centers, Inc. Behavioral Stress Centers, Inc., Clinical Diagnostics and Clinical Associates are hereinafter referred to as the "Acquired Companies".

      As merger consideration, the Company issued 150,000 shares of its Class A Common Stock to the owners of Behavioral Stress Centers, Inc. In addition, the Company is obligated to pay the Sellers 49% of the profits of the Subsidiary over the next three years plus an additional amount equal to four times 49% of the profits during the third year, payable partly in stock and partly in cash and notes. The profits of the Subsidiary for this purpose will include the fees from the Professional Corporation. The purchase price for the assets of Clinical Associates and Clinical Diagnostics was $750,000 which was paid by the Company pursuant to a promissory note.

      The Acquired Companies utilized the cash basis method of accounting. Their record keeping was rudimentary at best. For example, revenue was
recognized   by  the   Acquired   Companies   upon  the  receipt  of  payment,
irrespective of when services were rendered. Unfortunately, the Acquired Companies did not retain, in all circumstances, the documentation required to verify the date on which services were rendered, and some of the records that were retained were destroyed in a basement flood. Accordingly, there is no consistent and accurate record available that would allow the determination of the period in which a service, resulting in a payment. was actually rendered.

 In addition, it appears that the Acquired Companies did not invoice all services rendered and in many cases did not create invoices in a timely manner. Some of the records of invoices which were retained were also destroyed in the flood described above, and the Acquired Companies did not retain backup information in a secure, off-site location. As a result of the poor record-keeping of the Acquired Companies, it is impossible to trace invoices to determine whether payment has been received or whether the services were billed.

      Prior to the acquisition of the Acquired Companies and in light of the inability of the Company to verify certain accounting records of the Acquired Companies, the Company spent significant time and effort studying the prudence of the acquisition and whether the transaction would be economically beneficial to the Company and its shareholders. Among the due diligence conducted by the Company was an attempt to substantiate cash basis income by verifying actual cash deposits to various bank accounts maintained by the Acquired Companies through analysis of corresponding deposit slips and photocopies of checks provided by the Acquired Companies. In its internal analysis of expected cash flow from the Acquired Companies, the Company excluded any items that did not seem representative of revenue derived from the rendering of service. The Company reviewed the check ledgers of the Acquired Companies to analyze their expenses, verifying that all checks were accounted for based on their sequential numbering, in analyzing the economic impact on the Company of the proposed acquisition, the Company assumed that all non-payroll expenses were to be included in the expenses of the Acquired Companies and made an independent estimate of payroll expenses based on the Company's Personnel costs.

     The structure of the transaction was designed to limit the potential exposure of the company arising from the transaction. Much of the consideration payable to the sellers is in the form of an earn-out based on the profitability of the Subsidiary. The Agreement and Plan of Merger contains representations of the sellers relating to the average cash flow of the Acquired Companies; if these representations prove untrue, in addition to the Company's normal contractual indemnities and rights, there is a right of set-off against the consideration payable to the Sellers. The Management Agreement entitles the (Company, for the 90-day period following the Closing, to set off against its $750,000 note to the sellers a pro raga reduction for each nursing home which may terminate its contract with the Professional Corporation.

Mr. Robert Bayless
December 18, 1996
Page 3


     In addition to the financial testing described above, the company conducted extensive due diligence which included inquiries concerning the reputation of the sellers and the acquired Companies, a review of all bank accounts, a review of all material contracts, insurance matters, copies of all licensees and registrations and a review of all tax returns of the Acquired Companies for the tax years from 1992-1995. Based on its due diligence review, the Company believes that the acquisition of the Acquired Companies will be beneficial to the Company and its shareholders.

      Pursuant to Item 310(c) of Form S-B (whether as in effect on the closing of the acquisition or as subsequently amended), it is estimated that the Acquired Companies are of maximum significance to the Company. On November 14, 1996, in its Report on Form 10-QSB (as amended by a filing of Form 10-QSB-A-1 on December 5, 1996), the Company reported on the acquisition of the Acquired Companies. Such filing did not include any financial information for the Acquired Companies. Pursuant to item 7(a)(4) of Form S-K, the Company is obligated to file two years' of audited financial statements for the Acquired Companies within 60 days after the Report on Form 8-K is filed (in this case, not later than January 13, 1997). For the reasons stated above, the Company's independent public accountants, Richard
A. Eisner Company, LLP, have indicated to the Company that they will not be able to conduct an audit of the Acquired Companies in accordance with generally accepted accounting standards for the periods required. In addition, the Company believes that it will be virtually impossible to produce unaudited financial statements for the Acquired Companies on an accrual basis in accordance with generally accepted accounting principles for the period prior to the Closing. The Company intends to file a Form 8-K shortly which will explain its inability to file the required audited financial statements for the Acquired Companies.

      We understand that the staff generally will not waive the requirement for audited financial statements set forth in item 7 of Form 8-K. Accordingly, we are writing to request in the circumstances that the Division of Corporation Finance agree not to recommend enforcement action against the Company for its failure to file the audited financial statements of the Acquired Companies as required by item 7 of Form 8-K.

      Please call me at the direct dial number set forth above should you have any questions concerning this request. Thank you for your time and consideration of this matter.

                                       Very truly yours,


                                       Roslyn G. Daum


cc:  William H. Carter, Esq.       Mr. Wayne E. Carnall
     Office of Chief Counsel       Office of Chief Accountant
     Mail Stop 3-3                 Mail Stop 3-13

                                  SCHEDULE I
                                  PHC, INC.
                RESOLUTION ESTABLISHING RIGHTS AND PREFERENCES
                       FOR SERIES A CONVERTIBLE PREFERRED STOCK

      RESOLVED, that there shall be a series of shares of the Corporation designated "Series A Convertible Preferred Stock"; that the number of shares of such series shall be 1,000, that the Corporation issue such shares, and that the rights and preferences of such series (the "6% Preferred") and the limitations or restrictions thereon, shall be as set forth herein.

      The following terms and conditions shall be adopted and incorporated by reference into the foregoing resolutions as if fully set forth therein:

      1.   Dividends.

      (a) The holders of the 6% Preferred shall be entitled to receive out of any assets legally available therefor cumulative dividends at the rate of $60 per share per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Corporation. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not earned or declared. If at any time dividends on the outstanding 6% Preferred at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Corporation.

      (b) Any dividend payable on a dividend payment date may be paid, at the option of the Corporation, either (i) in cash or (ii) in shares of 6% Preferred valued at $1,000 per share, if the Common Stock issuable upon conversion of such shares has been registered for resale under the Securities Act of 1933, as amended (the "Act"), and the registration statement including a current prospects with respect thereto remains in effect at the date of delivery of such shares, and if the Corporation shall have given written notice of its intention to pay such dividend in stock to all holders of the 6% Preferred at least ten (10) days before the record date for such dividend.

      2.   Liquidation Preference; Redemption.

      (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the 6% Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of shares, the amount of $1,000 per share plus any accrued but unpaid dividends (the "Liquidation Preference").

      (b) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall, at the option of the holders of the 6% Preferred be deemed a liquidation, dissolution or winding up within the meaning of this Section 2 if the shares of stock of the Corporation outstanding immediately prior to such transaction represent immediately after such transaction less than a majority of the voting power of the surviving corporation (or of the acquirer of the Corporation's assets in the case of a sale of assets). Such option may be exercised by the vote or written consent of holders of a majority of the 6% Preferred at any time within thirty (30) days after written notice (which shall be given promptly) of the essential terms of such transaction shall have been given to the holders of the 6% Preferred in the manner provided by law for the giving of notice of meetings of shareholders.

      (c) The Corporation may, at its option. cause all outstanding, shares of the 6% Preferred to be redeemed after the date on which a registration statement under the Act ("Registration Statement") has been declared effective (the "effective date"), provided the Corporation has given notice of its intention to redeem to the holders of the 6% Preferred at least five
(5) days prior to the redemption date. On the redemption date, the Corporation shall pay such holders by cashier's check or wire transfer in immediately available funds the amount of (a) $1,300 per share if the redemption date is on or before the one hundred fiftieth (150th ) day after the effective date; or (b) $1,250 per share if the redemption date is after the one hundred fiftieth (150th ) day following the effective date, plus any accrued but unpaid dividends. Promptly thereafter, the holders shall surrender the certificate or certificates representing the 6% Preferred, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation.

      3.   6% Preferred - Forced Conversion.

      (a) The Corporation may, at its option, cause all outstanding shares of the 6% Preferred to be converted into Common Stock at any time beginning one (1) year after the date of issuance, on at least twenty (20) days' advance notice, at a conversion price determined as set forth in Section 4 hereof (the "Conversion Price") as of the date specified in such notice (the "Conversion Date") and otherwise on the terms set forth in Section 4 hereof, provided, that the Corporation may not exercise such right of conversion unless (i) the Closing Price (last trade price) of the Common Stock as reported by NASDAQ for the twenty (20) consecutive trading days prior to the date the Conversion Notice is mailed has not on any day been less than one hundred forty percent (140%) of the last trade price of the Company's Common Stock on the day of Closing (subject to adjustment for stock dividends, stock splits and reverse stock splits), and (ii) the shares issuable upon conversion of the 6% Preferred are registered for resale by an effective Registration Statement which became effective not more than one hundred twenty (120) days after the date of issuance of the 6% Preferred, and a current prospectus meeting the requirements of Section 10 of the Act is available for delivery at the Conversion Date.

      (b) At least twenty (20) days prior to the Conversion Date, written notice (the "Conversion Notice") shall be mailed, first class postage prepaid, by the Corporation to each holder of record of the 6% Preferred, at the address last shown on the records of the Corporation for such holder, notifying such holder of the conversion which is to be effected, specifying the Conversion Date and calling upon each such holder to surrender to the Corporation, in the manner and at the place designated, a certificate or certificates representing the number of shares of 6% Preferred held by such holder. Subject to the provisions of the following subsection (c), on or after the Conversion Date, each holder of 6% Preferred shall surrender to the Corporation the certificate or certificates representing the shares of 6% Preferred owned by such holder as of the Conversion Date, in the manner and at the place designated in the Conversion Notice, and thereupon the shares issuable upon such conversion shall be delivered as provided in Section 4(b) hereof.

      (c) If on the Conversion Date, the registration condition specified in clause (ii) of subsection (a) shall not be satisfied, then no shares shall be converted and the Conversion Notice shall be deemed to be withdrawn. In such event, any certificates for 6% Preferred which have been surrendered for conversion shall be returned to the persons surrendering the same; provided, however, that if a holder has received shares of Common Stock upon conversion of 6% Preferred after the Conversion Notice was given but before the Conversion Date, such holder may elect either to retain such Common Stock or rescind such conversion by tendering such shares of Common Stock to the Corporation.

      (d) On the second anniversary of the issuance of the 6% Preferred, all then outstanding shares of 6% Preferred shall be automatically converted into Common Stock at the Conversion Price and otherwise pursuant to the applicable provisions set forth in Section 4 hereof.

      4. 6% Preferred - Optional Conversion. The holders of the 6% Preferred shall have optional conversion rights as follows:

      (a)   Right to  Convert.  At any time after the  earlier of (i) the date on which a Registration Statement has been declared effective, or (ii) the close of business on the ninety first (91st) day following the date of issuance of the 6% Preferred, shares of 6% Preferred shall become convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing
(A) the  Liquidation  Preference  of the 6% Preferred  determined  pursuant to
Section 2 hereof on the date the notice of conversion is given, by (B) the Conversion Price determined as hereinafter provided in effect on the applicable conversion date.

      (b) Mechanics of Conversion. To convert shares of 6% Preferred into shares of Common Stock, the holder shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects to convert the shares and shall state therein date of the conversion, the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter, the holder shall surrender the certificate or certificates representing the shares to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and such certificate or certificates shall not bear any restrictive legend; provided (A) the Common Stock evidenced thereby are sold pursuant to an effective registration statement under the Act (B) the holder provides the Corporation with an opinion of counsel reasonably acceptable to the Corporation to the effect that a public sale of such shares may be made without registration under the Act, or (C) such holder provides the
Corporation with reasonable assurance that such shares can be sold free of any limitations imposed by Rule 144, promulgated under the Act. The
Corporation shall cause such issuance to be effected within three (3) business days and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three
(3) business days after the receipt of such notice. The Corporation shall immediately pay such holder in cash or by wire transfer in immediately available funds $500 per day as liquidated damages for each day such shares have not been delivered to the holder after the end of such three (3) business day period. The notice of conversion may be given by a holder at any time during the day up to 5:00 p.m. Boston, Massachusetts time and such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on such date.

      (c) Conversion/Payment Required. The Corporation acknowledges and understands that a delay in the issuance of the Common Stock pursuant to the provisions hereof or payment under Subsection (d)(i) below could result in economic loss to the holders of the 6% Preferred. As compensation to any holder when the Corporation has failed with respect to such holder to comply with the Corporation's obligations under Subsection (a) above or under Subsection (d)(i) below with regard to any payments due, and not as a penalty, the Corporation shall pay to such holder liquidated damages an amount equal to two percent (2%) of the total Purchase Price of 6% Preferred and any Common Stock then held by the holder for the first thirty (30) day period after the date on which the Common Stock should have been issued by the Corporation (i.e., the end of the three (3) business day period described in Subsection (b)), plus amount equal to two percent (2%) of the total Purchase Price of 6% Preferred and any Common Stock then held by the holder for each subsequent thirty (30) day period (pro-rated as to a periods of less than thirty (30) days). Such amounts shall be paid to the holder immediately by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the holder.

      (d)  Determination of Conversion Price.

            (i) The "Conversion Price" for purposes of hereof shall be equal to eighty percent (80%) of the average closing bid price of the Common Stock as reported by NASDAQ during the five (5) consecutive trading days preceding the conversion date (but not including such date); provided, however, that in no event may the Conversion Price be more than four dollars and fifty cents ($4.50) per share (the "Maximum Conversion Price") or less than two dollars ($2.00) per share of Common Stock (the "Minimum Conversion Price"). If, but for this Section 4(d)(i), the Conversion Price would have been below two dollars ($2.00) per share, the Company shall pay the holder by delivering to holder a Promissory Note, in the form attached hereto as
Schedule II and incorporated herein by reference, bearing the principal amount equal to the difference between (A) the number of shares of Common Stock that would have been issued at the amount the Conversion Price would have been but for this Section 4(d)(i) multiplied by 100% of the closing bid price of the Common Stock on the conversion date as determined in accordance with the Subsection (d) (the latter amount being referred to herein as the "Conversion Date Price"), minus (B) the number of shares of Common Stock actually issued pursuant to the conversion multiplied by the Conversion Date Price.

            (ii) The "closing bid price" of the Common Stock on a trading day shall be the closing bid price of the Common Stock on the NASDAQ Small Cap Market or any other principal securities price quotation system or market on which prices of the Common Stock are reported. The term "trading day" means a day on which trading is reported on the principal quotation system or market on which prices of the Common Stock are reported.

            (iii) If, during the period of consecutive trading days provided for above, the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split or a combination, consolidation or reclassification of the Common Stock, the Conversion Price, Maximum Conversion Price and Minimum Conversion Price shall be proportionately decreased or increased, as appropriate, to give effect to such event

      (e) Distributions. If the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries other than additional shares of Common Stock, then in each such event provision shall be made so that the holders of 6% Preferred shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had they been the owners on the date of such event of the number of Share of Common Stock issuable to them upon conversion.

      f) Certificates as to Adjustments. Upon the occurrence of any adjustment or readjustment of the Conversion Price, the Maximum Conversion Price and Minimum Conversion Price to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause the independent public accountants regularly employed to audit the all statements of the Corporation to verify such computation and prepare and furnish to each holder of 6% Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjusment is based. The Corporation shall, upon the written request at any time of any holder of 6% Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of 6% Preferred with respect to each share of Common Stock received upon such conversion.

      (g) Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of 6% Preferred at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

      (h) Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of 6% Preferred pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

      (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the 6% Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 6% Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the 6% Preferred, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain any requisite shareholder approval.

      (j) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of 6% Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of 6% Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

      (k) Notices. Any notice required by the provisions of this Section to be given to the holders of shares of 6% Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

      (1) Reorganization or Merger. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, and the holders of 6% Preferred do not elect to treat such transaction as a liquidation, dissolution or winding up as provided in Section 2 hereof, then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of 6% Preferred shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of 6% Preferred would have been entitled upon the record of (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and in of the holders of the 6% Preferred to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of 6% Preferred.

      5. Re-issuance of Certificates. In the event of a conversion (or, if applicable, redemption) of 6% Preferred in which less than all of the shares of 6% Preferred of a particular certificate are converted or redeemed, as the case may be, the Corporation shall promptly without delay cause to be issued and delivered to the holder of such certificate, a certificate representing the remaining shares of 6% Preferred which have not been so converted or redeemed.

      6. Other Provisions. For all purposes of this Resolution, the term "date of issuance" and the terms "Closing" or "Closing Date" shall mean the day on which Share of the 6% Preferred are first issued by the Corporation. Any provision herein which conflicts with or violates any applicable usury law shall be deemed modified to the extent necessary to avoid such conflict or violation. The term "NASDAQ" herein refers to the principal market on which the Common Stock of the Corporation is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term "NASDAQ" shall be deemed to refer to such exchange or other principal market.

      7. Restrictions and Limitations. The Corporation shall not undertake the following actions without the consent of the holders of a majority of the 6% Preferred: (i) modify its Articles of Organization or Bylaws so as to amend or change any of the rights, preferences, or privileges of the 6% Preferred, (ii) authorize or issue any other preferred equity security senior to or on a parity with the 6% Preferred, as to dividends, liquidation preferences, conversion rights, redemption rights or other rights, preferences or privileges for a period of thirty (30) days after Closing, as applicable or (iii) purchase or otherwise acquire for value any Common Stock or other equity security of the Corporation either junior or senior to or on a parity with the 6% Preferred while there exists any arrearage in the payment of cumulative dividends hereunder other than redemptions of stock from terminating employees pursuant to contractual rights in favor of the Corporation.

      8. Voting Rights. Except as provided herein or as provided for by law, the 6% Preferred shall have no voting rights.

      9. Attorneys' Fees. Any holder of 6% Preferred shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder.

      10. No Adverse Actions. The Corporation shall not in any manner, whether by amendment of the Articles of Organization (including, without limitation, any vote establishing a class or series of stock), merger, reorganization, re-capitalization, consolidation, sales of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value or security of the 6% Preferred.

                                      SCHEDULE II
                             PROMISSORY NOTE (the "Note")

                Date:  ___________________, 199___

                Maker: PHC, Inc.

                Maker's Mailing Address: 200 Lake Street - Suite 102
                                         Peabody, Massachusetts 01960

                Payee:

                Place for Payment:

                Principal Amount: $ __________________________

Annual Interest Rate on Unpaid Principal From Date: Eight percent (8%).

     Annual Past Due Interest Rate on Unpaid Principal from Maturity to Payment:
Fifteen percent (15%). Terms of Payment: Principal and interest shall be due and payable in six (6)
equal consecutive monthly payments of $___________ (based on a six (6) month amortization) with the first payment being due and payable on the first day of ____________________.

The Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the outstanding principal and accrued interest at the rates stated above. All unpaid amounts owing on this Note shall be due by the final scheduled payment date of _______________.

Additional Provisions:

      If Maker defaults in the payment of this Note, or in any instrument securing or collateral to it, then Payee may declare the unpaid principal balance of this Note and all accrued interest immediately due and payable. Maker and each surety, endorser, and guarantor or other party liable for the payment of any sums of money payable on this Note severally waive all demands for payment, presentations for payment, notices of dishonor, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

      If this Note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorneys fees and court costs, in addition to other amounts due.

      Interest on the debt evidenced by this Note shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged or received under law, any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.


PHC, INC.
PROMISSORY NOTE
Page 1

      When the context requires, singular nouns and pronouns include the plural.

      This Note is to be governed and construed in accordance with the laws of the State of Texas.


      MAKER, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, (I) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT AND OTHER COURTS OF THE UNITED STATES SITTING IN TEXAS FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (U) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. MAKER CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO MAKER AT THE ADDRESS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      Executed as of date first above written.

                              PHC, Inc., a Massachusetts corporation

                        By:  _______________________________________
                        Name of
                        Authorized Officer: ___________________________
                        Title:  ______________________________________














PHC, INC.
PROMISSORY NOTE
Page 2

Exhibit 4.22


THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.


      Shares Issuable Upon Exercise:  Up to 50,000 shares of the Class A Common
                                      Stock, $.01 par value, of PHC, Inc.

                              WARRANT AGREEMENT

      THIS WARRANT  AGREEMENT dated as of June 4, 1997 is entered into by PHC,
Inc.  (the  "Company")  and  ProFutures   Special  Equities  Fund,  L.P.  (the
"Holder").

                             W I T N E S S E T H:

      WHEREAS, the Board of Directors has of the Company has authorized the issuance to the Holder of the warrant (the "Warrant") of the Company represented by this Warrant Agreement, which Warrant entitled the Holder to purchase, upon the terms and conditions hereinafter set forth, shares of the Company's Class A common stock, $0.01 per value per share (the "Class A Common Stock").

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                                       ARTICLE I

                                   GRANT OF WARRANT

      For value received, this Warrant Agreement entitles the Holder to subscribe for and purchase up to 50,000 shares of Class A Common Stock, at a price per share of $2.75 (the "Warrant Price"). As used herein, the term "Shares" shall mean the Company's Class A Common Stock, or any stock into or for which such Class A Common Stock shall have been or may hereafter be converted or exchanged pursuant to the Articles of Organization of the Company as from time to time amended as provided by law and in such articles (hereinafter the "Charter"), and the term "Grant Date" shall mean June 4, 1997. The number of shares of Class A Common Stock purchasable pursuant to the rights granted hereunder and the purchase price for such shares of Class A Common Stock are subject to adjustment pursuant to the provisions contained in this Warrant Agreement.

                                  ARTICLE II

                     EXERCISE OF WARRANT; EXERCISE PRICE

      Section 2.1 Term. Subject to the provisions of this Warrant Agreement, the purchase right represented by this Warrant Agreement is exercisable, in whole or in part, at any time and from time to time from and after the Grant Date and on or prior to June 4,, 2002 (the "Exercise Period").

      Section 2.2 Method of Exercise. The purchase right represented by this Warrant Agreement may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the Form of Election attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company by certified or bank check or by wire transfer, of an amount equal to the Warrant Price multiplied by the number of shares then being purchased (the "Exercise Price").

      Section 2.3 Issuance of Shares of Common Stock. As soon as reasonably practicable after the exercise of all or part of the purchase right represented by this Warrant Agreement, the Company shall (provided that it has received the Form of Election duly executed, accompanied by payment of the Exercise Price pursuant to Section 2.2 hereof for each of the shares of Class A Common Stock to be purchased) cause certificates for the number of shares of Class A Common Stock to be issued in respect of this Warrant Agreement to be delivered to or upon the order of the Holder, registered in such name as may be designated by such holder; provided that if the Class A Common Stock is to be registered in the name of any entity or person other than the Holder, the Company may require evidence of compliance by the Holder with all applicable securities laws.

                                 ARTICLE III

                RESERVATION AND AVAILABILITY OF COMMON STOCK;
                          ADJUSTMENTS; REGISTRATION

      Section 3.1 Reservation of Common Stock. The Company covenants and agrees that it will cause to be kept available out of its authorized and unissued Class A Common Stock, or its authorized and issued Class A Common Stock held in its treasury, the number of shares of Class A Common Stock that will be sufficient to permit the exercise in full of this Warrant Agreement.

      Section 3.2 Common Stock to be Duly Authorized and Issued, Fully Paid and Nonassessable. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Class A Common Stock delivered upon exercise of this Warrant Agreement shall, at the time of delivery of the certificates for such shares, be duly and validly authorized and issued and fully paid and non-assessable shares.

      Section 3.3 Common Stock Record Date. Each person or entity in whose name any certificate for shares of Class A Common Stock is issued upon the exercise of this Warrant Agreement shall for all purposes be deemed to have become the holder of record of the shares of Class A Common Stock represented thereby on, and such certificate shall be dated, if practicable, the date upon which the Form of Election was duly executed and payment of the aggregate Exercise Price was made pursuant to Section 2.2 hereof. Prior to the exercise of this Warrant Agreement, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to the shares of Class A Common Stock for which this Warrant Agreement shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

      Section 3.4 Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant Agreement and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

      3.4 (a) Reclassification. In case of any reclassification, change or conversion of the Company's Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company, shall execute a new Warrant Agreement (in form and substance reasonably satisfactory to the Holder) providing that the Holder of this Warrant Agreement shall have the right to exercise such new Warrant Agreement and upon such exercise and payment of the then applicable Warrant Price to receive, in lieu of each Share theretofore issuable upon exercise of this Warrant Agreement, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Class A Common Stock. Such new Warrant Agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.4. The provisions of this Section
3.4 (a) shall similarly apply to successive reclassifications and changes.

      3.4 (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant Agreement remains outstanding and unexpired shall subdivide or combine its Class A Common Stock, the Warrant Price and the number of Shares issuable upon exercise hereof shall be equitably adjusted.

      3.4 (c) Stock Dividends. If the Company at any time while this Warrant Agreement is outstanding and unexpired shall pay a dividend payable in shares of Class A Common Stock (except any distribution specifically provided for in the foregoing Sections 3.4 (a) and (b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Class A Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Class A Common Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant Agreement shall be appropriately adjusted.

      3.5 Registration of Shares. The Company covenants and agrees that it will use its best efforts to ensure that all shares of Class A Common Stock deliverable upon exercise in full of the purchase right represented by this Warrant Agreement are registered under the Securities Act of 1933, as amended (the "Act") at the same time as the Registrable Shares issuable on the conversion of the Series A Convertible Preferred Stock issued to the Holder.

      3.6 No Impairment. The Company will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant Agreement against impairment.

3.7 Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the holder of this Warrant Agreement, at least fifteen (15) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or vote, and the amount and character of such dividend, distribution or vote.

                                      ARTICLE IV

               HOLDER REPRESENTATIONS, WARRANTIES AND COVENANTS

      The Holder represents and warrants to and covenants with the Company as follows:

      Section 4.1 Representations. It understands the risks of investing in the Company and can afford a loss of its entire investment. It is acquiring the Warrant for investment for its own account and not with the view to, or for resale in connection with any distribution thereof. It understands that the Warrant and the shares of Class A Common Stock issuable upon exercise thereof have not been registered under the Act, or any state blue sky laws, by reason of specified exemptions from the registration provisions of the Act and such laws. It acknowledges that the Warrant and the shares of Common Stock issuable upon exercise thereof must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Act, which permits the resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such Rule may not be available for resale of the shares issuable upon the exercise of the Warrant. It has had an opportunity to (i) discuss the Company's business, management and financial affairs with its management (ii) review the financial statements relating to the Company's last two fiscal years and (iii) review the Company's facilities.

      Section 4.2 Restrictions on Transferability. Neither the Warrant, nor the shares of Class A Common Stock received upon exercise thereof, shall be transferable, except upon the conditions specified in and in accordance with the terms of this Article IV or until such time as an effective registration statement covering the shares issuable upon the exercise of this Warrant has been filed with the Securities and Exchange Commission (the "Commission").

      Section 4.3 Restrictive Legend. Each certificate representing shares of the Company's Class A Common Stock issuable upon exercise of the Warrant, or any other securities issued in respect of the Class A Common Stock issued upon exercise of the Warrant, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws) unless and until such shares have been registered under the Act.:

            THE SHARES SHARES REPRESENTED HEREBY HAVE NOT
            BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

      Section 4.4 Restrictions on, and Notice of, Proposed Transfers. The Holder agrees that prior to any proposed transfer of this Warrant or any of the shares of Class A Common Stock issuable upon exercise of this Warrant (collectively, the "Restricted Securities"), in the absence of an effective registration statement filed with the Commission covering the shares of Class A Common Stock issuable upon exercise of the Warrant, the Holder shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Act or under any applicable state or other securities laws.

                                       ARTICLE V
                                     MISCELLANEOUS
      Section 5.1 Notices. Notices or demands relating to this Warrant Agreement shall be sufficiently given or made if sent by facsimile, first-class mail, postage prepaid, addressed as follows, or telecopied, or delivered by nationally-recognized overnight or other courier:

If to the Holder:       ProFutures Special Equities Fund, L.P.
                        1310 Highway 620 South
                        Suite 200
                        Austin TX  77734

If to the Company:      PHC, Inc.
                        200 Lake Street
                        Peabody, MA 01960
                        Attention: Bruce A. Shear
                        Fax (508) 536-2677

copy to:                Roslyn G. Daum, Esq.
                        Choate, Hall & Stewart
                        Exchange Place
                        Boston, MA 02109
                        Fax: (617) 248-4000

      Section 5.2 Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder; provided that this Warrant Agreement may be assigned by the Holder only with the prior written consent of the Company, and without such consent any attempted transfer shall be null and void.

Section 5.3 MASSACHUSETTS CONTRACT. THIS WARRANT AGREEMENT AND THE WARRANT, AND ALL QUESTIONS RELATING TO THE INTERPRETATION, CONSTRUCTION AND ENFORCEABILITY OF THIS WARRANT AGREEMENT AND THE WARRANT, SHALL BE GOVERNED IN ALL RESPECTS BY THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

      Section 5.4 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Warrant Agreement may not be amended, modified or supplemented, other than by a written instrument executed by the Company and the Holder.

      Section 5.5 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Company the Holder shall be enforceable to the fullest extent permitted by law.

      IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed and delivered, all as of the date and year first above written.

                                          PHC, INC.


                                          By:__________________________________
                                          Name:      Bruce A. Shear
                                          Title:    President

                                          PROFUTURES SPECIAL EQUITIES FUND, L.P.
                                          By: ProFutures Fund Management, Inc.,
                                          a General Partner

                                          By:________________________________
                                          Name:  Gary D. Halbert
                                          Title:    President

DS1.344543.1

                                       EXHIBIT A
                                   Form of Election

To:   PHC, Inc.
      200 Lake Street
      Peabody, MA 01960
      Attention:  Bruce A. Shear


      1. The undersigned hereby elects to purchase ______ shares of Class A Common Stock PHC, Inc. pursuant to the terms of the attached Warrant Agreement, and tenders herewith payment of the Exercise Price of such shares in full.

      2. Please issue a certificate or certificates representing the shares deliverable upon the exercise set forth in paragraph 1 in the name of the undersigned or, subject to compliance with the restrictions on transfer set forth in Article IV of the Warrant Agreement, in such other name or names as are specified below:


                                    _____________________________________
                                          (Name)

                                    _____________________________________

                                    _____________________________________

                                    _____________________________________

                                          (Address)

      3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares until and unless such shares are registered under the Securities Act of 1933.


                                    _____________________________________
                                    Signature

______________
Date

0584401-0000
DSI.344543.1